Exhibit 10.1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LOAN AND SECURITY AGREEMENT

Dated as of July 16, 2015

Among

RED FALCON TRUST,

as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

IMPERIAL FINANCE & TRADING, LLC

as Guarantor

BLUE HERON DESIGNATED ACTIVITY COMPANY,

As Portfolio Administrator

And

CLMG CORP.,

as Administrative Agent

i

SCHEDULES

SCHEDULE 2.1(a)	Lenders’ Commitments
SCHEDULE 2.8	Payment Direction
SCHEDULE 8.1(i)	Attempted Rescission Exercise Policies
SCHEDULE 8.1(m)	Proceedings
SCHEDULE 8.1(q)	Material Adverse Changes
SCHEDULE 8.1(s)	Account Information
SCHEDULE 8.1(u)	Unmatured Events of Default and Events of Default
SCHEDULE 8.1(w)	Retained Death Benefit Policies
SCHEDULE 8.3(i)	Guarantor Information Request
SCHEDULE 8.3(l)	Guarantor Material Adverse Changes
SCHEDULE 13.2	Notice Addresses
ELIGIBILITY CRITERIA CLAUSE (c) SCHEDULE	Eligibility Criteria Clause (c) Policy Exceptions
ELIGIBILITY CRITERIA CLAUSE (d) SCHEDULE	Eligibility Criteria Clause (d) Policy Exceptions
ELIGIBILITY CRITERIA CLAUSE (f) SCHEDULE	Eligibility Criteria Clause (f) Policy Exceptions
ELIGIBILITY CRITERIA CLAUSE (g) SCHEDULE	Eligibility Criteria Clause (g) Policy Exceptions
ELIGIBILITY CRITERIA CLAUSE (h) SCHEDULE	Eligibility Criteria Clause (h) Policy Exceptions
ELIGIBILITY CRITERIA CLAUSE (i) SCHEDULE	Eligibility Criteria Clause (i) Policy Exceptions

ELIGIBILITY CRITERIA CLAUSE (l) SCHEDULE	Eligibility Criteria Clause (l) Policy Exceptions
ELIGIBILITY CRITERIA CLAUSE (m) SCHEDULE	Eligibility Criteria Clause (m) HIPAA Authorization Exceptions

EXHIBITS

EXHIBIT A	Form of Borrowing Request
EXHIBIT B	Form of Lender Note
EXHIBIT C	Form of Assignment and Assumption Agreement
EXHIBIT D	Form of Calculation Date Report
EXHIBIT E	Form of Annual Budget
EXHIBIT F	Form of Borrowing Base Certificate

ANNEXES

ANNEX I	List of Defined Terms

THIS LOAN AND SECURITY AGREEMENT (this “Loan Agreement”) is made and entered into as of July 16, 2015, among RED FALCON TRUST, a Delaware statutory trust (the “Borrower”), IMPERIAL FINANCE & TRADING, LLC, a Florida limited liability company, as Guarantor (in such capacity, the “Guarantor”), BLUE HERON DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares and duly incorporated in Ireland, as Portfolio Administrator (in such capacity, the “Portfolio Administrator”), LNV Corporation, a Nevada corporation, as initial lender (the “Initial Lender”), the financial institutions party hereto as Lenders (together with the Initial Lender, the “Lenders”), and CLMG Corp., a Texas corporation, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Lenders agree to extend financing to the Borrower on the terms and conditions set forth herein.

WHEREAS, the Lenders are willing to provide such financing on the terms and conditions set forth in this Loan Agreement.

WHEREAS, in consideration for the Lenders providing such financing, the Borrower hereby agrees to pay, among other things, the Aggregate Contingent Interest to the Lenders on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Capitalized terms used and not otherwise defined in this Loan Agreement shall have the meanings given to them in the List of Defined Terms attached hereto as Annex I.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Loan Agreement have the meanings as so defined herein when used in the Lender Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Loan Agreement shall mean the plural thereof when the plural form of such term is used in this Loan Agreement, the Lender Notes or any other Transaction Document, and each term defined in the plural form in Section 1.1 or elsewhere in this Loan Agreement shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular

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provision of this Loan Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Loan Agreement unless otherwise specified.

Section 1.3 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC as in effect in the applicable jurisdiction, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4 Computation of Time Periods. Unless otherwise stated in this Loan Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

THE LENDERS’ COMMITMENTS, BORROWING PROCEDURES,

SECURITY INTEREST AND LENDER NOTES

Section 2.1 Lenders’ Commitments.

(a) On the terms and subject to the conditions set forth in this Loan Agreement, the Lenders shall make the Initial Advance and shall make Ongoing Maintenance Advances, and may make Additional Policy Advances, to the Borrower from time to time before the Commitment Termination Date in such amounts as may be from time to time requested by the Borrower pursuant to Section 2.2 and agreed to by the Lenders, for the purposes set forth in Section 2.8(a); provided, however that (i) except as set forth in Section 2.1(e) below, the aggregate principal amount of all Advances from time to time outstanding under this Loan Agreement (including any Protective Advances that the Borrower has knowledge or notice of) shall not exceed the Borrowing Base and (ii) no Lender shall be obligated to make any Advance to the Borrower to the extent that the aggregate outstanding amount of such Advances made by such Lender hereunder exceeds such Lender’s Commitment as set forth in Schedule 2.1(a), as the same is amended (or deemed amended) from time to time by Assignment and Assumption Agreements executed pursuant to Section 13.4 of this Loan Agreement, nor shall any Lender be obligated to make any Advance required to be made by any other Lender.

(b) On the Closing Date, so long as the Borrower has requested the same pursuant to a Borrowing Request delivered to the Administrative Agent as set forth below and subject to the conditions set forth in this Loan Agreement, the Lenders shall make the Initial Advance to the Borrower.

(c) After the making of the Initial Advance, so long as the Borrower has requested the same pursuant to a Borrowing Request delivered to the Administrative Agent as set forth below and subject to the conditions set forth in this Loan Agreement, the Lenders shall make Ongoing Maintenance Advances to the Borrower.

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(d) After the making of the Initial Advance, so long as the Borrower has requested the same pursuant to a Borrowing Request delivered to the Administrative Agent as set forth below and subject to the conditions set forth in this Loan Agreement, the Lenders may make Additional Policy Advances to the Borrower in amounts determined by the Lenders in their sole and absolute discretion.

(e) Without regard to the Borrowing Base and without any Borrowing Request, the Lenders shall be entitled to make Advances on behalf of the Borrower as the Lenders determine in their reasonable discretion are necessary in order to make premium payments and to pay other costs and expenses to ensure that one or more Pledged Policies selected by the Lenders in their sole and absolute discretion, other than Policies that are sold as contemplated by Section 2.7 of this Loan Agreement, remain in full force and effect, as determined by the Lenders in their sole and absolute discretion (such Advances, together with any Advances made from time to time by the Lenders hereunder to pay any costs and expenses in defending the Collateral against any lawsuits or in any other proceedings (including attorneys’ fees) and any Advances made from time to time by the Lenders hereunder during the occurrence and continuance of an Unmatured Event of Default or an Event of Default shall collectively be referred to herein as “Protective Advances”).

Section 2.2 Borrowing Procedures.

(a) The Borrower shall request Advances hereunder by giving notice to the Administrative Agent of the proposed borrowing. Such notice (herein called a “Borrowing Request”) shall be in the form of Exhibit A. The Borrowing Request for the Initial Advance is permitted to have been prepared and delivered by the Borrower up to five (5) Business Days before the date of execution of this Loan Agreement such that the related Proposed Initial Advance Notice and Initial Advance Acceptance may be executed concurrently with this Loan Agreement. The Borrowing Request for the Initial Advance shall (i) specify the date and aggregate amount of the proposed Initial Advance, (ii) identify the Subject Policies proposed to be pledged hereunder in connection with the Initial Advance and confirm that the related Collateral Packages (taking into account the exceptions noted on Schedules V, VI, VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, XX and XXI to the Account Control Agreement) have been uploaded to the FTP Site and (iii) attach a Borrowing Base Certificate, signed by an officer of the Borrower or the Portfolio Administrator.

(b) The Borrower may request an Ongoing Maintenance Advance hereunder by delivering a fully executed and completed Borrowing Request to the Administrative Agent. Each Borrowing Request for a proposed Ongoing Maintenance Advance shall (i) specify the date and aggregate amount of the proposed Ongoing Maintenance Advance and (ii) attach a Borrowing Base Certificate, signed by an officer of the Borrower or the Portfolio Administrator. The Borrowing Request for the initial Ongoing Maintenance Advance is permitted to have been prepared and delivered by the Borrower up to five (5) Business Days before the date of execution of this Loan Agreement such that the related Subsequent Advance Acceptance may be executed concurrently with this Loan Agreement. The Borrower shall not be entitled to submit Borrowing Requests for, and the Lenders shall not be required to make, Ongoing Maintenance Advances on or after July 16, 2020.

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(c) In the event the Borrower desires an Additional Policy Advance, the Borrower shall notify the Administrative Agent of such desire in writing, which written notice shall identify the Additional Policies proposed to be pledged in connection with the making of such Additional Policy Advance and be accompanied by full and complete Collateral Packages for such Additional Policies. The Borrower shall not deliver any Borrowing Request with respect to a proposed Additional Policy Advance unless and until (i) it has wired the related Expense Deposit to the Administrative Agent’s Account following confirmation of the amount thereof and (ii) it has received written notice from the Administrative Agent confirming that the Administrative Agent and the Lenders have completed their due diligence with respect to the Additional Policies proposed to be pledged hereunder in connection with the making of such Additional Policy Advance, and indicating which Additional Policies, if any, will be accepted as Collateral hereunder and the estimated amounts that the Lenders will be willing to fund under this Loan Agreement with respect to such Additional Policies. After the Borrower’s wiring of the related Expense Deposit to the Administrative Agent’s Account and the Borrower’s receipt of such written notice from the Administrative Agent, the Borrower may request an Additional Policy Advance hereunder with respect to such Additional Policies by delivering a fully executed and completed Borrowing Request to the Administrative Agent. Each Borrowing Request related to a proposed Additional Policy Advance shall (i) specify the date and aggregate amount of the proposed Additional Policy Advance, (ii) identify the Additional Policies proposed to be pledged hereunder in connection with such Additional Policy Advance and confirm that the related Collateral Packages have been uploaded to the FTP Site, and (iii) attach a Borrowing Base Certificate, signed by an officer of the Borrower or the Portfolio Administrator. The Administrative Agent agrees that the Expense Deposit shall be used solely by the Administrative Agent and the Lenders for reasonable third-party out-of-pocket expenses incurred in connection with the review and evaluation of the Additional Policies identified in such Borrowing Request, and that any unused portion of the Expense Deposit shall be returned to the Borrower. The Lenders shall be under no obligation to make any Additional Policy Advance. The Lenders may make Additional Policy Advances in their sole and absolute discretion and may require additional documentation (including opinions of counsel) and the satisfaction of conditions, including the payment of additional fees, all as determined by the Lenders in their sole and absolute discretion. The Borrower shall not be entitled to submit Borrowing Requests for Additional Policy Advances on or after July 16, 2020.

(d) The Borrower hereby expressly authorizes the Portfolio Administrator to execute any Borrowing Base Certificates that are to be delivered in connection with this Agreement. Each of the Borrower, the Portfolio Administrator and the Guarantor hereby agrees that neither the Administrative Agent nor any Lender shall incur any liability to anyone in acting upon any signature, written instrument or notice purportedly signed by an officer of the Borrower or the Portfolio Administrator.

Section 2.3 Funding.

(a) No later than five (5) Business Days following the Lenders’ receipt of the Borrowing Request for the Initial Advance, the Lenders shall, in their sole and absolute discretion and acting unanimously, determine whether to approve the Subject Policies, and the

Loan and Security Agreement

Administrative Agent shall notify the Borrower of the determination of the amount, if any, the Lenders will fund (a “Proposed Initial Advance”, and such notice of the Proposed Initial Advance, a “Proposed Initial Advance Notice”). Such determination shall be made in the Lenders’ sole and absolute discretion. If the Lenders are willing to make such Proposed Initial Advance and the Borrower determines to accept such Proposed Initial Advance, on or before the third (3rd) Business Day after the delivery of the Proposed Initial Advance Notice by the Administrative Agent, the Borrower shall notify the Administrative Agent that the Borrower accepted the Proposed Initial Advance (an “Initial Advance Acceptance”); for avoidance of doubt, if the Borrower does not deliver an Initial Advance Acceptance by 5:00 pm, New York time on the third (3rd) Business Day following the delivery of the Proposed Initial Advance Notice, then the Borrower shall be deemed to have rejected such Proposed Initial Advance. No later than the third (3rd) Business Day following the Lenders’ receipt of the Initial Advance Acceptance, and subject to the complete satisfaction of the conditions precedent set forth in Article VII with respect to the Initial Advance and the limitations set forth in Section 2.1, the Lenders shall distribute funds in the amount set forth in the Proposed Initial Advance Notice to the Payment Account to be disbursed by the Securities Intermediary in accordance with the terms of the Account Control Agreement.

(b) No later than five (5) Business Days following the Lenders’ receipt of a Borrowing Request for an Ongoing Maintenance Advance, the Administrative Agent shall notify the Borrower of the resulting total Ongoing Maintenance Advance to be funded by the Lenders on the related Subsequent Advance Date (such notice, the related “Subsequent Advance Acceptance”) subject to the immediately following sentence. Subject to the complete satisfaction of the conditions precedent set forth in Article VII with respect to such Ongoing Maintenance Advance and the limitations set forth in Section 2.1, the Lenders shall distribute funds in the amount set forth in such Subsequent Advance Acceptance to the Payment Account to be disbursed by the Securities Intermediary in accordance with the terms of the Account Control Agreement.

(c) Within thirty (30) days following the Lenders’ receipt of a Borrowing Request for an Additional Policy Advance, the Lenders shall, in their sole and absolute discretion and acting unanimously, determine whether to approve the Additional Policies, and the Administrative Agent shall notify the Borrower of the determination of the amount, if any, the Lenders will fund (a “Proposed Additional Policy Advance”, and such notice of the Proposed Additional Policy Advance, a “Proposed Additional Policy Advance Notice”); provided that such determination shall be in the Lenders’ sole and absolute discretion. If the Lenders are willing to make such Proposed Additional Policy Advance and the Borrower determines to accept such Proposed Additional Policy Advance, on or before the third (3rd) Business Day after the delivery of the Proposed Additional Policy Advance Notice by the Administrative Agent, the Borrower shall notify the Administrative Agent that the Borrower accepts the Proposed Additional Policy Advance (an “Additional Policy Advance Acceptance”) which notice shall specify the agreed Additional Policy Advance Amount; for avoidance of doubt, if the Borrower does not deliver an Additional Policy Advance Acceptance by 5:00 pm, New York time on the third (3rd) Business Day following the delivery of the Proposed Additional Policy Advance Notice, then the Borrower shall be deemed to have rejected such Proposed Additional Policy Advance. On the

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third (3rd) Business Day following the Lenders’ receipt of the Additional Policy Advance Acceptance, and subject to the complete satisfaction of the conditions precedent set forth in Article VII with respect to such Additional Policy Advance and the limitations set forth in Section 2.1, the Lenders shall distribute funds in the amount set forth in the Proposed Additional Policy Advance Notice to the Payment Account to be disbursed by the Securities Intermediary in accordance with the terms of the Account Control Agreement.

(d) The Borrower shall not deliver more than four (4) Borrowing Requests for Ongoing Maintenance Advances in any calendar month. In addition, the Borrower shall not deliver any Borrowing Request so long as with respect to two (2) Borrowing Requests previously delivered to the Administrative Agent, (i) with respect to a Borrowing Request relating to an Additional Policy Advance, the Administrative Agent has not yet delivered the related Proposed Additional Policy Advance Notice, the Borrower has not yet delivered the related Additional Policy Advance Acceptance, the Borrower has not yet rejected the related Proposed Additional Policy Advance or the Borrower has delivered the related Additional Policy Advance Acceptance and the related Subsequent Advance Date has not yet occurred, in each case, in accordance with Section 2.3(c), or (ii) with respect to a Borrowing Request relating to an Ongoing Maintenance Advance, the Borrower has delivered the related Subsequent Advance Acceptance and the related Subsequent Advance Date has not yet occurred.

Section 2.4 Representation and Warranty. Each Borrowing Request pursuant to Section 2.2 and each acceptance of an Advance by the Borrower shall automatically constitute a representation and warranty by the Borrower to the Administrative Agent and each Lender that on the date such Borrowing Request is delivered to the Administrative Agent and on the related Advance Date (a) the representations and warranties set forth in Article VIII will be true and correct in all respects as of such Borrowing Request date and as of such Advance Date as though made on such dates (which may be made by reference to updated schedules for Section 8.1(i), Section 8.1(j), Section 8.1(m), Section 8.1(q), Section 8.1(s), Section 8.1(u) and Section 8.1(w), although the updates to any such schedules shall not be deemed to cure any breach resulting from schedules delivered prior to such date nor shall the updates to any such schedules be deemed to constitute a waiver by the Administrative Agent or any Lender of the satisfaction of any of the conditions precedent set forth in Article VII for the making of an Advance, (b) except as otherwise agreed to in this Section, all of the conditions precedent to the making of an Advance contained in Article VII have been satisfied or will have been satisfied as of such Advance Date, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Advance, and (d) the aggregate principal balance of the outstanding Advances hereunder (taking into account the amount of the Advance requested by the Borrower pursuant to such Borrowing Request including any Protective Advances that the Borrower has knowledge or notice of) will not exceed the Borrowing Base.

Section 2.5 Lender Notes. With respect to each Lender, the Advances made by such Lender to the Borrower shall be evidenced by a single promissory grid note executed by the Borrower (as the same may be amended, modified, extended or replaced from time to time, a “Lender Note” and collectively, the “Lender Notes”) substantially in the form of Exhibit B hereto, with appropriate insertions to reflect Advances (or portions thereof) actually funded by

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such Lender, the related applicable interest rates thereof and related repayments and appropriate revisions to reflect assignments effected in accordance with Section 13.4 of this Loan Agreement, payable to the order of such Lender. For the avoidance of doubt, any Protective Advances made by a Lender shall not be required to be evidenced in its Lender Note and the Administrative Agent’s records shall constitute conclusive evidence that such Protective Advances have been made. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to its Lender Note (or on any continuation of such grid) or at such Lender’s option, in the records of such Lender, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rates and Interest Periods applicable to the Advances made by such Lender and related repayments and appropriate revisions to reflect assignments effected in accordance with Section 13.4 of this Loan Agreement. Such notations and records shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, however, that the failure to make any such notations or maintain any such records shall not limit or otherwise affect any Obligations of the Borrower. The Borrower hereby agrees to promptly execute and deliver a new Lender Note upon any assignment to a new Lender effected in accordance with Section 13.4 of this Loan Agreement, and each Lender making an assignment of all or any portion of its Lender Note will either (i) if such assignment is an assignment of its entire Lender Note, deliver its Lender Note to the Borrower for termination and cancellation effective upon Borrower’s execution and delivery of such new Lender Note to the assignee thereof or (ii) if such assignment is an assignment in part of such Lender Note, deliver its Lender Note to the Borrower for termination and cancellation effective upon Borrower’s execution and delivery of a new Lender Note to the assignee thereof and a new Lender Note to such Lender.

Section 2.6 Security Interest.

(a) To secure the timely repayment of the principal of, and interest on, the Advances, and all other Obligations of the Borrower to any Secured Party, including, without limitation, the Aggregate Contingent Interest, and the prompt performance when due of all covenants of the Borrower hereunder and under any other Transaction Document, whether now or hereinafter existing or arising, due or to become due, direct or indirect, the Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing, first priority security interest in, and assignment of, all of the Borrower’s rights, titles and interests in, to and under all of the following, whether now or hereafter owned, existing or arising: all assets of the Borrower, including but not limited to all right, title and interest of the Borrower in the Pledged Policies (unless and until such Policies are sold as provided by Section 2.7 of this Loan Agreement) and proceeds thereof; all accounts receivable, notes receivable, claims receivable and related proceeds including but not limited to, cash, loans, securities, accounts; contract rights; the contracts with and rights to and against the Trustees, the Custodian and/or the Securities Intermediary, as applicable; the Collection Account, the Payment Account, the Policy Account and any other account of the Borrower (excluding only the Borrower Account); reserve accounts; escrow agreements and related books and records; the rights under any purchase agreements relating to such Policies; all data, documents and instruments contained in the Collateral Packages; and such other assets, tangible or intangible, real or personal, as reasonably may be required by the Administrative Agent to fully secure any Advances

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contemplated herein. All of the rights and assets described in the previous sentence are herein referred to collectively as “Collateral”; provided, however, that this definition of “Collateral” does not limit any other collateral that may be pledged to secure the Advances under any other Transaction Document.

(b) The Borrower shall file such financing statements, and execute and deliver such agreements, certificates and documents, and take such other actions, as the Administrative Agent requests in order to perfect, evidence or protect the security interest granted pursuant to Section 2.6(a), including without limitation delivering a collateral assignment in respect of each Pledged Policy subject to this Loan Agreement, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee, filed with, and acknowledged to have been filed by, the applicable Issuing Insurance Company; provided, that the foregoing collateral assignment shall not apply to the portion of the face amount that is retained by a third party under any Retained Death Benefit Policy. On or prior to the initial Advance Date and each Advance Date related to an Additional Policy Advance, if any, the Borrower shall deliver or cause to be delivered completed but unsigned Change Forms for the Subject Policies to the Securities Intermediary. The Borrower shall cause the Securities Intermediary to execute all such Change Forms in blank to be held by the Securities Intermediary. If an Issuing Insurance Company updates its Change Forms, at the request of the Administrative Agent, the Borrower shall deliver or cause to be delivered completed but unsigned updated Change Forms for the related Pledged Policies within five (5) Business Days of such request. The Borrower shall cause the Securities Intermediary to execute such Change Forms in blank to be held by the Securities Intermediary. The Borrower grants to the Administrative Agent, as its irrevocable attorney-in-fact and otherwise, the right, in the Administrative Agent’s sole and absolute discretion following acceleration or maturity of the Obligations of the Borrower under this Loan Agreement, to complete or direct the Securities Intermediary to complete and send any and all Change Forms previously delivered to it by or on behalf of the Borrower or otherwise obtained by the Administrative Agent, to the applicable Issuing Insurance Companies. The Borrower hereby acknowledges that the foregoing grant has been coupled with an interest. The Borrower hereby authorizes the Administrative Agent to file such financing statements as the Administrative Agent determines are necessary or advisable to perfect such security interest without the signature of the Borrower, provided however, notwithstanding any other provision of any Transaction Document, the Administrative Agent shall have no duty or obligation to file such financing statements, continuation statements or amendments thereto; and provided, further, that if the Administrative Agent notifies the Borrower in writing that it intends to file any financing statements, continuation statements or amendments thereto but fails to do so, and does not in connection therewith timely instruct the Borrower to file such item or items, then the Borrower shall not be and shall not be deemed to be in breach of any representation or warranty concerning the perfection of related or affected security interests if such breach is a direct result of the Administrative Agent’s failure to file such item or items and such filing would have perfected such security interests. The Borrower hereby appoints the Administrative Agent as the Borrower’s irrevocable attorney-in-fact, with full power and authority to take any other action to sign or endorse the Borrower’s name on any Collateral, and to enforce or collect any of the Collateral following acceleration of the obligations of the Borrower under this Loan Agreement in relation to an uncured Event of Default. The Borrower hereby acknowledges that the foregoing appointments of the

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Administrative Agent as the Borrower’s irrevocable attorney-in-fact have been coupled with an interest. The Borrower hereby ratifies and approves all acts of such attorney undertaken or performed consistent with the foregoing and all Applicable Law, and agrees that the Administrative Agent will not be liable for any act or omission with respect thereto, except to the extent that such act or omission constitutes gross negligence, fraud or willful misconduct on the part of the Administrative Agent. Subject to the provisions of the UCC and the rights of any purchaser (including any Lender) of the Collateral in connection with the Lenders’ exercise of remedies, none of the foregoing provisions and undertakings constitute or shall be deemed to constitute waiver by the Borrower of its rights, title and interest in or to any such Collateral or the proceeds thereof that are in excess of its payment obligations hereunder and under the Lender Notes.

(c) Upon the receipt by the Lenders of the Net Proceeds after the sale of a Pledged Policy, in each case, pursuant to Section 2.7, the security interest of the Administrative Agent in such Pledged Policy for the benefit of the Secured Parties shall be released and the Administrative Agent agrees to file, promptly upon request, such releases or assignments, as applicable, with respect to such Pledged Policy, request the Securities Intermediary to deliver to the Borrower the Change Forms delivered to it in blank by the Borrower pursuant to Section 2.6(b) related to such Pledged Policy, and to take such other actions as the Borrower shall reasonably request in order to evidence any such release of such Pledged Policy. Upon the repayment of all of the Borrower’s Advances then outstanding and all other Obligations (including, without limitation, the Aggregate Contingent Interest) and termination of all Commitments and this Loan Agreement, the security interest of the Administrative Agent in the Collateral for the benefit of the Secured Parties shall be released and the Administrative Agent agrees to file, promptly upon request, such releases or assignments, as applicable, request the Securities Intermediary to deliver to the Borrower all Change Forms delivered to it in blank by the Borrower pursuant to Section 2.6(b), and to take such other actions as the Borrower shall reasonably request in order to evidence any such release.

Section 2.7 Sale of Collateral. Except as set forth in the second and third paragraphs of this Section 2.7, the Borrower may not sell any Collateral without the prior written consent of the Required Lenders (such consent shall not be unreasonably withheld or delayed); provided that such sale is made on arms-length terms, at fair market value (but not less than the Lender Valuation for such Collateral) for cash (in U.S. dollars) and is not made to an Affiliate of the Borrower (a “Permissible Sale”). The Borrower shall apply the Net Proceeds from a Permissible Sale to prepay outstanding Advances in accordance with Section 4.1(d). The Borrower shall provide written notice of any such sale to the Administrative Agent at least seven (7) Business Days prior to any such sale and shall certify to the Administrative Agent that such sale constitutes a Permissible Sale. The Borrower agrees that it would not be unreasonable for the Required Lenders to withhold their consent to any such sale if immediately prior to such sale there exists, or immediately after such sale there would exist, an Event of Default or an Unmatured Event of Default (unless the receipt and payment hereunder of the Net Proceeds from such sale would cure the Unmatured Event of Default as determined by the Required Lenders in their sole and absolute discretion).

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Notwithstanding the immediately preceding paragraph, without the prior written consent of the Required Lenders, the Borrower may sell one or more of the Pledged Policies to any Person, including, without limitation, an Affiliate of the Borrower, so long as the Net Proceeds from any such sale are equal to or greater than the outstanding principal balance of all Advances plus accrued but unpaid interest thereon, plus the Yield Maintenance Fee applicable thereto, plus all other Obligations owing by the Borrower, and the Commitments and this Loan Agreement will be terminated after the application of such Net Proceeds. The Borrower shall apply the Net Proceeds from any such sale in accordance with Section 4.1(d). The Borrower shall provide written notice of any such sale to the Administrative Agent at least seven (7) Business Days prior to any such sale.

Notwithstanding the first paragraph of this Section 2.7, the Borrower shall be permitted to transfer a Pledged Policy to the applicable Seller pursuant to Section 6.3 of the related Sale Agreement or Section 2 of the Guaranty.

Section 2.8 Permitted Purposes.

(a) The Borrower hereby agrees that it shall not use the proceeds of any Advance made hereunder except for the following purposes:

(i) with respect to the Initial Advance (a) to pay the purchase price to the Sellers for the Pledged Policies on the Closing Date pursuant to the Sale Agreements, which shall be immediately used by the Sellers to repay indebtedness outstanding under those certain senior secured notes issued pursuant to an indenture (the “Indenture”) with Imperial and certain of its subsidiaries and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”) dated November 10, 2014; (b) to pay working capital needs and expenses of the Borrower; (c) to pay any transaction costs related to such Advance and to pay closing fees payable to the Lenders and the Administrative Agent, including, without limitation, the Closing Fee; and (d) to make any other payments, as approved in writing by the Required Lenders in their sole and absolute discretion;

(ii) with respect to an Ongoing Maintenance Advance, (A) to pay Ongoing Maintenance Costs and/or (B) to make any other payments, as approved in writing by the Required Lenders in their sole and absolute discretion; and

(iii) with respect to an Additional Policy Advance, to make payments to purchase Additional Policies or otherwise, in each case, as approved in writing by the Required Lenders in their sole and absolute discretion.

(b) For the avoidance of doubt, all proceeds of Advances shall be deposited by the Lenders into the Payment Account, other than the Initial Advance and any Additional Policy Advances. All proceeds of the Initial Advance shall be deposited by the Lenders in accordance with Schedule 2.8. All proceeds of any Additional Policy Advances shall be deposited by the Lenders in accordance with a schedule to be agreed upon by the Borrower and the Lenders prior to the making of such Additional Policy Advances. The Borrower shall cause

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any amounts on deposit in the Payment Account to be distributed by the Securities Intermediary in accordance with the terms of the Account Control Agreement, which amounts shall be used for the purposes set forth in Section 2.8(a) and as specified in the related Borrowing Request.

Section 2.9 Closing Fee. With respect to the Initial Advance, the Borrower shall pay to the Administrative Agent the Closing Fee. The Closing Fee shall be fully earned and due and payable on the initial Advance Date and may be paid from the proceeds of the Initial Advance. With respect to Additional Policy Advances, if any, the Borrower shall pay such fees and at such times as the Lenders and the Borrower shall agree.

ARTICLE III

INTEREST; INTEREST PERIODS; FEES, ETC.

Section 3.1 Interest Rates. The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance for the period commencing on the date such Advance is made until such Advance is paid in full. Interest will accrue on each outstanding Advance during each Interest Period at a rate per annum equal to the sum of (i) the greater of (A) (1) LIBOR or, if LIBOR is unavailable, (2) the Base Rate and (B) one percent (1.0%) (the portion of interest related to clause (i), the “Rate Floor”) plus (ii) the Applicable Margin; provided however that in the event that an Event of Default has occurred and is continuing and unwaived in writing by the Required Lenders, then for each day during any Interest Period on which such Event of Default remains uncured and unwaived in writing by the Required Lenders, each Advance shall bear interest at the Default Rate.

After the second (2nd) Business Day following the date on which any other monetary Obligation of the Borrower arising under this Loan Agreement shall become due and payable, the Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing interest) interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate. No provision of this Loan Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law.

Section 3.2 Interest Payment Dates. Interest accrued on all outstanding Advances shall be due and payable, without duplication:

(a) on each Interest Payment Date;

(b) on the date of any prepayment, in whole or in part, of principal of outstanding Advances, either from funds available for distribution to the Borrower pursuant to clause “Tenth” of Section 5.2(b) and/or from funds available to the Borrower from any capital contribution or other source of funding obtained by the Borrower that is not expressly prohibited by this Loan Agreement;

(c) on Advances accelerated pursuant to Section 10.2, immediately upon such acceleration; and

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(d) on the Maturity Date.

Section 3.3 Computation of Interest and Fees. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.

Section 3.4 Contingent Interest. With respect to each Pledged Policy, the Borrower shall pay the related Contingent Interest to the Lenders pursuant to the terms of this Loan Agreement.

ARTICLE IV

PAYMENTS; PREPAYMENTS

Section 4.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of all Advances on the Maturity Date. Prior thereto, the Borrower:

(a) may voluntarily prepay all or any portion of the aggregate outstanding Advances, either in whole or in part, from funds available for distribution to the Borrower pursuant to clause “Tenth” of Section 5.2(b) and/or from funds available to the Borrower from any capital contribution or other source of funding obtained by the Borrower that is not expressly prohibited by this Loan Agreement; provided, however, that no such prepayment shall constitute the payment of Required Amortization;

(b) shall repay principal of outstanding Advances, in the amounts set forth in, and pursuant to, the Priority of Payments on each Distribution Date;

(c) shall, immediately upon any acceleration of the Maturity Date pursuant to Section 10.2, repay all such Advances within one (1) Business Day of the Administrative Agent’s delivery of notice of such acceleration to the Borrower;

(d) shall apply the Net Proceeds of any sales made pursuant to Section 2.7 to repay Advances (in the inverse order of maturity) by depositing such Net Proceeds into the Administrative Agent’s Account; provided, however, that no such payment shall constitute the payment of Required Amortization; provided, further, that such Net Proceeds shall first be applied towards the payment of any applicable Yield Maintenance Fee, then interest accrued on such Advances and then repayment of the Advances; and

(e) shall, if (i) the number of Pledged Policies is reduced to equal 20% or less of the number of Pledged Policies as of the date of the Initial Advance, or (ii) the cumulative face amount of the Pledged Policies is equal to 20% or less of the cumulative face amount of the Pledged Policies as of the date of the Initial Advance, within 90 days of the Borrower’s receipt of written direction from the Required Lenders, repay all the Advances and all other Obligations.

Section 4.2 Making of the Expense Deposit. Each Expense Deposit shall be deposited by the Borrower no later than 3:00 p.m. (New York City time), on the day when due in lawful

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money of the United States of America in same day funds to the account designated in writing by the Administrative Agent to the Borrower (the “Administrative Agent’s Account”). Funds received by any Person after 3:00 p.m. (New York City time), on the date when due will be deemed to have been received by such Person on the next following Business Day.

Section 4.3 Due Date Extension. If any payment of principal or interest with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue at the applicable interest rate and be payable for the period of such extension.

Section 4.4 Yield Maintenance Fee. If the Borrower prepays or becomes obligated to repay an Advance in accordance with Section 4.1(a), (c), (d) or (e) or Section 9.1(bb) or a Reduction Action occurs in respect of an Advance, the Borrower shall pay the Yield Maintenance Fee with respect to such prepayment, repayment or Reduction Action, as applicable, and such Yield Maintenance Fee shall be due and payable. For the avoidance of doubt, (i) with respect to any single prepayment or repayment of an Advance or occurrence of a Reduction Action in respect of an Advance, only one Yield Maintenance Fee shall be due and payable in connection therewith, (ii) the Yield Maintenance Fee shall also be payable with respect to any prepayments or distributions made by the Borrower pursuant to Section 5.2(c) and (iii) no Yield Maintenance Fee shall be payable with respect to any payments or distributions made by or on behalf of the Borrower pursuant to Section 5.2(b). Notwithstanding anything herein to the contrary, the Yield Maintenance Fee shall be payable notwithstanding acceleration of the Maturity Date pursuant to Section 10.2.

ARTICLE V

ACCOUNTS; DISTRIBUTION OF COLLECTIONS

Section 5.1 Accounts.

(a) Collection Account. The Borrower has established and shall maintain, in the name of the Borrower, an Eligible Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent, on behalf of the Secured Parties (the “Collection Account”), that at all times shall be subject to the Account Control Agreement.

(b) Payment Account. The Borrower has established and shall maintain, in the name of the Borrower, an Eligible Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent, on behalf of the Secured Parties (the “Payment Account”), that at all times shall be subject to the Account Control Agreement. All proceeds of Advances shall be deposited by the Lenders into the Payment Account other than the Initial Advance and any Additional Policy Advances. The Borrower shall cause any amounts on deposit in the Payment Account to be distributed by the Securities Intermediary in accordance with the terms of the Account Control Agreement, which amounts were used and shall be used for the purposes set forth in Section 2.8(a) and as specified in the related Borrowing Request.

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(c) Borrower Account. On or prior to the date hereof, the Borrower shall establish and maintain a segregated Eligible Account with an Eligible Institution in the name of the Borrower (the “Borrower Account”). The Borrower shall be entitled to withdraw amounts on deposit in its Borrower Account for any purpose, including, without limitation, the payment of Premiums or Expenses.

(d) [RESERVED]

(e) Administrative Agent Action. The Administrative Agent may, at any time after an Event of Default has occurred and is continuing, give written notice to the Securities Intermediary and to the Borrower of the occurrence of such Event of Default and specifying whether the Administrative Agent is exercising its rights and remedies in relation thereto in accordance with this Loan Agreement and the Account Control Agreement, and will do any or all of the following: (i) exercise exclusive dominion and control over the funds deposited in the Accounts, (ii) have amounts that are sent to the Accounts redirected pursuant to its instructions, and (iii) take any or all other actions the Administrative Agent is permitted to take under this Loan Agreement and the Account Control Agreement for the benefit of the Secured Parties. If at any time, any Account shall cease to be an Eligible Account, the Borrower shall as promptly as reasonably practicable (but in no event more than twenty (20) Business Days) establish a replacement Eligible Account.

(f) Collections Held In Trust. If at any time the Borrower, the Portfolio Administrator, the Servicer (if an Affiliated Entity), a Seller, the Guarantor, the Parent, the Securities Intermediary, or any of their respective Affiliates or any Affiliate of Imperial, as the case may be, shall receive any Collections or other proceeds of any Collateral other than through payment into the Collection Account, the Borrower, the Portfolio Administrator, the Guarantor, such Seller, the Servicer (if an Affiliated Entity) or the Parent, as applicable, shall promptly (but in any event within two (2) Business Days of receipt thereof) remit or cause to be remitted all such Collections or other proceeds to the Collection Account. If the Servicer is not an Affiliated Entity, the Borrower will instruct and shall exercise all remedies available to it under the Servicing Agreement to cause the Servicer to remit to the Collection Account all Collections or other proceeds of any Collateral received by the Servicer within two (2) Business Days of Servicer’s receipt thereof, and failure of the Servicer timely to make any such remittance shall be deemed to be a breach by the Borrower of its duties under this Section 5.1(f) and Section 9.1(ee). All Collections received by the Borrower, the Portfolio Administrator, a Seller, the Guarantor or the Parent shall be held by such Person in trust for the exclusive benefit of the Administrative Agent (on behalf of the Secured Parties). The outstanding principal amount of the Advances shall not be deemed repaid by any amount of the Collections held in trust by any Person, unless such amount is finally paid to the Administrative Agent in accordance with Section 5.2.

Section 5.2 Application of Available Amounts.

(a) If no Unmatured Event of Default or Event of Default has occurred and is continuing or is waived in writing by the Required Lenders, the Administrative Agent and the Borrower acting jointly, and otherwise, the Administrative Agent acting alone, shall instruct the Securities Intermediary to distribute Collections deposited in the Collection Account, and all

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other amounts deposited in the Collection Account, in accordance with this Section 5.2. On or prior to each Calculation Date, the Borrower shall prepare and deliver or cause to be prepared and delivered to the Administrative Agent a monthly calculation report substantially in the form attached hereto as Exhibit D (the “Calculation Date Report”) with respect to the related Distribution Date, and the Borrower shall simultaneously deliver or cause to be delivered to the Securities Intermediary the payment instructions necessary to make the payments indicated in such Calculation Date Report (the “Payment Instructions”). In delivering the instructions required under Section 5.2(b) and Section 5.2(c), the Administrative Agent shall have the right to rely absolutely upon the information in the Calculation Date Reports, unless the Administrative Agent or the Required Lenders provide alternative information to the Borrower by notice in writing (such notice an “Alternative Information Notice”) not more than five (5) Business Days after receipt of the related Calculation Date Report by the Administrative Agent, in which case, provided that the Borrower shall not have objected to such Alternative Information Notice in writing within one (1) Business Day of its receipt thereof, the Administrative Agent shall have the absolute right to act in accordance with such Alternative Information Notice. In the event that the Borrower shall have objected to such Alternative Information Notice, then the Borrower and the Administrative Agent shall negotiate in good faith to resolve such objection within five (5) days following the date on which the Borrower objects, the amount subject to such objection shall be retained in the Collection Account during the pendency of such negotiations and the amount not subject to such objection shall be distributed pursuant to such Alternative Information Notice. The amount subject to such objection shall be distributed in accordance with Section 5.2(b) or Section 5.2(c), as applicable, (i) if such objection is resolved, on the Business Day following the date on which such objection is resolved, in which case such amounts shall be distributed in accordance with such resolution or (ii) if such objection is not resolved, on the first Business Day following the day that is five (5) days following the date on which the Borrower objects to such Alternative Information Notice, in which case such amounts shall be distributed in accordance with the relevant Alternative Information Notice. Notwithstanding the foregoing, if the Borrower fails to deliver the related Calculation Date Report or the related Payment Instructions on or prior to the related Calculation Date, then the Administrative Agent acting alone, based on information in the Administrative Agent’s possession, shall be entitled to prepare such Calculation Date Report and Payment Instructions and thereby instruct the Securities Intermediary to distribute Collections deposited in the Collection Account, and all other amounts deposited in the Collection Account, to be distributed in accordance with this Section 5.2, and the Administrative Agent shall have no liability whatsoever in respect of such instructions (the procedures set forth in this sentence if the Borrower fails to deliver the related Calculation Date Report or the related Payment Instructions on or prior to the related Calculation Date, the “Borrower Failure Procedures”).

(b) If no Unmatured Event of Default or Event of Default has occurred and is continuing or is waived in writing by the Required Lenders, on each Distribution Date, the Administrative Agent and the Borrower shall jointly instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, in accordance with the Payment Instructions related to the Calculation Date Report for such Distribution Date, subject to the delivery of an Alternative Information Notice, and the procedures set forth in Section 5.2(a) for the resolution of any objections of the Borrower in respect of such Alternative

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Information Notice, or if the Borrower has failed to deliver the related Calculation Date Report or the related Payment Instructions on or prior to the related Calculation Date, the Administrative Agent acting alone shall instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, in accordance with the Borrower Failure Procedures, and in either case, the following amounts in the following order of priority unless otherwise agreed in writing by the parties hereto (and, with respect to any payment to the Securities Intermediary, the Custodian or the Trustee, as consented to by such Person in writing):

First,	to the Administrative Agent, for the account of the Lenders, the product of (i) the Contingent Interest Percentage and (ii) the Available Amount; provided, that any such amount received by the Lenders under this clause “First” shall not reduce the outstanding principal balance of the Advances or any accrued interest thereon;

Second,	to the extent not paid from the proceeds of one or more Advances, to the Trustee, the Independent Trustee, the Custodian, the Servicer (so long as the Servicer is not Imperial or an Affiliate of Imperial or the Borrower) and the Securities Intermediary, as applicable, the fees, and expenses due and payable thereto in accordance with the Account Control Agreement, Fee Letter, the CSC Agreement, the Servicing Agreement and the Trust Agreement, as applicable, including, but not limited to, any Claims of any Indemnified Bank Person due and payable in accordance with the Account Control Agreement and any Trustee Claims of any Indemnified Trustee Person due and payable in accordance with the Trust Agreement; provided that (i) the aggregate amount of Claims and Trustee Claims payable under this clause “Second” shall not exceed $3,333.33 on any Distribution Date and (ii) the aggregate amount of Claims and Trustee Claims payable under this clause “Second” and under clause “Second” of Section 5.2(c) shall not, in aggregate, exceed $250,000 during the term of this Loan Agreement;

Third,	(a) to the extent not paid from the proceeds of one or more Advances, to the Borrower, an amount equal to the Ongoing Maintenance Costs Reimbursable Amount payable to the Borrower and not previously paid to the Borrower, if any and (b) if the Distribution Date is on or after the Scheduled Commitment Termination Date, the following amounts in the following order of priority:

(i) to the applicable Issuing Insurance Company, the payment of scheduled Premiums which are due and payable prior to the following Distribution Date as set forth in the related Premium Payment Schedule;

(ii) to the Portfolio Administrator, the Portfolio Administrator Fee;

(iii) to the Administrative Agent, the Loan Administration Fee; and

(iv) to the Borrower by deposit to the Borrower Account, the amounts described in clause (iii) of the definition of Expenses which are then due and payable.

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Fourth,	to the Administrative Agent for the account of the Lenders, the then outstanding principal balance of all Protective Advances;

Fifth,	if the Distribution Date is prior to the Scheduled Commitment Termination Date to the extent not paid from one or more Advances, to the Administrative Agent, the Loan Administration Fee;

Sixth,	to the Administrative Agent for the account of the Lenders, an amount equal to any accrued and unpaid interest on all Advances through such date;

Seventh,	(a) if no Lender Default is continuing or if the Distribution Date is prior to the Scheduled Termination Date, to the Administrative Agent for the account of the Lenders, the Required Amortization or (b) if a Lender Default has occurred and is continuing and the Distribution Date is prior to the Scheduled Termination Date, in the following amounts in the following order of priority:

(i) to the applicable Issuing Insurance Company, the payment of scheduled Premiums which are due and payable prior to the following Distribution Date as set forth in the related Premium Payment Schedule;

(ii) to the Portfolio Administrator, the Portfolio Administrator Fee;

(iii) to the Borrower by deposit to the Borrower Account, the amounts described in clause (iii) of the definition of Expenses which are then due and payable; and

(iv) to the Administrative Agent for the account of the Lenders, the Required Amortization;

Eighth,	if, on the related Calculation Date, (i) the Collateral consists of more than seventy-five (75) Pledged Policies insuring the lives of more than seventy-five (75) distinct Insureds, and (A) the LTV is equal to or greater than fifty percent (50.0%), all remaining Available Amounts to the Administrative Agent, for the account of the Lenders, on a pro rata basis, to repay the outstanding principal amount of all Advances, (B) the LTV is less than fifty percent (50.0%) but greater than or equal to twenty-five percent (25.0%), sixty-five percent (65.0%) of the remaining Available Amounts to the Administrative Agent, for the account of the Lenders, on a pro rata basis to repay the outstanding principal amount of all Advances, or (C) the LTV is less than twenty-five percent (25.0%), thirty-five percent (35.0%) of the remaining Available Amounts to the Administrative Agent, for the account of the Lenders on a pro rata basis to repay the outstanding principal amount of all Advances, or (ii) the Collateral consists of seventy-five (75) or fewer Pledged Policies insuring the lives of seventy-five (75) or fewer distinct Insureds, one hundred percent (100.0%) of the remaining Available Amounts to the Administrative Agent, for the account of the Lenders, on a pro rata basis to repay the outstanding principal amount of all Advances;

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Ninth,	to the Trustee, Servicer (so long as the Servicer is not Imperial or an Affiliate of Imperial or the Borrower), Independent Trustee, the Custodian and the Securities Intermediary, as applicable, any fees and expenses due and payable thereto that remain unpaid (including such fees and expenses not paid pursuant to clause “Second” of this Section 5.2(b)); and

Tenth,	to the Borrower, any remaining Available Amount by deposit to the Borrower Account.

(c) If an Unmatured Event of Default or Event of Default has occurred and is continuing and is not waived in writing by the Required Lenders, on each Distribution Date, the Administrative Agent shall instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account in accordance with the Payment Instructions related to the Calculation Date Report for such Distribution Date, subject to the delivery of an Alternative Information Notice, and the procedures set forth in Section 5.2(a) for the resolution of any objections of the Borrower in respect of such Alternative Information Notice, or if the Borrower has failed to deliver the related Calculation Date Report or the related Payment Instructions on or prior to the related Calculation Date, the Administrative Agent acting alone shall instruct the Securities Intermediary to distribute from the Available Amount then on deposit in the Collection Account, in accordance with the Borrower Failure Procedures, and in either case, the following amounts in the following order of priority unless otherwise agreed in writing by the parties hereto (and, with respect to any payments to the Securities Intermediary, the Custodian or the Trustee, as consented to by such Person in writing):

First,	to the Administrative Agent, for the account of the Lenders, the product of (i) the Contingent Interest Percentage and (ii) the Available Amount; provided, that any such amount received by the Lenders under this clause “First” shall not reduce the outstanding principal balance of the Advances or any accrued interest thereon;

Second,	to the extent not paid from the proceeds of one or more Advances, to the Trustee, the Servicer (so long as the Servicer is not Imperial or an Affiliate of Imperial or the Borrower), the Independent Trustee, the Custodian and the Securities Intermediary, as applicable, the fees, and expenses due and payable thereto in accordance with the Account Control Agreement, the Servicing Agreement, the Fee Letter, the CSC Agreement or the Trust Agreement, as applicable, including, but not limited to, any Claims of any Indemnified Bank Person due and payable in accordance with the Account Control Agreement and any Trustee Claims of any Indemnified Trustee Person due and payable in accordance with the Trust Agreement; provided that (i) the aggregate amount of Claims and Trustee Claims payable under this clause “Second” shall not exceed $3,333.33 on any Distribution Date and (ii) the aggregate amount of Claims and Trustee Claims payable under this clause “Second” and under clause “Second” of Section 5.2(b) shall not, in aggregate, exceed $250,000 during the term of this Loan Agreement;

Third,	to the Administrative Agent for the account of the Lenders, the then outstanding principal balance of all Protective Advances;

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Fourth,	to the applicable Issuing Insurance Company, the payment of scheduled Premiums which are due and payable prior to the following Distribution Date as set forth in the related Premium Payment Schedule;

Fifth,	to the Administrative Agent, the Loan Administration Fee;

Sixth,	to the Administrative Agent for the account of the Lenders, an amount equal to any accrued and unpaid interest on all Advances through such date;

Seventh,	to the Portfolio Administrator, the Portfolio Administrator Fee;

Eighth,	to the Administrative Agent for the account of the Lenders, an amount equal to all outstanding Advances and any other amounts with respect to the Advances or Lender Notes and all other Obligations (including, without limitation, the Yield Maintenance Fee);

Ninth,	to the Trustee, the Servicer (so long as the Servicer is not Imperial or an Affiliate of Imperial or the Borrower), the Independent Trustee, the Custodian and the Securities Intermediary, as applicable, any fees and expenses due and payable thereto that remain unpaid (including such fees and expenses not paid pursuant to clause “Second” of this Section 5.2(c)); and

Tenth,	to the Borrower, any remaining Available Amount by deposit to the Borrower Account.

Section 5.3 Permitted Investments.

(a) Funds at any time held in the Collection Account may be invested and reinvested at the direction of the Borrower (unless an Event of Default shall have occurred and be continuing, in which case at the written direction of the Administrative Agent) in one or more Permitted Investments in a manner provided in Section 5.3(c). In the absence of any such direction, funds held in the Collection Account shall be invested in Permitted Investments described in clause (a) of the definition thereof.

(b) Each investment made pursuant to this Section 5.3 on any date with respect to the Collection Account shall mature or be available not later than the Business Day preceding the Distribution Date after the day on which such investment is made, except that any investment made on the day preceding a Distribution Date shall mature on such Distribution Date.

(c) Any investment of funds in the Collection Account shall be made in Permitted Investments in which the Administrative Agent has a first priority, perfected Lien.

(d) The Administrative Agent shall not be liable in any manner by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein.

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Section 5.4 Lender Valuation. With respect to each Distribution Date, the Administrative Agent shall, within three (3) Business Days prior to the related Calculation Date, provide the Borrower with the Lender Valuation of the Pledged Policies as of such Calculation Date.

ARTICLE VI

INCREASED COSTS, ETC.

Section 6.1 Increased Costs. If any change in Regulation D of the Board of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the Closing Date:

(A) shall subject any Affected Party to any Tax, duty or other charge with respect to any Advance made or funded by it, or shall change the basis of the imposition of any Tax on payments to such Affected Party of the principal of or interest on any Advance owed to or funded by it or any other amounts due under this Loan Agreement in respect of any Advance made or funded by it (except for changes in the rate of Tax on the overall net income of such Affected Party imposed by any applicable jurisdiction in which such Affected Party has an office); or

(B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party;

(C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

(D) shall impose on any Affected Party any other condition affecting any Advance made or funded by any Affected Party;

and the result of any of the foregoing is or would be to (i) increase the cost to or impose a cost on an Affected Party funding or making or maintaining any Advance (including any commitment of such Affected Party with respect to any of the foregoing), (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Loan Agreement or the Lender Notes, or (iii) in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then after demand by such Affected Party to the Borrower (which demand shall be accompanied by a written statement setting forth the basis of such demand), the Borrower shall pay such Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

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Section 6.2 Funding Losses. The Borrower hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Affected Party against any net loss or actual expense which such Affected Party actually sustains or incurs (including, without limitation, any net loss or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Advance made by any Lender to the Borrower), as reasonably determined by such Affected Party, as a result of (a) any payment or prepayment (including any mandatory prepayment) of any Advance on a date other than a Distribution Date, or (b) any failure of the Borrower to borrow any Advance on the date specified therefor in an Initial Advance Acceptance or an Additional Policy Advance Acceptance or with respect to an Ongoing Maintenance Advance, within five (5) Business Days after the Administrative Agent’s receipt of the related Borrowing Request. Such written statement shall, in the absence of manifest error, be rebuttable presumptive evidence of the subject matter thereof.

Section 6.3 Withholding Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent or applicable Lender timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 6.3, the Borrower shall deliver to the Administrative Agent and relevant Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and such Lender.

(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Loan Agreement or the relevant Lender Note shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 6.3(e)(ii)(A), Section 6.3(e)(ii)(B) and Section 6.3(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower, the Securities Intermediary and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Securities Intermediary or the Administrative Agent), executed originals (or copies if permitted by the Code and by the regulations promulgated by the Internal Revenue Service) of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Securities Intermediary and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Securities Intermediary or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party with respect to payments of interest under any Loan Document: executed originals (or copies if permitted by the Code and by the regulations promulgated by the Internal Revenue Service) of IRS Form

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W-8BEN (which for purposes of this Section 6.3 includes any successor forms such as IRS Form W-8BEN-E) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty; and in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party with respect to payments of any other applicable payments under any Loan Document: IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals (or copies if permitted by the Code and by the regulations promulgated by the Internal Revenue Service) of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals (or copies if permitted by the Code and by the regulations promulgated by the Internal Revenue Service) of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals (or copies if permitted by the Code and by the regulations promulgated by the Internal Revenue Service) of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Securities Intermediary and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Securities Intermediary or the Administrative Agent), executed originals (or copies if permitted by the Code and by the regulations promulgated by the Internal Revenue Service) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower, the Securities Intermediary or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D) if a payment made to a Lender under this Loan Agreement or a Lender Note issued hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Securities Intermediary and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Securities Intermediary or the Administrative Agent such documentation prescribed by Applicable Law (including, to the extent applicable, Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Securities Intermediary or the Administrative Agent as may be necessary for the Borrower, the Securities Intermediary and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Loan Agreement.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 6.3 (including by the payment of additional amounts pursuant to this Section 6.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Survival. Each party’s obligations under this Section 6.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the commitments of the Lenders hereunder and the repayment, satisfaction or discharge of all obligations under this Loan Agreement.

Section 6.4 Designation of a Different Lending Office. If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Governmental Authority for the account of any Lender pursuant to Section 6.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 6.3, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE VII

CONDITIONS TO BORROWING

The making of the Advances hereunder is subject to the following conditions precedent:

Section 7.1 Conditions Precedent to the Closing and the Initial Advance. The Administrative Agent and the Lenders shall have no obligation to consummate the transactions contemplated by this Agreement and make the Initial Advance unless:

(a) Representations and Covenants. On and as of the date of the Initial Advance: (i) the representations of each of the Borrower, the Sellers, the Parent, the Guarantor, the Trustees, the Servicer, the Portfolio Administrator, the Custodian, the Securities Intermediary, [*] and [*] set forth in the Transaction Documents shall be true and correct in all material respects with the same effect as if made on such date, and (ii) each of the Borrower, the Sellers, the Parent, the Guarantor, the Trustees, the Servicer, the Portfolio Administrator, the Custodian, the Securities Intermediary, [*] and [*] shall be in compliance with the covenants set forth in the Transaction Documents to which it is a party.

(b) Closing Documents. The Administrative Agent shall have received all of the following, each duly executed and dated as of the Closing Date, in form and substance satisfactory to the Required Lenders:

(i) Transaction Documents. Duly executed and delivered counterparts of this Loan Agreement and each other Transaction Document, which agreements shall be in full force and effect.

(ii) Resolutions; Organizational Documentation. Certified copies of resolutions for the Borrower, each Seller, the Parent, the Guarantor, the Portfolio Administrator and the Servicer authorizing or ratifying the execution, delivery and performance of each Transaction Document to which it is, or will be, a party, together with certified copies of the Borrower Organizational Documents and in the case of each Seller, the Parent, the Guarantor, the Portfolio Administrator, and the Servicer, a certified copy of their respective articles or certificate of incorporation or formation and by-laws, trust agreement, limited liability company agreements or constitution, as applicable, of the Borrower, each Seller, the Parent, the Guarantor, the Portfolio Administrator, and the Servicer.

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(iii) Consents, etc. Certified copies of all documents evidencing any necessary consents and governmental approvals required by the Borrower, each Seller, the Parent, the Guarantor, the Portfolio Administrator, and the Servicer with respect to each Transaction Document to which it is a party (including, without limitation, any and all approvals required for the Borrower to own the Collateral and for the Borrower or the Servicer to service the Collateral).

(iv) Incumbency and Signatures. A certificate of each of the Borrower, each Seller, the Parent, the Guarantor, the Portfolio Administrator and the Servicer, certifying the names of its members, managers, directors or officers authorized to sign each Transaction Document to which it is, or will be, a party.

(v) Good Standing Certificates. Good standing certificates or equivalent certificates for each of the Borrower, each Seller, the Parent, the Guarantor, the Portfolio Administrator and the Servicer issued as of a recent date acceptable to the Administrative Agent by: (i) the Secretary of State (or similar governmental authority) of the jurisdiction of such Person’s formation, and (ii) the Secretary of State (or similar governmental authority) of the jurisdiction where such Person’s chief executive office and principal place of business are located.

(vi) Financing Statements. Copies of UCC-1 financing statements, and a Form C1 containing the required and agreed language to be submitted to the Companies Registration Office via the electronic filing system in connection with the creation of the Irish security interest, each in form and substance satisfactory to Administrative Agent, to be filed on or before the Closing Date, naming each of the Borrower, the Parent and each Seller as debtor, and, as appropriate, the Administrative Agent, for the benefit of the Secured Parties, as secured party.

(vii) Lien Search Report. Results of completed UCC, tax and judgment lien searches and court searches or their equivalent for the jurisdictions of formation and chief executive office of the Borrower, the Parent and each Seller dated within two (2) weeks before the Closing Date that named the Borrower, the Parent and each Seller as debtor (none of which show any of the Collateral or the Pledged Interests subject to any Liens other than those created pursuant to the Transaction Documents).

(viii) Payment of Fees. Evidence (which may be in the form of one or more wire instructions and/or confirmations) that all Fees payable under this Loan Agreement or under any other Transaction Document and all costs and expenses then due and payable have been paid or will be paid out of the proceeds of the Initial Advance.

(ix) Opinions of Counsel. Opinions of counsel to the Borrower, the Sellers, the Parent, the Servicer, the Guarantor, the Portfolio Administrator, the Custodian, the Securities Intermediary and the Trustee, in form and substance satisfactory to the Administrative Agent.

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(x) Accounts. Evidence that the Accounts, the Policy Account and the Borrower Account have been established in accordance with the Transaction Documents.

(xi) Collateral Packages. Copies of the complete Collateral Packages for the Subject Policies satisfactory to the Administrative Agent as of the Closing Date, including evidence that all Premiums required to be funded prior to the Closing Date in order to keep the Subject Policies in force and not in grace or lapse status through at least July 31, 2015 have been paid.

(xii) Consent and Estoppel Agreements. Executed consent and estoppel agreements in form and substance satisfactory to the Administrative Agent from certain contractual counterparties previously designated in writing by the Administrative Agent (including, without limitation, the Servicer, the Custodian and the Securities Intermediary).

(xiii) Insurance Consultant. Reports produced by the Insurance Consultant, in form and substance satisfactory to the Administrative Agent.

(xiv) Annual Budget. An Annual Budget with respect to the Subject Policies as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent and the Insurance Consultant.

(xv) Solvency Certificate. A certificate of solvency executed by an officer or director of the Parent certifying that the Borrower is Solvent.

(xvi) Material Contracts. Certified copies of all material contracts and other agreements of the Borrower and certified copies of all material contracts relating to the Collateral.

(xvii) Discharge of the Indenture. An executed letter from the Indenture Trustee confirming that the Indenture has ceased to be of further effect and the liens created thereunder have been discharged.

(xviii) Others. Such other documents as the Administrative Agent may reasonably request prior to the Closing Date.

(c) Borrowing Base. The Initial Advance shall not exceed the Borrowing Base as of the date of the Initial Advance.

(d) Transaction Documents. Each of the Transaction Documents shall be in form and substance satisfactory to the Required Lenders in their sole and absolute discretion, and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained and were in full force and effect.

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(e) Eligible Policies. Each of the Subject Policies as of the Closing Date shall be an Eligible Policy, as determined by the Required Lenders in their sole and absolute discretion, it being understood that such determination shall not operate as a waiver by the Administrative Agent or any Lender of any right or remedy hereunder or under any other Transaction Document if it is subsequently discovered that any such Subject Policy was not an Eligible Policy as of the Closing Date.

(f) Delivery of Policies to Custodian. Except as set forth on Schedule XIX to the Account Control Agreement, all Subject Policies, and all documents comprising the related Custodial Packages (including all original policies or duplicate original policies certified by the Issuing Insurance Company and all originals of any other documents to the extent in the possession or control of the Borrower or its Affiliates), have been delivered to and are held by the Custodian, and the Custodian has verified to the Administrative Agent in writing its receipt of all documents required to be contained in the related Custodial Packages by delivering the required certification pursuant to the terms of the Account Control Agreement.

(g) Security Interest. The Required Lenders shall be satisfied that the Liens and security interests created under and granted by the Transaction Documents are first priority perfected security interests and would not be subject to any other senior or pari passu Liens, security interests or any other Adverse Claims on or after the Closing Date as determined in the Required Lenders’ sole and absolute discretion.

(h) No Material Change in Laws. Since January 1, 2015, no material adverse change in any Applicable Law or any tax treatment of life insurance death benefits or proceeds has occurred or reasonably could be expected to occur.

(i) Collateral Assignment. The Securities Intermediary or the Insurance Consultant shall have delivered to the related Issuing Insurance Companies a fully completed and executed collateral assignment in respect of each Subject Policy on the Closing Date, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee and the Administrative Agent shall have received verbal confirmation from each of the related Issuing Insurance Companies that all such collateral assignments have been received by such Issuing Insurance Companies.

(j) Acknowledgements. The Securities Intermediary shall have delivered written confirmation to the Administrative Agent that it has received an Acknowledgement for each Subject Policy and has credited each Subject Policy to the Policy Account and the Securities Intermediary shall have delivered copies of each such Acknowledgement to the Administrative Agent.

(k) Satisfactory Tax Review. The Required Lenders shall be satisfied with their review of all tax matters relating to the Borrower and the Parent.

(l) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default which has not been waived in writing by the Required Lenders shall have occurred and be continuing or will result from the making of the Initial Advance.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(m) Borrowing Request; etc. The Administrative Agent shall have received a Borrowing Request (including (i) a confirmation that the Collateral Packages for the Subject Policies (taking into account the exceptions noted on Schedules V, VI, VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, XX and XXI to the Account Control Agreement) have been uploaded to the FTP Site, and (ii) the Borrowing Base Certificate) for the Initial Advance (which may be an electronic or facsimile transmission).

(n) Insurance Consultant. The Borrower shall have executed and delivered or caused all necessary third parties to execute and deliver, all documentation and authorizations necessary for the Insurance Consultant to communicate and receive verifications of coverage and obtain other information from the Issuing Insurance Companies related to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion.

(o) Third Party Releases. The Borrower shall have executed and delivered or caused all necessary third parties to execute and deliver releases of Adverse Claims with respect to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion and specified to the Borrower in writing prior to the Closing Date.

(p) LTV. After giving effect to the Initial Advance, the LTV shall not exceed sixty percent (60.0%), as determined by the Administrative Agent in its sole and absolute discretion.

(q) Change Forms. The Securities Intermediary shall confirm to the Administrative Agent in writing that it is holding completed Change Forms with respect to the Subject Policies executed by the Securities Intermediary in blank and the Administrative Agent shall have received copies of such Change Forms.

(r) Lender Notes. Each Lender shall have received an executed original of its Lender Note.

Section 7.2 Conditions Precedent to each Ongoing Maintenance Advance. The making of each Ongoing Maintenance Advance is subject to the following further conditions precedent:

(a) Representations and Covenants. On and as of the date of such Ongoing Maintenance Advance: (i) the representations of each of the Borrower, each Seller, the Parent, the Guarantor, the Portfolio Administrator, the Servicer, the Securities Intermediary, each of the Trustees, the Custodian, [*] and [*] set forth in the Transaction Documents shall be true and correct in all material respects with the same effect as if made on such date, and (ii) each of the Borrower, each Seller, the Parent, the Guarantor, the Portfolio Administrator, the Servicer, the Securities Intermediary, each of the Trustees, the Custodian, [*] and [*] shall be in compliance with the covenants set forth in the Transaction Documents to which it is a party.

(b) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default which has not been waived in writing by the Required Lenders shall have occurred and be continuing or will result from the making of such Ongoing Maintenance Advance under any of the Transaction Documents.

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(c) Borrowing Request; etc. The Administrative Agent shall have received a Borrowing Request (including the Borrowing Base Certificate) for such Ongoing Maintenance Advance.

(d) Commitment Termination Date. The Commitment Termination Date shall not have occurred.

(e) Material Adverse Effect. No event has occurred during the shorter of (i) the three (3) year period preceding the date of such Ongoing Maintenance Advance and (ii) the period of time commencing on the Closing Date and ending on the date of such Ongoing Maintenance Advance, that could reasonably be expected to have a Material Adverse Effect.

(f) Borrowing Base. The Ongoing Maintenance Advance shall not exceed an amount such that the Ongoing Maintenance Advance, when taken together with the outstanding balance of all previous Advances, would cause the aggregate outstanding balance of the Advances to exceed the Borrowing Base as of the date of such Ongoing Maintenance Advance.

(g) No Liens; First Priority Security Interest. There shall be no encumbrance or Lien on any of the Collateral or the Pledged Interests other than Liens or encumbrances created or expressly permitted under the Transaction Documents.

(h) Transaction Documents. Each of the Transaction Documents shall be in full force and effect.

(i) No Material Change in Laws. Since the shorter of (i) the three (3) year period preceding the date of such Ongoing Maintenance Advance and (ii) the period of time commencing on the Closing Date and ending on the date of such Ongoing Maintenance Advance, no material adverse change in any Applicable Law or any tax treatment of life insurance death benefits or proceeds has occurred or reasonably could be expected to occur that would in the reasonable judgment of the Required Lenders (i) materially impair the collectability of a Pledged Policy for which the Premiums will be funded with the proceeds of such Ongoing Maintenance Advance or (ii) make such Ongoing Maintenance Advance or any of the outstanding Advances illegal.

(j) Fees. All Fees due and payable shall have been paid.

Section 7.3 Conditions Precedent to each Additional Policy Advance. The making of each Additional Policy Advance is subject to the following further conditions precedent:

(a) Representations and Covenants. On and as of the date of such Additional Policy Advance: (i) the representations of each of the Borrower, each Seller, the Parent, the Guarantor, the Portfolio Administrator, the Servicer, the Custodian, each of the Trustees, the

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Securities Intermediary, [*] and [*] set forth in the Transaction Documents shall be true and correct in all material respects with the same effect as if made on such date, and (ii) each of the Borrower, each Seller, the Parent, the Guarantor, the Portfolio Administrator, the Servicer, the Custodian, each of the Trustees, the Securities Intermediary, [*] and [*] shall be in compliance with the covenants set forth in the Transaction Documents to which it is a party.

(b) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default which has not been waived in writing by the Required Lenders shall have occurred and be continuing or will result from the making of such Additional Policy Advance under any of the Transaction Documents.

(c) Borrowing Request; etc. The Administrative Agent shall have received a Borrowing Request (including (i) a confirmation that the Collateral Packages for the Subject Policies have been uploaded to the FTP Site and (ii) the Borrowing Base Certificate) for such Additional Policy Advance (which may be an electronic or facsimile transmission followed by actual delivery of the original Custodial Packages to the Custodian. Such Collateral Packages shall be satisfactory to the Administrative Agent on the date of such Additional Policy Advance.

(d) Commitment Termination Date. The Commitment Termination Date shall not have occurred.

(e) Material Adverse Effect. No event has occurred during the shorter of (i) the three (3) year period preceding the date of such Additional Policy Advance and (ii) the period of time commencing on the Closing Date and ending on the date of such Additional Policy Advance, that could reasonably be expected to have a Material Adverse Effect with respect to the Borrower, a Seller, the Parent, the Guarantor or any of the Collateral or the Pledged Interests.

(f) Borrowing Base. The Additional Policy Advance shall not exceed an amount such that the Additional Policy Advance, when taken together with the outstanding balance of all previous Advances, would cause the aggregate outstanding balance of the Advances to exceed the Borrowing Base as of the date of such Additional Policy Advance, and the calculation of the Lender Valuation shall include the Subject Policies.

(g) No Liens; First Priority Security Interest. There shall be no encumbrance or Lien on any of the Collateral, the Additional Policies or the Pledged Interests other than Liens or encumbrances created or permitted under the Transaction Documents. Furthermore, from and after the related Subsequent Advance Date, the Administrative Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest in, and assignment of, all of the Borrower’s rights, titles and interests (through the Securities Intermediary) in, to and under the Additional Policies.

(h) Transaction Documents. Each of the Transaction Documents shall be in full force and effect.

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(i) Insurance Consultant Report. The Administrative Agent shall have received a report from the Insurance Consultant, in form and substance satisfactory to the Required Lenders in their sole and absolute discretion, regarding the value of the Collateral.

(j) Annual Budget. The Borrower shall have produced an Annual Budget with respect to the Additional Policies, in form and substance reasonably acceptable to the Administrative Agent and the Insurance Consultant.

(k) No Material Change in Laws. Since the shorter of (i) the three (3) year period preceding the date of such Additional Policy Advance and (ii) the period of time commencing on the Closing Date and ending on the date of such Additional Policy Advance, no material adverse change in any Applicable Law or any tax treatment of life insurance death benefits or proceeds has occurred or reasonably could be expected to occur that would in the reasonable judgment of the Required Lenders (i) materially impair the collectability of any Subject Policy or (ii) make such Additional Policy Advance or any of the outstanding Advances illegal.

(l) Eligible Policies. Each of the Additional Policies being pledged on the related Subsequent Advance Date shall be an Eligible Policy, as determined by the Required Lenders in their sole and absolute discretion.

(m) Fees. All Fees due and payable shall have been paid.

(n) Lender Approval. Each Lender’s executive loan committee or similar governing body shall have approved such Additional Policy Advance, which approval may be withheld or granted in such executive loan committee’s or similar governing body’s sole and absolute discretion; provided however, that each Lender’s funding of such Additional Policy Advance shall be deemed to demonstrate approval of such Additional Policy Advance by such Lender’s executive loan committee or similar governing body.

(o) Collateral Assignment. The Borrower shall have delivered to the Securities Intermediary a fully completed and executed collateral assignment in respect of each Additional Policy on such Advance Date, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee.

(p) Delivery of Policies to Custodian. Except as set forth on Schedule XIX to the Account Control Agreement, all Additional Policies, and all documents comprising the related Custodial Packages (including all original policies or duplicate original policies certified by the Issuing Insurance Company and all originals of any other documents to the extent in the possession or control of the Borrower or its Affiliates), have been delivered to and are held by the Custodian, including evidence that all Premiums necessary to keep such Additional Policies in force have been paid through the period of time commencing on the proposed Subsequent Advance Date and ending thirty (30) days thereafter, and the Custodian has verified to the Administrative Agent in writing its receipt of all documents required to be contained in the related Custodial Packages by delivering the required certification pursuant to the terms of the Account Control Agreement.

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(q) Acknowledgements. The Securities Intermediary shall have delivered written confirmation to the Administrative Agent that it has received an Acknowledgement for each Subject Policy and has credited each Subject Policy to the Policy Account and the Securities Intermediary shall have delivered copies of each such Acknowledgement to the Administrative Agent.

(r) Change Forms. The Securities Intermediary shall confirm to the Administrative Agent in writing that it is holding completed Change Forms with respect to the Subject Policies executed by the Securities Intermediary in blank and the Administrative Agent shall have received copies of such Change Forms.

(s) Insurance Consultant. The Borrower shall have executed and delivered or caused all relevant third parties to execute and deliver all documentation and authorizations necessary for the Insurance Consultant to communicate and receive verifications of coverage and obtain other information from the Issuing Insurance Companies related to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion.

(t) Third Party Releases. The Borrower shall have executed and delivered or caused all relevant third parties to execute and deliver all necessary releases of Adverse Interests with respect to the Subject Policies, as determined by the Administrative Agent in its sole and absolute discretion and specified to the Borrower in writing prior to the relevant Advance Date.

(u) LTV. After giving effect to such Additional Policy Advance, the LTV shall not exceed fifty percent (50.0%), as determined by the Administrative Agent in its sole and absolute discretion.

(v) Consent and Estoppel Agreements. The Administrative Agent shall have received executed consent and estoppel agreements in form and substance satisfactory to the Administrative Agent from certain contractual counterparties previously designated in writing by the Administrative Agent (including, without limitation, the Servicer, the Custodian and the Securities Intermediary).

(w) Opinions of Counsel. The Administrative Agent shall have received opinions of counsel to the Borrower, the Sellers, the Parent and the Guarantor, in form and substance satisfactory to the Administrative Agent.

(x) Solvency Certificate. The Administrative Agent shall have received a certificate of solvency executed by the chief financial officer of the Parent certifying that the Borrower is Solvent.

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ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.1 Representations and Warranties of the Borrower. The Borrower makes the following representations and warranties to the Administrative Agent and each Lender:

(a) Organization, etc. The Borrower has been duly organized and is validly existing and in good standing under the laws of the State of Delaware (and is not organized under the laws of any other jurisdiction or Governmental Authority) with the requisite power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Borrower is duly licensed or qualified to do business as a foreign entity in good standing in each jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(b) Power and Authority; Due Authorization. The Borrower has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Loan Agreement and each of the other Transaction Documents to which it is a party, and (ii) to borrow moneys on the terms and subject to the conditions herein provided, and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Loan Agreement and the other Transaction Documents to which it is a party, the borrowing hereunder on the terms and conditions of this Loan Agreement and the granting of security therefor on the terms and conditions provided herein.

(c) No Violation. The consummation of the transactions contemplated by this Loan Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not and do not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the Borrower Organizational Documents, or (ii) any material agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material agreement or instrument or (c) violate any Applicable Law.

(d) Validity and Binding Nature. This Loan Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Borrower and the other parties thereto will be, the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body required for the due execution, delivery or performance by the Borrower of any Transaction Document to which it is a party, remains or remained unobtained or unfiled.

(f) Solvency. As of each Advance Date, after giving effect to each Advance made on such Advance Date, the Borrower was, is and will be Solvent and able to pay its debts as they come due, and has and will have adequate capital to conduct its business.

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(g) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advances, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

(h) Quality of Title. As of each Advance Date, the Collateral, including, without limitation, the Pledged Policies, is owned by the Borrower (directly or through the Securities Intermediary) free and clear of any Adverse Claim. As of the date of any Additional Policy Advance made pursuant to a Borrowing Request, the Subject Policies are owned by the Borrower (directly or through the Securities Intermediary) free and clear of any Adverse Claim.

(i) No Rescission. As of each Advance Date, no prior seller of any Pledged Policy or Subject Policy (if applicable) or any other Person which had an interest in any Pledged Policy or Subject Policy (if applicable) has exercised or, to the knowledge of the Borrower after reasonable investigation, attempted to exercise the right to rescind any transfer of such Policy, except with respect to any Pledged Policy or Subject Policy identified on Schedule 8.1(i), in which case, such prior seller or such other Person subsequently abandoned such exercise or attempt to exercise (in exchange for specific compensation or such prior seller or such other Person litigated such attempt to exercise and an unfavorable judgment or verdict was rendered against such prior seller or such other Person and is not subject to a pending appeal or dispute, as indicated on Schedule 8.1(i)).

(j) Perfection. This Loan Agreement, the Borrower Interest Pledge Agreement, the Account Control Agreement and the financing statements and Form C1 filed in connection with this Loan Agreement create a valid first priority security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, which security interest has been perfected (free and clear of any Adverse Claim) as security for the Obligations. As of the Closing Date, no effective financing statement or other instrument similar in effect covering any of the Collateral or any interest therein owned by the Borrower (directly or through the Securities Intermediary) is on file in any recording office except for financing statements in favor of the Administrative Agent (for the benefit of the Secured Parties) in accordance with this Loan Agreement and the other Transaction Documents. As of the date of any Additional Policy Advance made pursuant to a Borrowing Request, no effective financing statement or other instrument similar in effect covering any of the Subject Policies will be on file in any recording office except for financing statements in favor of the Administrative Agent (for the benefit of the Secured Parties) in accordance with this Loan Agreement and the other Transaction Documents.

(k) Offices. The principal place of business and chief executive office of each of the Borrower, each Seller, the Parent, the Portfolio Administrator and the Guarantor is located at the address set forth on Schedule 13.2 (or at such other locations, notified to the Administrative Agent in jurisdictions where all action required hereby has been taken and completed).

Loan and Security Agreement

(l) Compliance with Applicable Laws; Licenses, etc.

(i) The Borrower is in compliance with the requirements of all Applicable Laws, a breach of any of which, individually or in the aggregate, could reasonably be expected to have an adverse effect on any of the Pledged Policies, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(ii) The Borrower has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(iii) The Borrower has complied with all licensure requirements in each state in which it is required to be specifically registered or licensed as a purchaser, owner or servicer of life insurance policies.

(iv) There has been no event or circumstance that could reasonably be expected to result in the revocation of any license, permit, franchise or other governmental authorization of the Borrower necessary to the ownership of its properties or to the conduct of its business.

(m) No Proceedings. Except as set forth on Schedule 8.1(m), there is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which the Borrower is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the actual knowledge of the Borrower, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Borrower that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document; and there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the actual knowledge of the Borrower, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Loan Agreement, the Lender Notes or any other Transaction Document, (B) seeking to prevent the issuance of the Lender Notes or the consummation of any of the other transactions contemplated by this Loan Agreement or any other Transaction Document, (C) seeking to adversely affect the federal income tax attributes of the Borrower or (D) asserting that any Pledged Policy or Policy to become a Pledged Policy is invalid, void or otherwise unenforceable for any reason.

(n) Investment Company Act, Etc. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, by virtue of an exemption other than pursuant to Section 3(c)(1) or Section 3(c)(7) thereof. The Borrower is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

Loan and Security Agreement

(o) Eligible Policies. As of the Closing Date, each Pledged Policy is an Eligible Policy. As of the date of any Borrowing Request relating to an Additional Policy Advance and the date of such Additional Policy Advance, each Additional Policy that will become a Pledged Policy on the relevant Advance Date is or will be an Eligible Policy.

(p) Accuracy of Information. To the best of the Borrower’s knowledge and belief, after due inquiry, and in reliance on information provided by third parties (as to the accuracy or completeness of which the Borrower is not liable and has expressed no opinion or made any representation or warranty), all information furnished by, or on behalf of, the Borrower to the Administrative Agent or any other Secured Party in connection with any Transaction Document, or any transaction contemplated thereby, is or was as of the date it was furnished (if such information was furnished on an earlier date) true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

(q) No Material Adverse Change. Except as set forth on Schedule 8.1(q), since the date of the Borrower’s creation, there has been no material adverse change in (A) the Borrower’s (i) financial condition, business, operations or prospects or (ii) ability to perform its obligations under any Transaction Document to which the Borrower is a party, (B) any of the Collateral or (C) any of the Pledged Interests.

(r) Trade Names and Subsidiaries. The Borrower has not used any other names, trade names or assumed names for the five year period preceding the date of this Loan Agreement. The Borrower has no Subsidiaries and does not own or hold, directly or indirectly, any equity interest in any Person.

(s) Accounts. Set forth in Schedule 8.1(s) is a complete and accurate description, as of the Closing Date, of the existing Accounts, the Policy Account and the Borrower Account. The Accounts and the Policy Account have each been validly and effectively collaterally assigned to the Administrative Agent, for the benefit of the Secured Parties, and shall be encumbered by the Lien created pursuant to this Loan Agreement and the Account Control Agreement. The Account Control Agreement is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity). None of the Borrower, the Servicer (if an Affiliated Entity), the Guarantor, either Seller, the Parent or the Portfolio Administrator has granted any interest in any of the Accounts or the Policy Account to any Person other than the Administrative Agent and the Administrative Agent has “control” of the Accounts and the Policy Account within the meaning of the applicable UCC. To the Borrower’s actual knowledge, the Servicer (if not an Affiliated Entity) has not granted any interest in any of the Accounts or the Policy Account to any Person other than the Administrative Agent.

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(t) Financial Statements. The financial statements required to be delivered pursuant to Section 9.1(d): (i) were, as of the date and for the periods referred to therein, complete and correct in all respects, (ii) presented fairly the financial condition and results of operations of the related Person as at such time and (iii) were prepared in accordance with GAAP, consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments).

(u) No Event of Default. Except as set forth on Schedule 8.1(u), no Event of Default or Unmatured Event of Default has occurred or is continuing, or, in relation to any Borrowing Request, will result from the funding of the Advance and use of funds specified therein.

(v) Foreign Assets Control Regulations, Etc.

(i) None of the Borrower, the Parent, either Seller, the Portfolio Administrator or the Guarantor nor any Affiliate of any of them or of Imperial is (A) a person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (B) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other person, entity, organization and government of a country described in clause (B), a “Blocked Person”).

(ii) No part of the proceeds from the Advances made hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly or indirectly by the Borrower, the Parent, either Seller, the Portfolio Administrator, Imperial, the Guarantor or any Affiliate of any of them, in connection with any investment in, or, to the Borrower’s actual knowledge, any transactions or dealings with, any Blocked Person.

(iii) To the Borrower’s actual knowledge, none of the Borrower, the Parent, either Seller, the Portfolio Administrator, the Guarantor, Imperial or any Affiliate of any of them (A) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any Applicable Law (collectively, “Anti-Money Laundering Laws”), (B) has been assessed civil penalties under any Anti-Money Laundering Laws or (C) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Borrower has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Borrower and each Affiliate thereof is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

Loan and Security Agreement

(iv) No part of the proceeds from Advances funded hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Borrower has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Borrower and each Affiliate thereof is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

(w) Retained Death Benefit Policies. As of the Closing Date, all Pledged Policies that constitute Retained Death Benefit Policies are listed on Schedule 8.1(w). As of the date of any Additional Policy Advance made pursuant to a Borrowing Request, all Pledged Policies that are to be funded from such Advance that constitute Retained Death Benefit Policies are listed on Schedule 8.1(w), which also indicates the percentage of the Net Death Benefit of each such Retained Death Benefit Policy that is payable to any Person other than the Securities Intermediary.

(x) Transaction Documents. The Borrower has not entered into any agreements or instruments other than the Transaction Documents, except as approved in writing by the Required Lenders in their sole and absolute discretion, and the Borrower has not engaged in any activities except those expressly permitted by the Transaction Documents.

(y) Ownership of Borrower. The Borrower is classified as a disregarded entity for United States federal income tax purposes. Parent owns all of the trust ownership interests in the Borrower. Parent is a resident of Ireland and a qualified person within the meaning of the double tax treaty between Ireland and the United States with respect to taxes on income and capital gains. Borrower will be treated as a fiscally transparent entity for Irish tax purposes with respect to 100% of its income, in that for Irish tax purposes (i) Parent will be entitled to separately take into account on a current basis Parent’s share of every item of income paid to the Borrower, whether or not distributed to Parent, and the character and source of the item in the hands of Parent are determined as if such item were realized directly by Parent from the source from which realized by the Borrower, and (ii) all payments to be made by the Borrower under this Loan Agreement will be treated as made by the Parent, including for the purposes of section 246 of the Taxes Consolidation Act 1997 of Ireland, as amended. Parent qualifies for the benefits of the double tax treaty between Ireland and the United States with respect to income from sources within the United States. Neither Borrower nor Parent is engaged in a trade or business through a permanent establishment in the United States within the meaning of the double tax treaty between Ireland and the United States.

(z) Collections. All Collections are exempt from United States federal income tax under the double tax treaty between Ireland and the United States, both when paid to the Borrower and when paid by the Borrower to its partners.

(aa) Withholding Tax. As of the date hereof and any date prior to the date of any transfer or participation by the Initial Lender of any of its Advances, no amounts to be paid

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by the Borrower to the Administrative Agent or any Lender are subject to United States withholding tax so long as the representation of the Initial Lender made on the date hereof pursuant to Section 13.4 remains accurate.

(bb) Irish Withholding Tax. As of the date hereof and any date prior to the date of any transfer or participation by the Initial Lender of any of its Advances, no amounts to be paid by the Borrower to the Administrative Agent or the Initial Lender are subject to any withholding tax imposed by applicable authorities in Ireland so long as, with respect to the Initial Lender, the representation of the Initial Lender made on the date hereof pursuant to Section 13.4 would be accurate with respect to such Lender, and after any transfer or participation by the Initial Lender of any of its Advances, (i) no amounts to be paid by the Borrower to or for the benefit of the assignee or participant will be subject to any withholding tax imposed by applicable authorities in Ireland; provided that the Borrower shall not be in breach of the representation it makes pursuant to this clause (i) so long as (x) the Borrower is using reasonable commercial efforts to comply with the covenant set forth in Section 9.1(kk) hereof and compliance with such covenant will eliminate any withholding tax imposed by the applicable authorities in Ireland on any payments to be paid by the Borrower to or for the benefit of such assignee or participant and (y) in circumstances where the assignee or participant resides in a jurisdiction that does not have a tax treaty with Ireland, the Borrower lists the Lender Notes related to such assignee or participant on the unregulated market of the Irish Stock Exchange plc or other appropriate stock exchange or takes such other actions described in Section 9.1(kk) within sixty (60) days after the date of the related transfer or participation and doing so eliminates any withholding tax imposed by the applicable authorities in Ireland on any payments to be paid by the Borrower to or for the benefit of such assignee or participant and (ii) no amounts to be paid by the Borrower to or for the benefit of the Initial Lender are subject to any withholding tax imposed by applicable authorities in Ireland so long as, with respect to the Initial Lender, the representation of the Initial Lender made on the date hereof pursuant to Section 13.4 would be accurate with respect to such Lender.

Section 8.2 Representations and Warranties of the Portfolio Administrator. The Portfolio Administrator makes the following representations and warranties to the Administrative Agent and each Lender:

(a) Organization, etc. The Portfolio Administrator has been duly organized and is validly existing and in good standing under the laws of Ireland (and is not organized under the laws of any other jurisdiction or Governmental Authority) with the requisite power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Portfolio Administrator is duly licensed or qualified to do business as a foreign entity in good standing in each jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Portfolio Administrator or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

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(b) Power and Authority; Due Authorization. The Portfolio Administrator has (a) all necessary power, authority and legal right to execute, deliver and perform its obligations under this Loan Agreement and each of the other Transaction Documents to which it is a party, and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Loan Agreement and the other Transaction Documents to which it is a party.

(c) No Violation. The consummation of the transactions contemplated by this Loan Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not and do not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the constitutional documents of the Portfolio Administrator, or (ii) any material agreement or instrument to which the Portfolio Administrator is a party or by which it or any of its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material agreement or instrument or (c) violate any Applicable Law.

(d) Validity and Binding Nature. This Loan Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Portfolio Administrator and the other parties thereto will be, the legal, valid and binding obligation of the Portfolio Administrator, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body required for the due execution, delivery or performance by the Portfolio Administrator of any Transaction Document to which it is a party, remains or remained unobtained or unfiled.

(f) Margin Regulations. The Portfolio Administrator is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock.

(g) Offices. The registered office of the Portfolio Administrator is located at the address set forth on Schedule 13.2 (or at such other locations, notified to the Administrative Agent in jurisdictions where all action required hereby has been taken and completed).

(h) Compliance with Applicable Laws; Licenses, etc.

(i) The Portfolio Administrator is in compliance with the requirements of all Applicable Laws, a breach of any of which, individually or in the aggregate, could reasonably be expected to have an adverse effect on any of the Pledged Policies, the business, assets, financial condition or operations of the Portfolio Administrator or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(ii) The Portfolio Administrator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its

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properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Portfolio Administrator or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(iii) The Portfolio Administrator has complied with all licensure requirements in each state in which it is required to be specifically registered or licensed as a purchaser, owner or servicer of life insurance policies.

(iv) There has been no event or circumstance that could reasonably be expected to result in the revocation of any license, permit, franchise or other governmental authorization of the Portfolio Administrator necessary to the ownership of its properties or to the conduct of its business.

(i) No Proceedings. Except as set forth on Schedule 8.1(m), there is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which the Portfolio Administrator is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the actual knowledge of the Portfolio Administrator, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Portfolio Administrator that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Portfolio Administrator or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document; and there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the actual knowledge of the Portfolio Administrator, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Loan Agreement or any other Transaction Document, (B) seeking to adversely affect the federal income tax attributes of the Portfolio Administrator or (C) asserting that any Pledged Policy or Policy to become a Pledged Policy is invalid, void or otherwise unenforceable for any reason.

(j) Investment Company Act, Etc. The Portfolio Administrator is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, by virtue of an exemption other than pursuant to Section 3(c)(1) or Section 3(c)(7) thereof.

(k) Accuracy of Information. To the best of the Portfolio Administrator’s knowledge and belief, after due inquiry, and in reliance on information provided by third parties (as to the accuracy or completeness of which the Portfolio Administrator is not liable and has expressed no opinion or made any representation or warranty), all information furnished by, or on behalf of, the Portfolio Administrator to the Administrative Agent or any other Secured Party in connection with any Transaction Document, or any transaction contemplated thereby, is or was as of the date it was furnished (if such information was furnished on an earlier date) true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

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(l) No Material Adverse Change. Since the date of the Portfolio Administrator’s formation, there has been no material adverse change in (A) the Portfolio Administrator’s (i) financial condition, business, operations or prospects or (ii) ability to perform its obligations under any Transaction Document to which the Portfolio Administrator is a party, (B) any of the Collateral or (C) any of the Pledged Interests.

(m) Trade Names and Subsidiaries. The Portfolio Administrator has not used any other names (other than Shinola Cove Limited and Shinola Cove DAC), trade names or assumed names for the five year period preceding the date of this Loan Agreement. The Portfolio Administrator has no Subsidiaries and does not own or hold, directly or indirectly, any equity interest in any Person, in each case, other than the Borrower.

(n) Foreign Assets Control Regulations, Etc.

(i) The Portfolio Administrator is not (A) an OFAC Listed Person or (B) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, any Blocked Person.

(ii) To the Portfolio Administrator’s actual knowledge, it (A) is not under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any Applicable Law, (B) has not been assessed civil penalties under any Anti-Money Laundering Laws or (C) has not had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Portfolio Administrator has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Portfolio Administrator and each Affiliate thereof is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(iii) The Portfolio Administrator has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Portfolio Administrator and each Affiliate thereof is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

Section 8.3 Representations and Warranties of the Guarantor. The Guarantor makes the following representations and warranties to the Administrative Agent and each Lender:

(a) Organization, etc. The Guarantor has been duly organized and is validly existing and in good standing under the laws of the State of Florida (and is not organized under the laws of any other jurisdiction or Governmental Authority) with the requisite power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Guarantor is duly licensed or qualified to do

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business as a foreign entity in good standing in each jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Guarantor or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(b) Power and Authority; Due Authorization. The Guarantor has (a) all necessary power, authority and legal right to execute, deliver and perform its obligations under this Loan Agreement and each of the other Transaction Documents to which it is a party, and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Loan Agreement and the other Transaction Documents to which it is a party.

(c) No Violation. The consummation of the transactions contemplated by this Loan Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not and do not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the organizational documents of the Guarantor, or (ii) any material agreement or instrument to which the Guarantor is a party or by which it or any of its properties is bound, (b) result in or require the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material agreement or instrument or (c) violate any Applicable Law.

(d) Validity and Binding Nature. This Loan Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by the Guarantor and the other parties thereto will be, the legal, valid and binding obligation of the Guarantor, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body required for the due execution, delivery or performance by the Guarantor of any Transaction Document to which it is a party, remains or remained unobtained or unfiled.

(f) Margin Regulations. The Guarantor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock.

(g) Offices. The principal place of business and chief executive office of the Guarantor is located at the address set forth on Schedule 13.2 (or at such other locations, notified to the Administrative Agent in jurisdictions where all action required hereby has been taken and completed).

(h) Compliance with Applicable Laws; Licenses, etc.

(i) The Guarantor is in compliance with the requirements of all Applicable Laws, a breach of any of which, individually or in the aggregate, could reasonably be expected to have an adverse effect on any of the Pledged Policies, the

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business, assets, financial condition or operations of the Guarantor or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(ii) The Guarantor has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Guarantor or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(iii) The Guarantor has complied with all licensure requirements in each state in which it is required to be specifically registered or licensed as a purchaser, owner or servicer of life insurance policies.

(iv) There has been no event or circumstance that could reasonably be expected to result in the revocation of any license, permit, franchise or other governmental authorization of the Guarantor necessary to the ownership of its properties or to the conduct of its business.

(i) No Proceedings. Except as set forth on Schedule 8.1(m), there is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which the Guarantor or the Parent is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the actual knowledge of the Guarantor, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against the Guarantor or the Parent that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Guarantor or the Parent or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document; and there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the actual knowledge of the Guarantor, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Loan Agreement or any other Transaction Document, (B) except as set forth on Schedule 8.3(i), seeking to adversely affect the federal income tax attributes of the Guarantor or (C) asserting that any Pledged Policy or Policy to become a Pledged Policy is invalid, void or otherwise unenforceable for any reason.

(j) Investment Company Act, Etc. The Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, by virtue of an exemption other than pursuant to Section 3(c)(1) or Section 3(c)(7) thereof.

(k) Accuracy of Information. To the best of the Guarantor’s knowledge and belief, after due inquiry, and in reliance on information provided by third parties (as to the

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accuracy or completeness of which the Guarantor is not liable and has expressed no opinion or made any representation or warranty), all information furnished by, or on behalf of, the Guarantor to the Administrative Agent or any other Secured Party in connection with any Transaction Document, or any transaction contemplated thereby, is or was as of the date it was furnished (if such information was furnished on an earlier date) true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

(l) No Material Adverse Change. Except as set forth on Schedule 8.3(l), since January 1, 2015, there has been no material adverse change in (A) the Guarantor’s (i) financial condition, business, operations or prospects or (ii) ability to perform its obligations under any Transaction Document to which the Guarantor is a party, (B) any of the Collateral or (C) any of the Pledged Interests.

(m) Trade Names. The Guarantor has not used any other names, trade names or assumed names for the five year period preceding the date of this Loan Agreement.

(n) Foreign Assets Control Regulations, Etc.

(i) The Guarantor is not (A) an OFAC Listed Person or (B) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, any Blocked Person.

(ii) To the Guarantor’s actual knowledge, it (A) is not under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any Applicable Law, (B) has not been assessed civil penalties under any Anti-Money Laundering Laws or (C) has not had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Guarantor has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Guarantor and each Affiliate thereof is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(iii) The Guarantor has taken reasonable measures appropriate to the circumstances, to the extent, if any, required by Applicable Law, to ensure that the Guarantor and each Affiliate thereof is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

ARTICLE IX

COVENANTS

Section 9.1 Affirmative Covenants. From the date hereof until the first day following the date on which all of the Obligations (including, without limitation, the Aggregate Contingent Interest) are performed and paid in full and this Loan Agreement is terminated, the Borrower (and with respect to Section 9.1(i) and Section 9.1(jj), the Portfolio Administrator and Guarantor

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and with respect to Section 9.1(w), the Portfolio Administrator) hereby covenants and agrees as follows:

(a) Compliance with Laws, Etc. The Borrower shall comply in all material respects with all Applicable Laws.

(b) Preservation of Existence. The Borrower shall preserve and maintain its existence, rights, franchises and privileges, and sole jurisdiction of formation, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications could have a material adverse effect on any of the Pledged Policies, any other Collateral, any of the Pledged Interests, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(c) Performance and Compliance with the Transaction Documents and Pledged Policies. The Borrower shall timely and fully perform and comply in all material respects with all provisions, obligations, covenants and other promises required to be observed by it under the Transaction Documents and otherwise with respect to the Pledged Policies.

(d) Reporting Requirements. During the term of this Loan Agreement, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender:

(i) (A) with respect to the Borrower (x) commencing with the fiscal year ending in 2015, as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the unaudited financial statements of the Borrower, and so long as such unaudited financial statements are on a consolidated basis and include the Borrower, those of the Parent, as of the end of such month, certified by an officer or director of the Borrower or the Parent (which certification shall state that the related balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter and, if financial statements are publicly filed by Imperial pursuant to applicable securities laws, such certification shall be in the same form and scope as the relevant certification delivered in connection with such filing), delivery of which financial statements shall be accompanied by a certificate of such officer or director to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if an Event of Default or Unmatured Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) as soon as available, and in any event within two-hundred seventy (270) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending in 2015), a copy of the audited annual balance sheet for such fiscal year of the Borrower, and so long as such audited annual balance sheet is on a consolidated basis and includes the Borrower, those of the Parent, as at the end of such fiscal year, together with the related audited statements of earnings, stockholders’ equity and cash flows for such fiscal year, certified by an officer or director of the Borrower or the Parent (which certification shall state that the related balance sheets and statements fairly present the

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financial condition and results of operations for such fiscal year, subject to year-end audit adjustments and, if financial statements are publicly filed by Imperial pursuant to applicable securities laws, such certification shall be in the same form and scope as the relevant certification delivered in connection with such filing), delivery of which balance sheets and statements shall be accompanied by a certificate of such officer or director to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if an Event of Default or Unmatured Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (B) if Imperial is no longer a Publicly Traded Company or if Imperial fails to timely make any necessary filings with the Securities and Exchange Commission, (x) as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Imperial, a copy of the unaudited financial statements of Imperial, as of the end of such month, certified by an officer or director of Imperial (which certification shall state that the related balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter and, if financial statements are publicly filed by Imperial pursuant to applicable securities laws, such certification shall be in the same form and scope as the relevant certification delivered in connection with such filing) and (y) as soon as available, and in any event within two-hundred seventy (270) days after the end of each fiscal year of Imperial, a copy of the audited annual balance sheet for such fiscal year of Imperial as at the end of such fiscal year, together with the related audited statements of earnings, stockholders’ equity and cash flows for such fiscal year, certified by an officer or director of Imperial (which certification shall state that the related balance sheets and statements fairly present the financial condition and results of operations for such fiscal year, subject to year-end audit adjustments and, if financial statements are publicly filed by Imperial pursuant to applicable securities laws, such certification shall be in the same form and scope as the relevant certification delivered in connection with such filing);

(ii) as soon as possible and in any event within two (2) Business Days after any officer of the Borrower, the Parent, either Seller, the Portfolio Administrator, the Servicer, the Guarantor or Imperial has actual knowledge of, (A) the occurrence of an Event of Default or an Unmatured Event of Default, an officer’s certificate of the Borrower setting forth details of such event and the action that the Borrower proposes to take with respect thereto and (B) the downgrade, withdrawal or suspension of the financial strength rating of any Issuing Insurance Company, notice to the Administrative Agent thereof;

(iii) a copy of the Servicer Report on each Servicer Report Date;

(iv) promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the Subject Policies or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Lender under or as contemplated by this Loan Agreement and the other Transaction Documents, including but not limited to, upon each sale of a Pledged Policy,

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a report that shall include such information as the Administrative Agent shall reasonably request, calculated as of before such sale and after such sale, taking into account the application of the proceeds of such sale;

(v) as soon as possible upon learning of the death of any Insured, an email notification to the Administrative Agent of (A) the identity of such Insured, (B) the cost basis (purchase price paid by the first person that purchased such Pledged Policy that was an Affiliate of the Borrower, the Parent, a Seller or Imperial or, if such Pledged Policy was acquired by such Affiliate in a foreclosure process, the amount of indebtedness allocated to such Pledged Policy by such Affiliate plus any additional accrued and unpaid interest thereon as of the date of foreclosure and, in each case, plus premiums paid thereon after the date of foreclosure or purchase, as applicable, and until the Closing Date) of the Pledged Policy relating to such Insured, (C) the Net Death Benefit of the Pledged Policy relating to such Insured, (D) the two (2) Life Expectancy Reports delivered with respect to such Insured relating to the applicable Advance and the names of the Pre-Approved Medical Underwriters which provided such Life Expectancy Reports, (E) the date the Pledged Policy was first acquired by an Affiliate of the Borrower, the Parent, a Seller, or Imperial relating to such Insured and (F) the date of birth and date of death of such Insured;

(vi) no later than the Closing Date, and thereafter on December 1 of each calendar year (including the current calendar year), an annual budget substantially in form of Exhibit E (each, an “Annual Budget”). Within five (5) Business Days of delivery of the first such Annual Budget, and thereafter within twenty (20) Business Days of delivery of each subsequent Annual Budget to the Administrative Agent and each Lender, the Required Lenders will specify to the Administrative Agent, and the Administrative Agent will advise the Borrower the amount they have approved in their sole and absolute discretion for funding through Advances and/or Collections in respect of Expenses and scheduled Premiums on the Pledged Policies for (a) in the case of the first such Annual Budget, the current calendar year, and (b) in the case of any subsequent Annual Budget the succeeding calendar year; provided that at any time, in their sole and absolute discretion, the Required Lenders may notify the Administrative Agent and Borrower that they approve increases in such amounts or direct decreases in such amounts; and

(vii) to the extent not prohibited by Applicable Law, within two (2) Business Days after receipt, all notices, communications and other information (including medical information) related to a Pledged Policy or related Insured.

(e) Use of Advances. The Borrower shall use the proceeds of Advances in accordance with Section 2.8(a).

(f) Separate Legal Entity. The Borrower hereby acknowledges that each Lender and the Administrative Agent are entering into the transactions contemplated by this Loan Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from its Affiliates and from Affiliates of Imperial. Therefore, from and

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after the Closing Date, the Borrower shall take all reasonable steps to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1(b), the Borrower shall take such actions as shall be required in order that:

(i) The Borrower will be a statutory trust whose primary activities are restricted in the Borrower Organizational Documents to owning Policies and certain related assets and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(ii) At least one trustee of the Borrower (the “Independent Trustee”) and at least one director of the Parent (the “Independent Director”) shall be an individual who (i) is not a present or former director, manager, officer, employee, supplier, customer or five percent (5%) beneficial owner of the outstanding equity interests of the Borrower, Parent, Guarantor, either Seller, Imperial or any Affiliate of any of them and (ii) has at least three years of employment experience with one or more entities with a national reputation and presence that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and is currently employed by such an entity; provided, however, that an individual shall not be deemed to be ineligible to be an Independent Trustee or an Independent Director solely because such individual serves or has served in the capacity of an “independent director” or similar capacity for special purpose entities formed by any Affiliate of the Borrower or Imperial. The organizational documents of the Parent and Borrower shall provide that (i) in the case of the Borrower, the approval of all trustees, including the Independent Trustee, and in the case of the Parent, the approval of all directors, including the Independent Director, shall be required in order to approve of the Parent or the Borrower taking any action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower, and shall indicate that no such action by such trustee of the Borrower or the Borrower is valid unless the Independent Trustee or Independent Director, as indicated above, shall approve the taking of such action in writing prior to the taking of such action, and (ii) such provisions and such delegation cannot be rescinded or amended without the prior written consent of the Independent Trustee or Independent Director, as appropriate;

(iii) Any employee, consultant or agent of the Borrower will be compensated from funds of the Borrower, as appropriate, for services provided to the Borrower;

(iv) To the extent, if any, that the Borrower and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to each of them on a reasonable and fair basis;

(v) The Borrower shall hold itself out as a separate entity;

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(vi) The Borrower will maintain books and records separately from those of any other Person, including all of its trustees;

(vii) The Borrower shall pay its own material liabilities out of its own funds;

(viii) The Borrower shall not acquire any obligations or securities of its partners or beneficial interest holders;

(ix) All audited financial statements of any Person that are consolidated to include the Borrower will contain notes clearly and conspicuously indicating (in appropriate notes or otherwise) that (A) all of the Borrower’s assets are owned by the Borrower, and (B) the Borrower is a separate entity;

(x) The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

(xi) The Borrower will strictly observe appropriate formalities in its dealings with all other Persons, and funds or other assets of the Borrower will not be commingled with those of any other Person, other than temporary commingling in connection with servicing the Pledged Policies to the extent explicitly permitted by the other Transaction Documents;

(xii) The Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person;

(xiii) The Borrower shall maintain an arm’s length relationship with its trustees and its Affiliates and Affiliates of Imperial;

(xiv) The Borrower will not hold itself out to be responsible for the debts of any other Person; and

(xv) The Borrower will not fail to maintain all policies and procedures or take or continue to take all actions necessary or appropriate to ensure that all factual assumptions set forth in opinions of counsel of the Borrower or its Affiliates delivered in connection herewith or the other Transaction Documents remain true and accurate at all times.

(g) Defense. The Borrower shall, in consultation with the Administrative Agent and at its own expense, defend the Collateral against all lawsuits and statutory claims and Liens of all Persons at any time claiming the same or any interest therein through the Borrower or any Affiliate of Imperial adverse to the Administrative Agent or the Secured Parties.

(h) Perfection. The Borrower shall, at the Borrower’s expense, perform all acts and execute all documents requested in writing by the Administrative Agent at any time to

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evidence, perfect, maintain and enforce the security interest of the Administrative Agent in the Collateral and in the Pledged Interests and the priority thereof. The Borrower will, at the reasonable request of the Administrative Agent, deliver financing statements relating to the Collateral, and, where permitted by law, the Borrower hereby authorizes the Administrative Agent to file one or more financing statements covering all of the Collateral and other assets of the Borrower. The Borrower shall cause its primary electronic books and records relating to the Collateral to be marked, with a legend stating that the Pledged Policies and the other Collateral owned by the Borrower have been pledged to the Administrative Agent, for the benefit of the Secured Parties.

(i) Audit. The Borrower, the Portfolio Administrator and the Guarantor shall, and shall cause each of the Parent, each Seller, the Custodian and the Servicer to permit each Lender, the Administrative Agent or their duly authorized representatives, attorneys, accountants or auditors during ordinary business hours and upon written notice given one (1) Business Day in advance, to visit the offices thereof and to inspect their accounts, records and computer systems, software and programs used or maintained by them in relation to the Collateral or their performance of duties under or in relation to the Transaction Documents to which they are party as such Lender or the Administrative Agent may reasonably request (a “Collateral Audit”) and the Borrower shall enable the Insurance Consultant to seek and receive from the related Issuing Insurance Companies any verifications of coverage related to the Pledged Policies as often as the Administrative Agent may request the Insurance Consultant to do so. The Borrower shall promptly on demand reimburse the Administrative Agent and the Lenders for all costs and expenses incurred by or on behalf of the Administrative Agent and the Lenders in connection with any Collateral Audit and their ongoing review and the Insurance Consultant’s ongoing review of the documents related to the Pledged Policies, including, without limitation, the documents on the FTP Site; provided, however, if no Event of Default or Unmatured Event of Default has occurred and is continuing, the total expenses incurred by or on behalf of Borrower, the Portfolio Administrator, the Sellers, the Parent, the Guarantor, the Custodian and the Servicer related to Collateral Audits, the ongoing review of the documents related to the Pledged Policies by the Lenders, the Administrative Agent and the Insurance Consultant and delivering any verifications of coverage related to the Pledged Policies (including any reimbursements actually made by the Borrower, the Portfolio Administrator, the Sellers, the Parent, the Guarantor, the Custodian and the Servicer to the Lenders and the Administrative Agent in connection therewith) shall be limited to no more than $1,600 (as adjusted annually for inflation or such higher amount if such higher amount is the Insurance Consultant’s reasonably determined prevailing market cost in the industry for such Collateral Audits or ongoing reviews of the type in question as adjusted for changes in audit standards) for each Pledged Policy during any twelve (12) month period. Upon written instructions from the Administrative Agent, each of Borrower, the Portfolio Administrator and the Guarantor shall, and shall cause the Servicer (and the Administrative Agent may cause the Custodian) to release any document related to any Collateral to the Administrative Agent. The Administrative Agent may conduct a Collateral Audit no more than once per calendar year at the Borrower’s expense and no more frequently than once every two (2) calendar months at the Lenders’ expense; provided, however, if an Event of Default or Unmatured Event of Default has occurred and is continuing, the Administrative Agent, at the Borrower’s expense, shall have the right to conduct a Collateral Audit at any time

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and as often the Administrative Agent determines is necessary or desirable. For the avoidance of doubt, any review and evaluation of Additional Policies conducted by the Administrative Agent or the Lenders in connection with a Borrowing Request shall not constitute a Collateral Audit.

(j) Additional Assistance. The Borrower shall provide such cooperation, information and assistance, and prepare and supply the Administrative Agent with such data regarding the performance by the Issuing Insurance Companies of their obligations under the Pledged Policies and the performance by the Borrower of its obligations under the Transaction Documents, as may be reasonably requested by the Administrative Agent from time to time.

(k) Accounts. The Borrower shall not maintain any bank accounts other than the Accounts, the Policy Account and the Borrower Account. The Borrower shall not close any of the Accounts, the Policy Account or the Borrower Account unless the Required Lenders shall have consented thereto in their sole and absolute discretion.

(l) Keeping of Records and Books of Account. The Borrower shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate the documents relating to the Collateral in the event of the destruction thereof), and keep and maintain all records and other information, reasonably necessary or reasonably advisable for the collection of proceeds of the Pledged Policies.

(m) Deposit of the Collections. The Borrower shall deposit or cause to be deposited all Collections into the Collection Account or the Administrative Agent’s Account, as applicable, in each case, in accordance with Section 5.1.

(n) Investment Company Act. The Borrower, the Parent and the Sellers shall not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, by virtue of an exemption other than pursuant to Section 3(c)(1) or Section 3(c)(7) thereof. The Borrower shall take any and all actions to ensure that it is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(o) Loan Administration Fee. On each Distribution Date, the Borrower shall pay the Loan Administration Fee to the Administrative Agent, regardless of whether the then Available Amount is sufficient to pay such amount.

(p) Parent and Borrower Residence. The Parent shall at all times maintain its registered office in the jurisdiction indicated in the notice provisions of the Transaction Documents to which it is party. The Borrower shall at all times maintain its principal place of business in Ireland.

(q) Payment of Taxes. The Borrower shall pay and discharge, as they become due, all Taxes lawfully imposed upon it or incurred by it or its properties and assets, including, without limitation, lawful claims for labor, materials and supplies which, if unpaid might become a Lien or a charge upon any of the assets of the Borrower, including, without limitation, the Collateral, provided, however, that the Borrower shall have the right to contest any such taxes, assessments, debts, claims and other charges in good faith so long as adequate reserves are maintained in accordance with GAAP.

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(r) Errors and Omissions. The Borrower shall maintain or be named as an additional insured under one or more errors and omissions policies maintained by an Affiliate, each with insurance companies rated A-, VII or higher by A.M. Best on all officers, employees or other Persons where the Borrower has the right to direct and control such individuals in any capacity with regard to the Pledged Policies to handle documents and papers related thereto. Each such policy shall insure against losses resulting from the errors, omissions and negligent acts of such officers, employees and other persons and shall be maintained in an aggregate amount of at least $10,000,000 or such lower amount as the Administrative Agent may designate in writing to the Borrower from time to time, and in a form reasonably acceptable to the Administrative Agent. No provision of this Section 9.1(r) requiring such errors and omissions policy(ies) shall diminish or relieve the Borrower from its duties and obligations as set forth in this Loan Agreement. Upon the request of the Administrative Agent at any time subsequent to the Closing Date, the Borrower shall cause to be delivered to the Administrative Agent a certification evidencing the Borrower’s coverage under such errors and omissions policy(ies). Any such insurance policy shall contain a provision or endorsement providing that such policy may not be canceled or modified in a materially adverse manner without ten (10) days’ prior written notice to the Administrative Agent.

(s) Pledged Policies. The Borrower shall maintain the Pledged Policies in full force and effect and not in a state of grace; provided that failure to do so solely as a result of any uncured Lender Default will not comprise a breach of this covenant.

(t) Further Assurances. The Borrower shall procure and deliver to the Administrative Agent and/or execute any security agreement, financing statement or other writing necessary to evidence, preserve, protect or enforce the Lenders’ rights and interests to or in the Collateral or in any other collateral agreed to by the parties that is requested in writing by the Administrative Agent or any Lender.

(u) Litigation. The Borrower shall promptly notify the Administrative Agent of:

(i) any litigation, administrative proceedings, audits, actions, proceedings, claims or investigations pending or threatened in writing, conducted or to be conducted by any Person or Governmental Authority, actions, proceedings, claims or investigations pending or threatened in writing against the Borrower or the entry of any judgment against the Borrower, which in each case could reasonably be expected to involve or create a liability of the Borrower which exceeds $50,000 per incident or $200,000 in the aggregate, whether or not insured against;

(ii) the entry of any judgment against the Borrower or the creation of any Lien against any of the Collateral or the Pledged Interests; and

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(iii) any actual or alleged violation by the Borrower of any Applicable Law which could reasonably be expected to have an adverse effect on any of the Pledged Policies, the business, assets, financial condition or operations of the Borrower or any of the rights or interests of the Administrative Agent or any of the Lenders hereunder or under any other Transaction Document.

(v) Insured Consent. The Borrower shall use commercially reasonable efforts to cause each Insured with respect to a Pledged Policy to consent to the release and delivery of its current and historical medical information and death certificate.

(w) In-Force Policy Illustrations. The Borrower shall or shall cause the Servicer to cause the applicable Issuing Insurance Companies to deliver to the Servicer an in-force Policy Illustration in respect of each Pledged Policy within 30 days of the anniversary of the issue date of each Policy, which the Portfolio Administrator will upload to the FTP site as described in the Portfolio Administration Agreement.

(x) Cooperation. The Borrower shall assist the Administrative Agent with, and take all actions reasonably requested by the Administrative Agent in connection with, the engagement of servicers, medical underwriters and tracking agents and the enabling of such parties to perform the services for which they have been retained by the Administrative Agent relating to the Pledged Policies.

(y) Collateral Assignment. Prior to the date of the Initial Advance and each Additional Policy Advance Date, the Borrower shall cause, the Securities Intermediary or the Insurance Consultant to submit each collateral assignment in respect of each Policy pledged on such Advance Date to the applicable Issuing Insurance Company, naming the Administrative Agent, on behalf of the Lenders, as the collateral assignee. The Borrower shall take any and all actions necessary to ensure that each such Issuing Insurance Company acknowledges such collateral assignments in writing as soon as practical after the date of the Initial Advance or such Additional Policy Advance Date, as applicable.

(z) Other Information. The Borrower shall use commercially reasonable efforts to obtain any other information reasonably requested by the Administrative Agent with respect to the Pledged Policies and the Insureds.

(aa) Reserved.

(bb) Mandatory Prepayment. After the date on which the aggregate Net Death Benefit of the Pledged Policies is less than or equal to twenty percent (20%) of the aggregate Net Death Benefit of the Pledged Policies on the Closing Date, the Borrower shall, within 90 days of the Borrower’s receipt of written direction from the Required Lenders, prepay the outstanding principal amount of all of the Advances plus accrued and unpaid interest thereon plus all other Obligations owing by the Borrower (including, without limitation, any Yield Maintenance Fee payable in connection therewith).

(cc) [Reserved]

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(dd) Sale Agreement. With respect to each Sale Agreement, the Borrower shall enforce the related Seller’s obligations under such Sale Agreement, including, without limitation, the obligation to reacquire Pledged Policies in accordance with the terms thereof.

(ee) Servicing Agreement. The Borrower shall timely enforce its rights and obligations under the Servicing Agreement, including, without limitation, upon the Administrative Agent’s instruction after the occurrence of a Servicer Termination Event, terminating the Servicer in accordance with the terms thereof. The Borrower shall not engage the Servicer to perform any additional services under the Servicing Agreement without obtaining the Administrative Agent’s prior written consent, which consent may be given or withheld in the Required Lenders’ reasonable discretion.

(ff) Classification Elections of Borrower, Parent. Borrower shall cause the Parent to make such elections and take any other actions, or cause such elections to be made or such actions to occur, to ensure or cause the Borrower to be treated as a disregarded entity for United States federal income tax purposes.

(gg) Custodial Packages. On or prior to each Advance Date, the Borrower shall cause the Portfolio Administrator to upload the related Collateral Packages (and with respect to the Initial Advance, the Schedules relating thereto) to the FTP Site.

(hh) Reserved.

(ii) Portfolio Administrator. The Borrower shall timely enforce its rights and obligations under the Portfolio Administration Agreement, including, without limitation, upon the Administrative Agent’s instruction after the occurrence of a Portfolio Administrator Termination Event, terminating the Portfolio Administrator in accordance with the terms thereof. The Borrower shall not engage the Portfolio Administrator to perform any additional services under the Portfolio Administration Agreement without obtaining the Administrative Agent’s prior written consent, which consent may be given or withheld in the Required Lenders’ reasonable discretion.

(jj) Opinions. Each of the Borrower, the Guarantor and the Portfolio Administrator will maintain all policies and procedures and take and continue to take all actions necessary or appropriate to ensure that all factual assumptions set forth in opinions of counsel of the Borrower or its Affiliates delivered in connection herewith or the other Transaction Documents remain true and accurate at all times.

(kk) Listing. If a Lender assigns or grants a participation in respect of all or any portion of its Lender Notes, Commitment and Advances hereunder pursuant to Section 13.4 hereof and the assignee thereof (or participant in circumstances where there is a transfer of beneficial ownership of the related Lender Notes, Commitment and Advances to such participant) resides in a jurisdiction that does not have a tax treaty with Ireland or if the assignment or participation otherwise gives rise to Irish withholding tax, the Borrower shall, (i) within sixty (60) days after the date of such assignment, list the Lender Notes on the unregulated market of the Irish Stock Exchange plc or other stock exchange if doing so would eliminate or

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reduce any withholding tax imposed by applicable authorities in Ireland on any payments to be paid by the Borrower to or for the benefit of such assignee or (ii) use reasonable commercial efforts to ascertain whether any adjustments to the structure of the Borrower and the holders of its beneficial interests or otherwise can be implemented without cost or prejudice to any Lender that will eliminate the imposition of such withholding tax, and if such adjustments are satisfactory to the Administrative Agent and the Lenders, as determined in their sole and absolute discretion, within sixty (60) days following the date of such assignment or participation, the Borrower shall implement such adjustments.

(ll) Manager. The Borrower shall ensure that all times the Manager, any successor Manager and any other Person performing functions similar to the Manager is an individual with at least three years of employment experience in the life settlement industry, possessing sufficient skills and knowledge to fulfill his or her obligations under the Consulting Agreement and any similar agreement.

(mm) Servicer Documents. The Borrower shall cause the Servicer, at the request of the Administrative Agent, to provide to the Administrative Agent all information and documentation in the possession of the Servicer with respect to the Pledged Policies and the related Insureds.

(nn) Schedule of Premiums. The Borrower shall cause the Servicer to provide a schedule of Premiums due during the following twelve (12) month period on or prior to the Calculation Date with respect to each Distribution Date.

Section 9.2 Negative Covenants. From the date hereof until the first day following the date on which all of the Obligations (including, without limitation, the Aggregate Contingent Interest) are performed and paid in full and this Loan Agreement is terminated, the Borrower hereby covenants and agrees that it shall not:

(a) Assignment of Pledged Policies, Etc. Except as provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any of the Pledged Policies or any other Collateral, including, without limitation, any Adverse Claim arising out of a Policy Loan.

(b) Amendments to Transaction Documents, etc. Amend, otherwise modify or waive any term or condition of: (i) this Loan Agreement, except with the prior written consent of all of the Lenders or (ii) any other Transaction Document, the Borrower Organizational Documents, any Pledged Policy or any other material contract, except in each case with the prior written consent of the Required Lenders.

(c) Deposit of Non-Collections. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account any cash or other assets other than Collections and other amounts allowed or required to be credited to the Collection Account in accordance with Section 5.2.

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(d) Indebtedness. Contract, create, incur or assume any indebtedness other than indebtedness incurred pursuant to this Loan Agreement and the other Transaction Documents.

(e) Change of Accounts. Change or cause to be changed any of the Accounts, the Borrower Account or the Policy Account or amend the Account Control Agreement without prior written consent of the Required Lenders.

(f) Mergers, Acquisitions, Sales, Subsidiaries, etc.

(i) Be acquired directly or indirectly, or be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Loan Agreement or the other Transaction Documents;

(ii) make, incur or suffer to exist an Investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of, or payment for, property from, any other Person, except for Permitted Investments, pursuant to the Transaction Documents;

(iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

(iv) enter into any transaction with any Affiliate of the Borrower, Imperial, the Guarantor or the Portfolio Administrator or any Affiliate of any of them except for the transactions contemplated or permitted by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to the Borrower or than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, Imperial, the Guarantor or the Portfolio Administrator.

(g) Change in Business Policy. Make any change in the character of its business.

(h) Chief Executive Office. Move its chief executive office or jurisdiction of formation or its situs or permit the documents and books in its possession or under its control evidencing the Collateral to be moved, unless (i) the Borrower shall have given to the Administrative Agent not less than thirty (30) days’ prior written notice thereof, clearly describing the new location, and (ii) the Borrower shall have taken such action, satisfactory to the Administrative Agent, to maintain the title or ownership of the Borrower and any security interest of the Administrative Agent, in the Collateral at all times fully perfected and in full force and effect. The Borrower shall not in any event become or seek to become organized under the laws of more than one jurisdiction.

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(i) Business Restrictions. Engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or make any expenditure for the purchase of any assets if such expenditure is made by the Borrower through a withdrawal of funds from an Account.

(j) Sale of Assets. Sell, transfer or convey any assets, except as expressly permitted by the Transaction Documents.

(k) Classification of Borrower. Following the Closing Date, make any elections, take any actions or fail to take any actions that would cause Borrower to be classified as other than a disregarded entity for United States federal income tax purposes or other than a fiscally transparent entity for Irish tax purposes.

(l) Further Policy Acquisitions. Acquire at any time any additional Policies that are not Pledged Policies without the prior written consent of the Administrative Agent.

(m) Use of Proceeds. Without the prior written consent of the Administrative Agent, use any proceeds arising from a sale under Section 2.7 other than pursuant to this Loan Agreement.

(n) Accounting Changes. Change any accounting practices, policies or treatment without the prior written consent of the Administrative Agent, except to the extent required by Applicable Law, changes in GAAP or requirements of its independent accountants.

(o) Foreign Assets Control Regulations, Etc. (i) Become or permit any of its subsidiaries to become a Blocked Person, (ii) have or permit any of its subsidiaries to have any investments in or engage in any dealings or transactions with any Blocked Person or (iii) violate or permit any of its subsidiaries to violate any Anti-Money Laundering Law.

(p) Independent Trustee. Remove, replace or seek to replace its Independent Trustee absent due cause, death or incapacity without the express prior written consent of the Administrative Agent and the Required Lenders, provided, however, that no such consent shall be required for the replacement of an Independent Trustee in the event that such Independent Trustee ceases to meet the qualifications set forth in Section 9.1(f)(ii), and such Independent Trustee is replaced by another Person who possesses such qualifications. At least one (1) Business Day prior to the removal or replacement of its Independent Trustee, the Borrower shall provide a written explanation to the Administrative Agent as to the reasons why such Independent Trustee will be removed or replaced and the Administrative Agent shall have no duty or obligation to keep such written explanation confidential.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Loan Agreement upon the (i) expiration of the time period set forth below or (ii) expiration of a Cure Notice delivered to the Borrower by the Required Lenders in their sole

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and absolute discretion or (iii) earlier revocation of such Cure Notice by the Required Lenders in their sole and absolute discretion:

(a) Non-Payment. (A) The Borrower shall fail to make when due, any payment to any Lender or the Administrative Agent under this Loan Agreement or any other Transaction Document and such failure continues for three (3) Business Days, or (B) so long as such failure is not solely due to an uncured Lender Default, the Borrower shall fail to make when due, any payment to any other Person under this Loan Agreement or any other Transaction Document, including, without limitation, the failure to pay any Premium, and such failure continues for thirty (30) days or (C) any Advance is not paid in full on the Maturity Date. For the avoidance of doubt, the Lenders making one or more Protective Advances to pay any Premiums due during such thirty (30) day period shall not constitute a cure of the related Event of Default.

(b) Breach of Representations and Warranties. Except as otherwise provided in Section 10.1(w), any representation or warranty made or deemed made by the Borrower, the Parent, a Seller, the Portfolio Administrator, the Guarantor or Imperial under or in connection with any Transaction Document to which it is a party or any information or report delivered by or on behalf of any such Person to the Administrative Agent or any Lender hereunder or under any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or delivered (or when such representation, warranty, information or report is deemed to have been made or delivered) and, if curable, such breach is not cured within thirty (30) days.

(c) Non-Compliance with Other Provisions. Except as otherwise provided in this Section 10.1, (i) the Borrower shall fail to perform or observe any covenant or agreement set forth in Section 9.1(e) (if such failure relates to an Advance in an amount equal to or greater than $1,000,000), Section 9.1(q), Section 9.1(y), Section 9.1(dd), Section 9.1(ee), Section 9.1(ff), Section 9.1(gg), Section 9.1(ii), Section 9.1(jj), Section 9.1(kk), Section 9.1(ll), Section 9.2 (other than Section 9.2(c)) or (ii) the Borrower, the Parent, a Seller, Imperial, the Portfolio Administrator or the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document to which it is party on its part to be performed or observed and any such failure described in this clause (ii) shall remain unremedied for thirty (30) days (or, with respect to a failure to deliver the Calculation Date Report or a failure to comply with any of Section 2.7, Section 9.1(e) (if such failure relates to an Advance in an amount less than $1,000,000), Section 9.1(h), Section 9.1(i), Section 9.1(m), Section 9.1(hh), Section 9.2(c), such failure shall remain unremedied for five (5) Business Days) from the earlier of (i) the date the Borrower receives notice of such failure and (ii) the date the Borrower has actual knowledge thereof.

(d) Non-Compliance by Other Parties. Except as otherwise provided in Section 10.1(w), any party to any Transaction Document other than the Borrower, the Parent, a Seller, Imperial, the Servicer, the Guarantor, the Portfolio Administrator, the Lenders or the Administrative Agent shall fail to perform or observe any term, covenant or agreement contained in this Loan Agreement or in any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days (or, with respect to a

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failure by the Securities Intermediary to make any deposit or withdrawal from any of the Accounts to be made by it under the Transaction Documents, such failure shall remain unremedied for one (1) Business Day) from the earlier of the (i) the date such Person receives notice of such failure and (ii) the date such Person has actual knowledge thereof.

(e) Validity of Transaction Documents. (i) This Loan Agreement or any other Transaction Document shall (except in accordance with its terms), in whole or in part, cease to be the legally valid, binding and enforceable obligation of the Borrower, the Parent, a Seller, Imperial, the Guarantor, or the Portfolio Administrator or cease to be in full force and effect, (ii) the Borrower, the Parent, a Seller, Imperial, the Guarantor or the Portfolio Administrator shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of such document, (iii) any other party (other than any of the Lenders, the Administrative Agent or any other Affected Party) shall directly or indirectly contest such effectiveness, validity, binding nature or enforceability of such document, (iv) this Loan Agreement together with the Account Control Agreement shall cease to create a valid Lien in favor of the Administrative Agent in the Collateral, or the Lien of the Administrative Agent in the Collateral shall cease to be a valid and enforceable first priority perfected Lien, free and clear of any Adverse Claim or (v) the Borrower Interest Pledge Agreement shall cease to create a valid Lien in favor of the Administrative Agent in Pledged Interests, or the Lien of the Administrative Agent in the Pledged Interests shall cease to be a valid and enforceable first priority perfected Lien, free and clear of any Adverse Claim.

(f) Bankruptcy. An Event of Bankruptcy shall have occurred with respect to the Borrower, the Parent, a Seller or Imperial.

(g) Change in Control. A Change in Control shall have occurred with respect to the Borrower, a Seller or the Parent.

(h) Certain Events with Respect to Imperial. Imperial ceases to be a Publicly Traded Company or a Blocked Person shall become the owner, directly or indirectly, beneficially or of record, of equity representing five percent (5.00%) or more of the aggregate ordinary voting power represented by the issued and outstanding equity of Imperial.

(i) Tax Liens; ERISA Liens. The Internal Revenue Service shall file notice of a Lien pursuant to the Code with regard to any assets of the Borrower, the Parent, a Seller or Imperial or the PBGC shall, or shall indicate its intention to, file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, the Parent or a Seller in excess of $100,000 or with regard to Imperial in excess of $3,000,000; provided, however, that in each case the filing of such a notice of Lien shall not be an Event of Default for so long as such filing is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. Notwithstanding anything provided in the preceding sentence, no Adverse Claim shall be permitted with respect to any Collateral or Pledged Interests.

(j) Defaults. A default by the Borrower (after giving effect to the applicable grace period) shall have occurred and be continuing under any instrument, agreement or legal

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commitment evidencing, securing or providing for the issuance of indebtedness for borrowed money or off balance sheet financing for which the Borrower (either individually or collectively) is liable to pay an amount in excess of $50,000, following which the provider of such borrowed money or off balance sheet financing has the right to accelerate the maturity thereof.

(k) Monetary Judgment. One or more judgments for the payment of money shall be rendered against the Borrower in an aggregate amount in excess of $50,000 or against Imperial in an aggregate amount in excess of $3,000,000, and, in each case, shall remain unpaid or undischarged, or a stay of execution thereof shall not be obtained, within thirty (30) days from the date of entry thereof.

(l) Material Adverse Effect. An event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(m) Servicer. (i) A Servicer Termination Event shall have occurred and be continuing, but only if the Servicer has not been replaced by a Successor Servicer or if such Servicer Termination Event causes a Material Adverse Effect or (ii) regardless of whether a Servicer Termination Event shall have occurred or be continuing, the Servicer shall fail to perform or observe any term, covenant or agreement contained in any Transaction Document to which it is party on its part to be performed or observed or any representation or warranty made or deemed made by the Servicer under or in connection with any Transaction Document to which it is a party or any information or report delivered by or on behalf of the Servicer to the Administrative Agent or any Lender under the Servicing Agreement or under any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or delivered (or when such representation, warranty, information or report is deemed to have been made or delivered) and, in each case, such failure or incorrect or untrue representation, warranty, information or report has a material adverse effect on the validity, enforceability, collectability, Lender Valuation or Net Death Benefit of one or more Pledged Policies; provided, that an action or inaction by the Servicer that causes a Pledged Policy to lapse or enter into a grace period shall not constitute an Event of Default under this clause (m)(ii) to the extent that the lapse or entry into a grace period does not result in an Event of Default under clause (p) of this Section 10.1 (it being understood that such action or inaction by the Servicer shall constitute a Servicer Termination Event).

(n) Investment Company Act. (i) The Borrower, the Parent or a Seller shall become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any of the foregoing is at any time not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, solely by virtue of an exception pursuant to Section 3(c)(1) or 3(c)(7) thereof or (ii) the Borrower shall become a “covered fund” under Section 13 of the Bank Holding Company Act of 1956.

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(o) Organizational Document Amendments. The Borrower shall make any material amendment to any of its Borrower Organizational Documents without the prior written consent of the Required Lenders.

(p) Subject Policy Grace Period. As of any date of determination, either (i) more than two (2) Pledged Policies, or (ii) Pledged Policies the aggregate Net Death Benefit of which exceeds 1.5% of the aggregate Net Death Benefit of the Pledged Policies or (iii) Pledged Policies the aggregate Lender Valuation of which exceeds 1.5% of the Lender Valuation of the Pledged Policies as reflected in the most recent Lender Valuation provided by the Administrative Agent to the Borrower pursuant to Section 5.4 of this Loan Agreement, in the case of any of (i), (ii) or (iii), lapse or enter a “grace period” not solely due to an uncured Lender Default and are not restored to good standing within six (6) Business Days after the Securities Intermediary receives written notice from the related Issuing Insurance Company that such Pledged Policy has entered a “grace period”; provided, however, that any Pledged Policy may be permitted to lapse with the prior written consent of the Required Lenders, in their sole and absolute discretion, and no such Pledged Policy permitted to lapse will be counted for purposes of this clause (p).

(q) Ongoing Maintenance Costs. The failure by the Borrower to pay any Ongoing Maintenance Costs (other than Premiums) to the applicable Person when due that the Borrower is responsible to pay, so long as such failure is not solely due to an uncured Lender Default, and such failure shall remain unremedied for thirty (30) days from the earlier of (i) the date the Borrower receives notice of such failure and (ii) the date the Borrower has actual knowledge thereof.

(r) Withholding. (i) Any Collections are subject to withholding tax imposed by applicable authorities in Ireland or are subject to United States withholding tax, in each case, prior to or upon being paid to or by the Borrower; (ii) any amounts to be paid by the Borrower to the Administrative Agent or any Lender are subject to United States withholding tax in the event of a Withholding Tax Change of Circumstances or withholding tax imposed by applicable authorities in Ireland other than solely as a result of the Initial Lender being in breach of its representation made on the date hereof pursuant to Section 13.4; provided that no Event of Default shall occur with respect to such event (A) so long as the Borrower is using reasonable commercial efforts to comply with the covenant set forth in Section 9.1(kk) hereof following an assignment by a Lender of all or any portion of its Lender Notes, Commitment and Advances hereunder and compliance with such covenant would eliminate any withholding tax imposed by the applicable authorities in Ireland on any payments to be paid by the Borrower to or for the benefit of the related assignee and (B) (x) the Borrower lists the Lender Notes related to such assignee on the unregulated market of the Irish Stock Exchange plc or other stock exchange within sixty (60) days after the date of the related assignment and doing so eliminates any withholding tax imposed by the applicable authorities in Ireland on any payments to be paid by the Borrower to or for the benefit of such assignee or (y) the Borrower, in consultation with the Administrative Agent, is using reasonable commercial efforts to ascertain whether any adjustments to the structure of the Borrower and its partners or otherwise can be implemented without cost or prejudice to any Lender that will eliminate the imposition of such withholding tax, and if such adjustments are satisfactory to the Administrative Agent and the Lenders, as

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determined in their sole and absolute discretion, within sixty (60) days following the date of the related assignment, the Borrower implements such adjustments; (iii) following the Closing Date, Borrower is treated as other than a disregarded entity for United States federal income tax purposes as a result of an election or any other action or inaction taken by or on behalf of the Borrower or any of its Affiliates; or (iv) Borrower or Parent is engaged in a trade or business in the United States through a permanent establishment in the United States within the meaning of the double tax treaty between Ireland and the United States.

(s) Portfolio Administrator Termination Events. A Portfolio Administrator Termination Event shall have occurred and be continuing, but only if the Portfolio Administrator has not been replaced by a Successor Portfolio Administrator in accordance with the terms and conditions of the Portfolio Administration Agreement or if such Portfolio Administrator Termination Event causes a Material Adverse Effect.

(t) Independent Director. The Parent shall remove, replace or seek to replace its Independent Director absent due cause, death or incapacity without the express prior written consent of the Administrative Agent and the Required Lenders, provided, however, that no such consent shall be required for the replacement of an Independent Director in the event that such Independent Director ceases to meet the qualifications set forth in Section 9.1(f)(ii), and such Independent Director is replaced by another Person who possesses such qualifications.

(u) Independent Trustee. The Borrower or the Parent shall remove, replace or seek to replace the Borrower’s Independent Trustee absent due cause, death or incapacity without the express prior written consent of the Administrative Agent and the Required Lenders, provided, however, that no such consent shall be required for the replacement of an Independent Trustee in the event that such Independent Trustee ceases to meet the qualifications set forth in Section 9.1(f)(ii), and such Independent Trustee is replaced by another Person who possesses such qualifications.

(v) Treaty. The Borrower fails to qualify under both limitation of benefits provisions set forth in Article 23, sections 2(c) and 2(e) of the Treaty.

(w) Standstill Agreement. Any party to the Standstill Agreement (other than the Administrative Agent) shall fail to perform or observe any term, covenant or agreement contained in the Standstill Agreement on its part to be performed or observed and any such failure shall remain unremedied for three (3) days (unless such failure occurs within one hundred twenty (120) days after the Closing Date, in which case, thirty (30) days) from the earlier of (i) the date such Person receives notice of such failure and (ii) the date such Person has actual knowledge thereof or any representation or warranty made or deemed made by any such party under or in connection with the Standstill Agreement or any information or report delivered by or on behalf of any such party under the Standstill Agreement shall prove to have been incorrect or untrue in any material respect when made or delivered (or when such representation, warranty, information or report is deemed to have been made or delivered) and, if curable, such breach is not cured within three (3) days (unless such breach occurs within one hundred twenty (120) days after the Closing Date, in which case, thirty (30) days) from the earlier of (i) the date such Person receives notice of such breach and (ii) the date such Person has actual knowledge thereof.

Section 10.2 Remedies.

(a) Optional Termination. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f) or Section 10.1(g)) that is not waived in writing by the Required Lenders and not cured within any applicable cure period, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Advances and other Obligations, including, without limitation, any Yield Maintenance Fees payable pursuant to Section 4.4, to be due and payable and the Lenders’ Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of all the Advances and other Obligations shall be and become immediately due and payable (and the Maturity Date shall be deemed to have occurred), without further notice, demand or presentment, and the Lenders’ Commitment shall terminate.

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(b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 10.1(f) or Section 10.1(g), (i) the Commitment Termination Date shall be deemed to have occurred automatically, and (ii) all outstanding Advances and other Obligations, including, without limitation, any Yield Maintenance Fees payable pursuant to Section 4.4 shall become immediately and automatically due and payable (and the Maturity Date shall be deemed to have occurred for all of the Advances), all without presentment, demand, protest, or notice of any kind.

(c) Sale of the Collateral.

(i) In addition to all rights and remedies under this Loan Agreement or otherwise, the Lenders and the Administrative Agent shall have all other rights and remedies provided under the relevant UCC and under other Applicable Laws, which rights shall be cumulative. Without limiting the generality of the foregoing, on and after the occurrence of an Event of Default that is not waived in writing by the Required Lenders, the Administrative Agent (on behalf of the Secured Parties and at the direction of the Required Lenders) may without being required to give any notice (except as herein provided or as may be required by mandatory provisions of law), sell the Collateral or any part thereof in any commercially reasonable manner at public or private sale, for cash, upon credit or for future delivery, as directed by the Required Lenders and at such price or prices as the Required Lenders may deem satisfactory. Any Lender or the Administrative Agent may participate as a bidder in any such sale and the Administrative Agent and/or the Lenders may credit bid in such sale. The Borrower will execute and deliver such documents and take such other action as the Administrative Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with Applicable Law. Upon any such sale, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.

(ii) After deduction of payment for the outstanding principal balance of Advances plus accrued but unpaid interest thereon plus all other Obligations owing by the Borrower, (including, without limitation, any Yield Maintenance Fees payable pursuant to Section 4.4) the Administrative Agent shall distribute the remaining proceeds of such sale to the Borrower Account.

(iii) Any such sale under this Section 10.2(c), other than a sale consummated pursuant to a credit bid made by the Administrative Agent or a Lender, shall be for cash. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by Applicable Law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Administrative Agent at the direction of the Required Lenders, instead of

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exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose the security interests in the Collateral and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(d) Power of Attorney. In furtherance of the rights, powers and remedies of the Administrative Agent and the Required Lenders on and after the occurrence of an Event of Default that is not waived in writing by the Required Lenders, or cured within any applicable cure period, the Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney, which appointment is coupled with an interest, with full power of substitution, in the name of the Borrower, or otherwise, for the sole use and benefit of the Administrative Agent (for the further benefit of the Secured Parties), but at the Borrower’s expense, to the extent permitted by law and subject to the last sentence of the immediately preceding subsection, to exercise, at any time and from time to time during the continuance of an Event of Default, all or any of the following powers with respect to all or any of the Collateral:

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

(ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii) to sell, transfer, assign, seize or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent was the absolute owner thereof, and

(iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Administrative Agent shall give the Borrower at least ten (10) days’ prior written notice of the time and place of any public sale or the time after which any private sale or other intended disposition of any of the Collateral is to be made. The Borrower agrees that such notice constitutes “reasonable notification” within the meaning of Section 9-611 (or other section of similar content) of the relevant UCC.

(e) Conflict of Rights. Notwithstanding anything to the contrary contained in this Loan Agreement, if at any time the rights, powers and privileges of the Required Lenders or the Administrative Agent following the occurrence of an Event of Default conflict (or are inconsistent) with the rights and obligations of the Servicer, or the Portfolio Administrator, the rights, powers and privileges of the Required Lenders or the Administrative Agent shall supersede the rights and obligations of the Servicer and the Portfolio Administrator to the extent of such conflict (or inconsistency), with the express intent of maximizing the rights, powers and privileges of the Required Lenders or the Administrative Agent following the occurrence of an Event of Default.

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(f) Contract to Extend Financial Accommodations. The parties hereto acknowledge that this Loan Agreement is, and is intended to be, a contract to extend financial accommodations to the Borrower within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. § 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

(g) Cumulative Rights. For the avoidance of doubt, the rights and remedies granted to the Lenders or the Administrative Agent under this Loan Agreement, any other Transaction Document, the relevant UCC or any other Applicable Law are cumulative and not exclusive, and the exercise of any such rights and remedies will not be waived or deemed waived by any such Person merely by the receipt of or acceptance by such Person of amounts on deposit in the Collection Account that are distributed pursuant to Section 5.2(c) of this Loan Agreement.

Section 10.3 Lender Default. If a Lender Default has occurred and is continuing, the Borrower shall have the right to prepay the outstanding principal amount of the Advances plus accrued and unpaid interest thereon at par or sell its assets (subject to the sale provisions of Section 2.7) and no Yield Maintenance Fee shall be payable in connection with any such prepayment or sale; provided that the Borrower shall not have the right to incur any other debt unless the Administrative Agent, at the direction of the Required Lenders, approves such debt in their sole and absolute discretion. Notwithstanding the foregoing, upon the occurrence and continuance of a Lender Default, all other rights and remedies of the Administrative Agent and the Lenders under this Loan Agreement and the other Transaction Documents shall remain in full force and effect. A Lender Default shall cease to exist upon the earlier of the date such Lender Default is cured by a Lender or the Ongoing Maintenance Costs Reimbursable Amount relating to such Lender Default is paid pursuant to Sections 5.2(b) and/or (c) hereof.

Section 10.4 Acknowledgment, Release and Waiver. The Borrower hereby acknowledges and agrees that it specifically requested that the reference to Article 23, section 2(c) of the Treaty be included in the Event of Default set forth in Section 10.1(v) of this Loan Agreement. Furthermore, the Borrower hereby acknowledges and agrees that in the event that the Agent and/or one or more Lenders, as applicable, (i) assigns or grants a participation in respect of all or any portion of their respective Lender Notes, Commitment and Advances hereunder, (ii) changes their respective jurisdictions of formation, domicile and/or residence, (iii) carries on any trade or business in Ireland through a local branch or agency or (iv) takes any other action or inaction that directly or indirectly causes the Borrower or an Affiliate thereof to fail to qualify under the limitation of benefits provision set forth in Article 23, section 2(c) of the Treaty, an Event of Default may occur under Section 10.1(v) of this Loan Agreement. In addition, the Borrower hereby expressly acknowledges and agrees that in the event such an Event of Default occurs, each of the Agent and the Lenders may exercise any or all of their rights and remedies provided hereunder, under any of the other Transaction Documents, under the relevant UCC and/or under other Applicable Laws in connection therewith and the Borrower hereby explicitly consents to such exercise. The Borrower, on behalf of itself and its Affiliates, hereby waives any claim, cause of action, right, suit and complaint that it may have that the Agent and/or one or more Lenders may have in any way acted wrongfully in connection with such exercise or caused such Event of Default to occur, and waives and releases the Agent, each

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of the Lenders and their respective Affiliates from any and all past, present or future claims (including claims for indemnification or contribution), causes of actions, rights, suits, debts, due charges, complaints, obligations (monetary and non-monetary), promises, demands, liabilities, disputes, controversies, damages and expenses (including attorneys’ fees and costs) of any nature whatsoever, in law or in equity, contract, tort or other legal theory, whether known or unknown, fixed or contingent, foreseen or unforeseen, asserted or unasserted, whether previously existing, currently existing or arising in the future, whether under federal or state or other law, in each case, in connection therewith. The Borrower hereby recognizes that by adding the reference to Article 23, section 2(c) of the Treaty in the Event of Default set forth in Section 10.1(v) of this Loan Agreement, it is possible that the failure of the Borrower to qualify under the limitation of benefits provision set forth in Article 23, section 2(c) of the Treaty could cause an Event of Default. The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders that it has consulted with counsel in connection with agreeing to the acknowledgment, waiver and release set forth in this Section 10.4.

ARTICLE XI

INDEMNIFICATION

Section 11.1 General Indemnity of the Borrower. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Lender and the Administrative Agent (on their own behalf and on behalf of each of the Lenders’ and the Administrative Agent’s Affiliates and each of such entities’ respective successors, transferees, participants and permitted assigns and all officers, directors, shareholders, controlling persons, and employees of any of the foregoing) (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related and reasonable costs and expenses actually incurred, including reasonable attorneys’ fees and disbursements actually incurred (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, the acceptance and administration of this Loan Agreement by such Person, any commingling of funds related to the transactions contemplated hereby (whether or not permitted hereunder), or the use of proceeds therefrom by the Borrower, including (without limitation) in respect of the funding of any Advance or in respect of any Policy; excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, fraud or willful misconduct on the part of any Indemnified Party (BUT EXPRESSLY EXCLUDING FROM THIS CLAUSE (i), AND EXPRESSLY INCLUDING IN THE INDEMNITY SET FORTH IN THIS SECTION 11.1, INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS SECTION 11.1, INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE NOT CONSTITUTING GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT), and (ii) any Indemnified Tax upon or measured by

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net income (except those described in Section 6.1(a)) on any Indemnified Party; including (without limitation), however, Indemnified Amounts resulting from or relating to:

(i) any representation or warranty made by or on behalf of the Borrower, the Parent, a Seller, the Portfolio Administrator, the Guarantor, or Imperial in any Transaction Document to which it is a party, which was incorrect in any respect when made;

(ii) failure by the Borrower, the Parent, a Seller, the Portfolio Administrator, the Guarantor or Imperial to comply with any covenant made by it, or perform any obligation to be performed by it, in any Transaction Document to which it is a party;

(iii) except as expressly set forth in this Loan Agreement, the failure by the Borrower, the Parent, a Seller, the Portfolio Administrator, the Guarantor or Imperial to create and maintain in favor of the Administrative Agent, for the benefit of the Secured Parties a valid perfected first priority security interest in the Collateral, free and clear of any Adverse Claim;

(iv) the failure by the Borrower to pay when due any Taxes (including sales, excise or personal property taxes) payable in connection with the purchase and sale of the Collateral;

(v) the commingling of the Collections with other funds of the Borrower;

(vi) any legal action, judgment or garnishment affecting, or with respect to, distributions on any Pledged Policy or the Transaction Documents; and

(vii) any failure to comply with any Applicable Law with respect to any Pledged Policy or any other part of the Collateral.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section 11.1 that is permissible under Applicable Law.

Section 11.2 General Indemnity of the Portfolio Administrator. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Portfolio Administrator hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all damages, losses, claims, liabilities and related and reasonable costs and expenses actually incurred, including reasonable attorneys’ fees and disbursements actually incurred (all of the foregoing being collectively called “Portfolio Administrator Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to (i) any representation or warranty made by or on behalf of the Portfolio Administrator in any Transaction Document to which it is a party, which was incorrect in any respect when made and (ii) failure by the Portfolio Administrator to comply with any covenant made by it, or perform any obligation to be performed by it, in any Transaction Document to which it is a party; excluding, however, Portfolio Administrator Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, fraud or willful

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misconduct on the part of any Indemnified Party (BUT EXPRESSLY INCLUDING IN THE INDEMNITY SET FORTH IN THIS SECTION 11.2, AND THE PORTFOLIO ADMINISTRATOR SHALL BE LIABLE FOR, PORTFOLIO ADMINISTRATOR INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS SECTION 11.2, INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE NOT CONSTITUTING GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Portfolio Administrator hereby agrees to make the maximum contribution to the payment of the amounts indemnified against in this Section 11.2 that is permissible under Applicable Law.

Section 11.3 Limited Recourse and Non-Petition.

(a) The parties to this Loan Agreement hereby agree that they shall not have any recourse under any obligation, covenant, or agreement of the Portfolio Administrator contained in this Loan Agreement against any shareholder, officer, agent, employee or director of the Portfolio Administrator, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that the obligations under this Loan Agreement are corporate obligations of the Portfolio Administrator. Furthermore, no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of the Portfolio Administrator, or any of them, under or by reason of any of the obligations, covenants or agreements of the Portfolio Administrator contained in this Loan Agreement, or implied therefrom, and any and all personal liability of every such shareholder, officer, agent, employee or director for breaches by the Portfolio Administrator of any such obligations, covenants or agreements, either at law or by statute or constitution, is hereby deemed expressly waived by the parties to this Loan Agreement.

(b) Notwithstanding any provisions of this Loan Agreement which impose on the Portfolio Administrator an obligation at any time to make any payment, the rights of recourse of the parties to this Loan Agreement shall be limited to the assets of the Portfolio Administrator and, to the extent that such assets are reduced to zero, the parties to this Loan Agreement shall have no further claim against the Portfolio Administrator in respect of any resulting shortfall and any unsatisfied amounts shall be extinguished and neither the parties to this Loan Agreement nor any person(s) acting on their behalf shall take any further action to recover such amounts.

(c) The parties to this Loan Agreement shall not be entitled at any time to institute against the Portfolio Administrator, or join in any institution against the Portfolio Administrator, any bankruptcy, reorganisation, receivership, arrangement, insolvency, winding up, examinership or liquidation proceedings or for the appointment of a liquidator, examiner, receiver, receiver manager, administrator or similar official, or other proceedings under any applicable bankruptcy or similar law in connection with the obligations of the Portfolio Administrator owed under this Loan Agreement or any other Transaction Document; provided, however, that nothing herein shall preclude or stop any such party from (A) taking any action in (x) any case or proceeding voluntarily filed or commenced by the Portfolio Administrator or (y)

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any involuntary bankruptcy, reorganisation, receivership, arrangement, insolvency, winding up, examinership or liquidation proceedings or other proceedings under any bankruptcy or similar law commenced by any other person filed or commenced against the Portfolio Administrator by a person other than such party or (B) commencing and conducting to the fullest extent permissible under all relevant laws against the Portfolio Administrator or any properties of the Portfolio Administrator any legal action which is not a bankruptcy, reorganisation, receivership, arrangement, insolvency, winding up, examinership, liquidation or similar proceeding.

ARTICLE XII

ADMINISTRATIVE AGENT

Section 12.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Loan Agreement and the other Transaction Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Loan Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Loan Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Transaction Document or otherwise exist against the Administrative Agent.

Section 12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Loan Agreement and the other Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Transaction Document (except for its or such Person’s own gross negligence, fraud or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, the Parent, a Seller, Imperial, the Guarantor, the Servicer, the Portfolio Administrator, the Securities Intermediary, any of the Trustees, the Custodian, [*] or [*] or any officer thereof contained in any Transaction Document to which it is a party or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Loan Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Transaction Document or for any failure of the Borrower, the Parent, a Seller, Imperial, the Guarantor, the Servicer, the Portfolio Administrator, the Securities Intermediary, any of the

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Trustees, the Custodian, [*] or [*] to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower, the Parent, a Seller, Imperial, the Guarantor, the Servicer, the Portfolio Administrator, the Custodian, any of the Trustees, the Securities Intermediary, [*] or [*]. The Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to this Loan Agreement or any other Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of any Lender.

Section 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, e-mail or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, the Portfolio Administrator, the Guarantor or the Servicer), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the owner of its pro rata share of the Advances for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Transaction Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of an interest in any of the Lender Notes.

Section 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender referring to this Loan Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action, subject to the Transaction Documents with respect to such Unmatured Event of Default or Event of Default as shall be directed by the Required Lenders.

Section 12.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers,

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directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, the Portfolio Administrator, the Guarantor or the Servicer, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Portfolio Administrator, the Guarantor and the Servicer and made its own decision to make its Advances hereunder and enter into this Loan Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Portfolio Administrator, the Guarantor and the Servicer. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, the Portfolio Administrator, the Guarantor or the Servicer which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their outstanding Advances, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of all of the Lender Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Loan Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence, fraud or willful misconduct. The agreements in this Section 12.7 shall survive the payment of all of the Lender Notes and all other amounts payable hereunder and the termination of this Loan Agreement.

Section 12.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the Servicer, Imperial, the Portfolio Administrator, the

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Guarantor or any of their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder and under the other Transaction Documents. With respect to Advances made or renewed by it, the Administrative Agent shall have the same rights and powers under this Loan Agreement and the other Transaction Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 12.9 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon twenty (20) days’ notice to the Lenders effective upon the appointment of a successor agent. If the Administrative Agent shall resign as the Administrative Agent under this Loan Agreement and the other Transaction Documents, then the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall be an Affiliate of the Administrative Agent or a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and, if such successor agent is not an Affiliate of the Administrative Agent, together with its Affiliates, having a combined capital, surplus and undivided profits of at least $100,000,000, which, if such successor agent is not an Affiliate of the Administrative Agent, shall be reasonably acceptable to the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Loan Agreement or any holders of an interest in any of the Lender Notes. After any retiring Administrative Agent’s resignation as the Administrative Agent, all of the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Loan Agreement and the other Transaction Documents.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Amendments, Etc. No amendment or waiver of, or consent to the Borrower’s departure from, any provision of this Loan Agreement shall be effective unless it is in writing and signed by the Administrative Agent, with the written consent of the Required Lenders (or, in the case of any amendment, waiver or consent that would result in a decrease in the interest rate on any Advance, a reduction in the principal amount of any Advance, an extension of time to make any payment of principal or interest on any Advance, the extension of the Commitment Termination Date or a release of all or any substantial portion of the Collateral (other than as expressly contemplated hereunder), by each Affected Party), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment or waiver of, or consent to the departure of any other party from, any provision of this Loan Agreement shall be effective unless it is in writing and signed by an officer of the Borrower or the Portfolio Administrator for itself and on behalf of the Borrower. The Borrower hereby expressly authorizes the Portfolio Administrator to execute any such amendment, waiver or consent on behalf of the Borrower.

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Section 13.2 Notices, Etc. All notices, directions, instructions, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic mail communication) and sent to each party entitled thereto, at its address set forth on Schedule 13.2, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices, directions, instructions, demands and communications shall be effective: (a) if sent by overnight courier, on the Business Day after the day sent, (b) if by U.S. mail, three (3) Business Days after being deposited in the mail, (c) if delivered personally, when delivered, and (d) if sent by electronic mail, when the sender thereof shall have received electronic confirmation of the transmission thereof (provided that should such day not be a Business Day, on the next Business Day), except any such notice, direction, demands or other communications to the Administrative Agent shall only be effective upon actual receipt.

Section 13.3 No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder or under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 13.4 Binding Effect; Assignability; Term. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, each Lender, the Administrative Agent, the Portfolio Administrator and the Guarantor, and their respective successors and assigns, except that no party shall have the right to assign any of their respective rights, or to delegate any of their respective duties and obligations, hereunder without the prior written consent of the other parties except as set forth below. Each Lender may assign all or any portion of its Lender Notes, Commitment and Advances hereunder, in each case pursuant to an assignment and assumption agreement in substantially the form attached hereto as Exhibit C (each, an “Assignment and Assumption Agreement”), and in each case to (1) any Affiliate; or (2) any financial institution or other Person with the approval of the Required Lenders and, so long as no Event of Default has occurred and is continuing, the Borrower (such approval by the Borrower not to be unreasonably withheld or delayed); provided that (i) any such assignment shall be in an amount of not less than the lesser of (A) $2,000,000 and (B) one-hundred percent (100%) of such Lender’s outstanding Advances, (ii) the assigning Lender shall promptly give written notice of such assignment to the Administrative Agent and the Borrower and (iii) the assignee agrees in writing to be bound by the provisions of this Loan Agreement. Any attempted assignment or delegation in breach of this Section 13.4 shall be null and void. Notwithstanding the foregoing, (i) the Initial Lender or any Affiliate of the Initial Lender that becomes a Lender hereunder may, without the consent of the Borrower, assign all or any portion of its Lender Notes, Commitment and Advances hereunder to an Affiliate of the Initial Lender or such Affiliate or any Person that directly or indirectly owns any equity interest in the Initial Lender or such Affiliate and (ii) any Lender may, without the consent of the Borrower, (a) assign all of its Lenders Notes, Commitment and Advances hereunder to any Person if such Lender determines in its sole and absolute discretion that remaining a Lender hereunder would have an adverse regulatory impact on such Lender and (b) sell participation interests in its Advances and obligations hereunder to any Person or pledge any of its rights hereunder to any federal reserve bank, federal home loan bank or any federal

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depository institution. Any Lender which assigns all or any portion of its Lender Notes, Commitment and Advances hereunder pursuant to this Section 13.4 may retain or assign all or any portion of its interest in the Aggregate Contingent Interest. For the avoidance of doubt, any Person which does not hold any Lender Note, has no Commitment hereunder and in respect of which no Advances are outstanding, but which has an interest in the Aggregate Contingent Interest, shall not be included in determining the Required Lenders. The Initial Lender represents to the Borrower that, as of the Closing Date, it is an entity (x) that is a corporation formed under the laws of the United States or a U.S. state; (y) whose equity owners, are individuals who are citizens or residents of the United States for U.S. federal income tax purposes; and (z) does not carry on any trade or business in Ireland through a local branch or agency; and it has no current intention to cease to be such an entity. The Borrower hereby acknowledges that no Lender is making any representation other than the representation made by the Initial Lender as of the Closing Date as set forth in the immediately preceding sentence; provided however, if the Initial Lender becomes aware that it ceases to be an entity of the type described in the immediately preceding sentence or if any Lender that is not the Initial Lender or an Affiliate thereof becomes aware that it ceases to be (i) an entity that (a) is formed as a corporation or other body corporate under the laws of the United States or a U.S. state, (b) is taxed as a corporation on its worldwide income for U.S. federal income tax purposes and (c) does not carry on any trade or business in Ireland through a local branch or agency, (ii) an individual who is a citizen or resident of the United States for United States federal income tax purposes or (iii) an entity that (a) is formed under the laws of the United States or a U.S. state as a partnership (or other entity not qualifying under clause (i) above), (b) all of whose partners are entities described in clause (i) or (ii) above or this clause (iii) or all of the ultimate recipients of the interest payable under this Loan Agreement are entities described in clause (i) or (ii) above or this clause (iii) or are Qualified Persons, (c) does not carry on any trade or business in Ireland through a local branch or agency and (d) whose business is conducted through such entity for market reasons and not for Irish tax avoidance purposes, within ten (10) Business Days of the date on which the Initial Lender or such Lender, as applicable, becomes aware that it ceased to be such an entity, the Initial Lender or such Lender, as applicable, shall provide written notice thereof to the Borrower, the other Lenders and the Administrative Agent, and, if based on the written advice from a nationally recognized tax advisor (which written advice the Borrower shall simultaneously provide or cause to be provided to the Administrative Agent), solely as a result of the Initial Lender or such Lender, as applicable ceasing to be such an entity, payments of interest under this Loan Agreement result in the Borrower ceasing to qualify for benefits under the Treaty, then within sixty (60) Business Days of the Borrower’s receipt of such written notice, the Borrower may prepay all of the outstanding principal balance of Advances plus accrued but unpaid interest thereon plus all other Obligations owing by the Borrower (excluding any Yield Maintenance Fee.) This Loan Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Commitments have terminated and all the principal of and interest on the Advances and all other Obligations are paid in full, including, without limitation, the Aggregate Contingent Interest; provided that rights and remedies of the Lenders and the Administrative Agent, as applicable, under Article XI and Section 3.1, Section 3.3 and Section 13.8 shall survive any termination of this Loan Agreement.

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Section 13.5 GOVERNING LAW; JURY TRIAL. (a) THIS LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY THIS LOAN AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

Section 13.6 Execution in Counterparts. This Loan Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Loan Agreement by facsimile or transmitted electronically in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart hereof. Any party delivering an executed counterpart of this Loan Agreement by facsimile, TIFF or PDF shall also deliver a manually executed counterpart hereof, but failure to do so shall not affect the validity, enforceability, or binding effect of this Loan Agreement.

Section 13.7 Submission to Jurisdiction. Each party hereto hereby submits to the exclusive jurisdiction of the courts of the State of New York and of any Federal court located in the State of New York (or any appellate court from any thereof) in any action or proceeding arising out of or relating to this Loan Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives any objection that it may have to the laying of venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum.

Section 13.8 Costs and Expenses. In addition to its obligations under Section 3.3 and Article XI, the Borrower agrees to pay on demand:

(a) all reasonable and actual costs and expenses incurred by the Administrative Agent and each Lender in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any actual or claimed breach of or any amendments, waivers or consents under or with respect to, this Loan Agreement, the Lender Notes and the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation, the reasonable fees and expenses of counsel to any of such Persons actually incurred in connection therewith, (ii) the perfection of Administrative Agent’s security interest in the Collateral, (iii) the maintenance of the Accounts, the Policy Account and the Borrower Account, and (iv) the audit of the books, records and procedures of the Portfolio Administrator, the Guarantor or the Borrower by the Administrative Agent’s auditors (which may be employees of the Administrative Agent), and

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(b) all stamp and other Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Loan Agreement, the Lender Notes or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes and fees.

Section 13.9 Severability of Provisions. If any one or more provisions of this Loan Agreement shall for any reason be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Loan Agreement and shall in no way affect the validity or enforceability of other provisions of this Loan Agreement.

Section 13.10 ENTIRE AGREEMENT. THIS LOAN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 13.11 Conflicts. With respect to the matters set forth herein, in the event of any conflict between the provisions of this Loan Agreement and the provisions of any collateral assignment related to a Pledged Policy, the provisions of this Loan Agreement shall govern and control.

Section 13.12 Confidentiality. No party to this Loan Agreement that receives any Confidential Information (the “Receiving Party”) from any other party (the “Disclosing Party”) under this Loan Agreement or any other Transaction Document shall disclose any Confidential Information to any Person without the consent of the Disclosing Party, other than (a) to the Servicer, Portfolio Administrator, Securities Intermediary, Custodian, the Guarantor and the Receiving Party’s Affiliates and its and their respective officers, directors, employees, trustees, agents and advisors (collectively, its “Representatives”) and to actual or prospective assignees under Section 13.4, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, including any requirements to make disclosures thereof pursuant to applicable securities laws, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating the Receiving Party, the Servicer, Portfolio Administrator, Securities Intermediary, Custodian, the Guarantor and/or their respective Affiliates (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Disclosing Party received by it from the Receiving Party, (e) in connection with any litigation or proceeding to which the Receiving Party, the Servicer, Portfolio Administrator, Securities Intermediary, Custodian, the Guarantor and/or their respective Affiliates may be a party, (f) in connection with the exercise of any right or remedy under this Loan Agreement or any other Transaction Document, and any related or subsequent sale or other transaction involving any of the Collateral or other collateral or assets pledged pursuant to any Transaction Document to secure the repayment of the Advances or (g) if any such Confidential Information becomes publicly available so long as such availability is not caused by the

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Receiving Party or any of its Affiliates or any of their respective officers, directors, employees, trustee, agents and advisors. Notwithstanding the foregoing, it is expressly agreed that following the Closing Date, the Initial Lender may make or cause to be made a press release, public announcement or publicity statement (including placing a “tombstone” advertisement) relating to this Loan Agreement; provided that the parties hereto will consult with each other regarding the content and timing of any such press release, public announcement or publicity statement.

Section 13.13 Limitation on Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS LOAN AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL NOT BE LIABLE TO ANY PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THEIR RESPECTIVE ACTIVITIES RELATED TO THIS LOAN AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, THE LENDER NOTES, THE ADVANCES OR OTHERWISE IN CONNECTION WITH THE FOREGOING. WITHOUT LIMITING THE FOREGOING, THE PARTIES AGREE THAT NEITHER THE ADMINISTRATIVE AGENT, THE LENDERS NOR ANY INDEMNIFIED PARTY SHALL BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION RELATING TO ANY FAILURE BY ANY SUCH PARTY TO MAKE ANY ADVANCE UNDER, OR SUCH PARTY DECLINING TO MAKE ANY ADVANCE UNDER, THIS LOAN AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL LENDERS’ LIABILITY FOR FAILURE TO FUND ANY ADVANCE EXCEED THE AMOUNT OF SUCH ADVANCE AND $7,500,000 IN AGGREGATE FOR ALL ADVANCES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Loan and Security Agreement

Section 13.14 Relationship of Parties. Notwithstanding the obligation of the Borrower to pay the Aggregate Contingent Interest to the Lenders in accordance with the terms hereof and that Advances made from time to time hereunder may be used to pay Ongoing Maintenance Costs, the relationship of each Secured Party and the Borrower is solely one of lender and borrower and this Loan Agreement does not constitute a partnership, tenancy-in-common, joint tenancy or joint venture between any of the Secured Parties and the Borrower, nor does this Loan Agreement create an agency or fiduciary relationship between any of the Secured Parties and the Borrower. The Borrower is not the representative or agent of any of the Secured Parties and no Secured Party is a representative or agent of the Borrower. The parties hereto intend that the relationship among them shall be solely that of creditor and debtor. No Secured Party shall in any way be responsible or liable for the debts, losses, obligations or duties of the Borrower.

IN WITNESS WHEREOF, the parties have caused this Loan and Security Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

RED FALCON TRUST,
as Borrower

By: Blue Heron Designated Activity Company, in its capacity as Residual Interest Holder

By:
Name:
Title:

IMPERIAL FINANCE & TRADING, LLC, as Guarantor

By:
Name:
Title:

BLUE HERON DESIGNATED ACTIVITY COMPANY, as Portfolio Administrator

By:
Name:
Title:

Loan and Security Agreement

LNV CORPORATION, as Initial Lender

By:
Name:
Title:

CLMG CORP., as Administrative Agent

By:
Name:
Title:

Loan and Security Agreement

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 2.1(a)

Lenders’ Commitments

Lender	Commitment
LNV Corporation	$110,000,000

Schedule 2.8 – Payment Direction

Bank	Wilmington Trust, Wilmington DE
ABA
Account Name	Imperial/Indaba Indenture
Account Number

Schedule 8.1(i)

None

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 8.1(m)

1.	On-going litigation related to the case styled as Sun Life Assurance Company of Canada (U.S.) v. Imperial Holdings, Inc., Imperial Premium Finance, LLC, Imperial Life Financing II, LLC, Imperial Life Settlements, LLC, Imperial PFC Financing, LLC, Imperial PFC Financing II, LLC, OLIPP I, LLC, PSC Financial, LLC and John Does 1-100 in the United States District Court For the Southern District of Florida.

2.	Investigation of Imperial Holdings, Inc. by the Internal Revenue Service Criminal Investigations division as further described in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 6, 2015. [*]

Schedule 8.1(q)

None

Schedule 8.1(s)

Account Information

Account Description	Bank	Account No.
Collection Account	Wilmington Trust, National Association

Payment Account	Wilmington Trust, National Association

Borrower Account	Wilmington Trust, National Association

Policy Account	Wilmington Trust, National Association

Schedule 8.1(u)

None

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 8.1(w)

			Policy Issue Date		Death Benefit Split By $					Death Benefit Split By %
Case#	NAME	POLICY		Issuing Company	[*]	[*]	[*]	[*]	Total Policy Face	[*]	[*]	[*]	[*]	Total Policy Face
1 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
2 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
3 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
4 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
5 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
6 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
7 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
8 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
9 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
10 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
11 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
12 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
13 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
14 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
15 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
16 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
17 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
18 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
19 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
20 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
21 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
22 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
23 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
24 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
25 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
26 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
27 [*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
							[*]	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 8.3 (i)

1.	Investigation of Imperial Holdings, Inc. by the Internal Revenue Service Criminal Investigations division as further described in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 6, 2015. [*]

Schedule 8.3(l)

None

Schedule 13.2

CLMG CORP.

7195 Dallas Parkway

Plano, TX 75024

Attention:

Telephone:

Facsimile:

Email:

* * * * *

LNV Corporation

c/o CLMG Corp.

7195 Dallas Parkway

Plano, TX 75024

Attention:

Telephone:

Facsimile:

Email:

* * * * *

RED FALCON TRUST

Attention: The Directors

2nd Floor, Palmerston House

Fenian Street

Dublin 2

Ireland

Email:

With a copy to:

* * * * *

Blue Heron Designated Activity Company

Attention: The Directors

2nd Floor, Palmerston House

Fenian Street

Dublin 2

Ireland

Email:

With a copy to:

* * * * *

IMPERIAL FINANCE & TRADING, LLC

5355 Town Center Rd #701

Boca Raton, FL 33486

Attention: Office of General Counsel

Email:

* * * * *

harbordale, LLC

5355 Town Center Rd #701

Boca Raton, FL 33486

Attention: Office of General Counsel

Email:

* * * * *

RED REEF ALTERNATIVE INVESTMENTS, LLC

5355 Town Center Rd #701

Boca Raton, FL 33486

Attention: Office of General Counsel

Email:

* * * * *

IMPERIAL HOLDINGS, INC.

5355 Town Center Rd #701

Boca Raton, FL 33486

Attention: Office of General Counsel

Email:

* * * * *

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eligibility Criteria Clause (C) Schedule

Last Name	First Name	Policy Number	Carrier	Net Death Benefit
[*]	[*]	[*]	[*]	$5,000,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eligibility Criteria Clause (D) Schedule

Last Name	First Name	Policy Number	Carrier	Net Death Benefit
[*]	[*]	[*]	[*]	$1,920,000.00

Eligibility Criteria Clause (F) Schedule

None

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eligibility Criteria Clause (G) Schedule

Last Name	First Name	Policy Number	Carrier	Net Death Benefit
[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$4,300,000.00
[*]	[*]	[*]	[*]	$1,700,000.00
[*]	[*]	[*]	[*]	$4,000,000.00
[*]	[*]	[*]	[*]	$959,700.00
[*]	[*]	[*]	[*]	$6,000,000.00
[*]	[*]	[*]	[*]	$735,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$5,548,000.00
[*]	[*]	[*]	[*]	$2,880,000.00
[*]	[*]	[*]	[*]	$1,800,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$630,000.00
[*]	[*]	[*]	[*]	$1,152,000.00
[*]	[*]	[*]	[*]	$2,500,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$1,140,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$8,990,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$840,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$1,585,000.00
[*]	[*]	[*]	[*]	$1,920,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$3,180,826.00
[*]	[*]	[*]	[*]	$1,478,000.00
[*]	[*]	[*]	[*]	$1,500,000.00
[*]	[*]	[*]	[*]	$2,345,000.00
[*]	[*]	[*]	[*]	$977,035.00

Eligibility Criteria Clause (H) Schedule

None

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eligibility Criteria Clause (I) Schedule

Last Name	First Name	Policy Number	Carrier	Net Death Benefit
[*]	[*]	[*]	[*]	$17,700,000.00
[*]	[*]	[*]	[*]	$15,000,000.00
[*]	[*]	[*]	[*]	$13,200,000.00
[*]	[*]	[*]	[*]	$11,400,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eligibility Criteria Clause (L) Schedule

Last Name	First Name	Policy Number	Carrier	Net Death Benefit
[*]	[*]	[*]	[*]	$5,000,984.00
[*]	[*]	[*]	[*]	$1,000,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eligibility Criteria Clause (M) Schedule (Death Certificate Authorizations)

Last Name	First Name	Policy Number	Carrier	Net Death Benefit
[*]	[*]	[*]	[*]	$5,880,000.00
[*]	[*]	[*]	[*]	$1,920,000.00
[*]	[*]	[*]	[*]	$3,880,000.00
[*]	[*]	[*]	[*]	$13,200,000.00
[*]	[*]	[*]	[*]	$3,890,000.00
[*]	[*]	[*]	[*]	$3,840,000.00
[*]	[*]	[*]	[*]	$1,920,000.00
[*]	[*]	[*]	[*]	$977,035.00
[*]	[*]	[*]	[*]	$8,595,000.00
[*]	[*]	[*]	[*]	$1,440,000.00
[*]	[*]	[*]	[*]	$960,000.00
[*]	[*]	[*]	[*]	$6,315,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$4,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$3,125,000.00
[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$5,000,984.00
[*]	[*]	[*]	[*]	$3,180,826.00
[*]	[*]	[*]	[*]	$5,760,000.00
[*]	[*]	[*]	[*]	$3,039,615.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$200,000.00
[*]	[*]	[*]	[*]	$1,500,000.00
[*]	[*]	[*]	[*]	$1,000,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*]	[*]	[*]	[*]	$3,840,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eligibility Criteria Clause (M) Schedule (HIPAA’s)

Last Name	First Name	Policy Number	Carrier	Net Death Benefit
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$4,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$3,125,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$4,800,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$5,548,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$2,500,000.00
[*]	[*]	[*]	[*]	$5,800,000.00
[*]	[*]	[*]	[*]	$1,140,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$1,478,000.00
[*]	[*]	[*]	[*]	$1,500,000.00
[*]	[*]	[*]	[*]	$15,000,000.00
[*]	[*]	[*]	[*]	$2,345,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eligibility Criteria Clause (M) Schedule (P.O.A.’s)

Last Name	First Name	Policy Number	Carrier	Net Death Benefit
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$3,300,000.00
[*]	[*]	[*]	[*]	$4,000,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$1,700,000.00
[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$1,700,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$2,770,000.00
[*]	[*]	[*]	[*]	$2,500,000.00
[*]	[*]	[*]	[*]	$2,100,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$1,600,000.00
[*]	[*]	[*]	[*]	$935,000.00
[*]	[*]	[*]	[*]	$10,000,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$4,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$945,000.00
[*]	[*]	[*]	[*]	$1,034,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$630,700.00
[*]	[*]	[*]	[*]	$630,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$6,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$4,800,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$1,850,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$959,700.00
[*]	[*]	[*]	[*]	$1,257,000.00
[*]	[*]	[*]	[*]	$2,250,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*]	[*]	[*]	[*]	$4,000,000.00
[*]	[*]	[*]	[*]	$1,500,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$4,300,000.00
[*]	[*]	[*]	[*]	$1,589,000.00
[*]	[*]	[*]	[*]	$735,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$5,548,000.00
[*]	[*]	[*]	[*]	$1,800,000.00
[*]	[*]	[*]	[*]	$3,399,000.00
[*]	[*]	[*]	[*]	$1,150,000.00
[*]	[*]	[*]	[*]	$4,505,000.00
[*]	[*]	[*]	[*]	$7,140,000.00
[*]	[*]	[*]	[*]	$3,450,000.00
[*]	[*]	[*]	[*]	$1,100,000.00
[*]	[*]	[*]	[*]	$1,255,000.00
[*]	[*]	[*]	[*]	$1,140,000.00
[*]	[*]	[*]	[*]	$863,000.00
[*]	[*]	[*]	[*]	$892,000.00
[*]	[*]	[*]	[*]	$8,990,000.00
[*]	[*]	[*]	[*]	$840,000.00
[*]	[*]	[*]	[*]	$1,585,000.00
[*]	[*]	[*]	[*]	$2,538,000.00
[*]	[*]	[*]	[*]	$1,600,000.00
[*]	[*]	[*]	[*]	$1,478,000.00
[*]	[*]	[*]	[*]	$2,855,000.00
[*]	[*]	[*]	[*]	$3,100,000.00
[*]	[*]	[*]	[*]	$2,345,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$4,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$3,000,000.00
[*]	[*]	[*]	[*]	$2,500,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$8,000,000.00
[*]	[*]	[*]	[*]	$11,400,000.00
[*]	[*]	[*]	[*]	$17,700,000.00
[*]	[*]	[*]	[*]	$5,800,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$15,000,000.00
[*]	[*]	[*]	[*]	$1,152,000.00
[*]	[*]	[*]	[*]	$750,000.00
[*]	[*]	[*]	[*]	$5,880,000.00
[*]	[*]	[*]	[*]	$960,000.00
[*]	[*]	[*]	[*]	$2,350,000.00
[*]	[*]	[*]	[*]	$615,000.00
[*]	[*]	[*]	[*]	$816,000.00
[*]	[*]	[*]	[*]	$2,208,000.00
[*]	[*]	[*]	[*]	2,000,000.00

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*]	[*]	[*]	[*]	$5,000,984.00
[*]	[*]	[*]	[*]	$3,180,826.00
[*]	[*]	[*]	[*]	$5,760,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$6,650,000.00
[*]	[*]	[*]	[*]	$3,039,615.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$1,250,000.00
[*]	[*]	[*]	[*]	$10,000,000.00
[*]	[*]	[*]	[*]	$1,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$4,000,000.00
[*]	[*]	[*]	[*]	$5,000,000.00
[*]	[*]	[*]	[*]	$3,125,000.00
[*]	[*]	[*]	[*]	$2,000,000.00
[*]	[*]	[*]	[*]	$200,000.00
[*]	[*]	[*]	[*]	$1,500,000.00
[*]	[*]	[*]	[*]	$1,000,000.00

EXHIBIT A

FORM OF BORROWING REQUEST

[DATE]

CLMG Corp.,

    as Administrative Agent

7195 Dallas Parkway

Plano, TX 75024

Attention:

Telephone:

Facsimile:

Email:

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of July 16, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Red Falcon Trust, as Borrower, the financial institutions party thereto, as Lenders, Imperial Finance & Trading, LLC, as Guarantor, Blue Heron Designated Activity Company, as Portfolio Administrator, and CLMG Corp., as Administrative Agent. All capitalized terms used but not defined herein shall have the meanings assigned to them in Annex I to the Loan Agreement.

The undersigned hereby gives you irrevocable notice, pursuant to Section 2.2 of the Loan Agreement, that it requests an Advance under the Loan Agreement and in connection therewith sets forth the following information related to such Advance:

(i)	The Advance is the [Initial Advance][1] [an Additional Policy Advance][2] [an Ongoing Maintenance Advance][3];

(ii)	The date of the proposed Advance is [ ] and the principal amount of the proposed Advance is $[ ]; [and]

(iii)	The Subject Policies to be pledged in connection with such Advance are identified on Exhibit A;][1] [The Additional Policies to be pledged in connection with such Advance are identified on Exhibit A;][2] [The proceeds of such Advance shall be used for the purposes set forth on Schedule I; and][3]

[(iv)]	The Borrowing Base Certificate is attached hereto as Exhibit [A][3] [B][1,2]

[1]	To be included if Advance is the Initial Advance.
[2]	To be included if Advance is an Additional Policy Advance.
[3]	To be included if Advance is an Ongoing Maintenance Advance.

[The undersigned hereby confirms that the related Collateral Packages have been uploaded to the FTP Site.] 1, 2

The undersigned hereby certifies that as of the date hereof, and as of the date of the requested Advance, all conditions precedent to the making of the Advance as set forth in Section [7.1][7.2][7.3] of the Loan Agreement have been met.

In accordance with the Loan Agreement, the undersigned hereby irrevocably requests the Administrative Agent to process this request.

Very truly yours,

RED FALCON TRUST

By Blue Heron Designated Activity Company, in its capacity as Residual Interest Holder

By:
Name:
Title:

[EXHIBIT A TO THE BORROWING REQUEST]

[SUBJECT] [ADDITIONAL] POLICIES

[Attach a spreadsheet containing the following data points for each Policy included in the Borrowing Request:

Case Number

Insured #1

Age

Date of Birth

Date of Death

Gender

Smoking Status

Insured #2 (if applicable)

Age

Date of Birth

Date of DeathGender

Smoking Status

Number of Insured Lives

Owner State of Residence

Domicile of Trust (if applicable)

Policy Issue Date

Policy State of Issuance

Policy Number

Issuing Insurance Company

Issuing Insurance Company Credit Rating

Initial Face Amount

Current Face Amount

[Current Policy Account Balance][ Not required until after Imperial receives the policy’s next account statement, which will be after the policy anniversary date.]

Type of Death Benefit (A, B, C)

Policy Rating

Policy Type (Term, Whole life, Variable Universal, Universal)

Premium Finance (yes/no)

Premium Finance Program (if applicable)

Beneficial Interest Transfer (yes/no)

Beneficial Interest Program (if applicable)

Policy Purchase Price (first related entity to acquire policy)

Policy Cost Basis

Premiums Paid to Date (since policy origination)

Medical Underwriting/reports

Insured #1

AVS, EMSI or Fasano – (LE / Mortality Multiplier / Date)

21st Services (Median LE / Mean LE / Mortality Multiplier / Date)

Insured #2 (if applicable)

AVS, EMSI or Fasano – (LE / Mortality Multiplier / Date)

21st Services (Median LE / Mean LE / Mortality Multiplier / Date)

Death Benefit Payable Monthly or Quarterly out through Age 120

[Level Premiums Payable Monthly or Quarterly through Age 120][ Not required until next illustrations are received following the Closing Date.]

Optimized Premiums Payable Monthly or Quarterly through Age 120 with confirmation computed from policy illustration or Policy (disclosing whether shadow account or no lapse guarantee exists)

Authorizations for Annuities or Annuities currently in place]

EXHIBIT B

FORM OF LENDER NOTE

[New York, New York]

Up to $[110,000,000]	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, Red Falcon Trust, a Delaware statutory trust (the “Borrower”) promises to pay to the order of [                    ], a [                    ] (together with its successors and permitted assigns, the “Lender”), in its capacity as a Lender, the aggregate unpaid principal amount of all Advances made by the Lender to, or for the benefit of, the Borrower, as recorded either on the grid attached to this Note or in the records of the Lender (and such recordation and records shall constitute prima facie evidence of the subject matter thereof; provided, however, that the failure to make any such recordation or maintain any such records shall not in any way affect the Borrower’s obligation to repay this Note). The principal amount of each Advance evidenced hereby shall be payable on or prior to the Maturity Date as provided in the Loan Agreement. Borrower also promises to pay to the Lender all other Obligations (which, for the avoidance of doubt, may exceed $[110,000,000]).

The Borrower further promises to pay interest on the unpaid principal amount of this Note from time to time outstanding, payable as provided in the Loan Agreement, at the rates per annum provided in the Loan Agreement; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at the office of the Lender as provided in the Loan Agreement, in immediately available funds.

This Note is one of the Lender Notes referred to in that certain Loan and Security Agreement, dated as of July 16, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the financial institutions party thereto, as Lenders, [CLMG Corp.], as Administrative Agent, Imperial Finance & Trading, LLC, as Guarantor, and Blue Heron Designated Activity Company, as Portfolio Administrator. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Annex I to the Loan Agreement. In the event of any conflict between any term or provision of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern and control. This Note is secured pursuant to the security interests granted in the Loan Agreement and the other Transaction Documents and reference is hereby made to the Loan Agreement and the other Transaction Documents for a statement of the terms and provisions of such security interests.

All parties now or hereafter liable with respect to this Note, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, and notice of dishonor and notice of the existence or nonpayment of all or any of the Advances.

Upon the occurrence of any Event of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State, excluding choice of law principles of the laws of such State that would require the application of the laws of a jurisdiction other than such State.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

RED FALCON TRUST

By: Blue Heron Designated Activity Company, in its capacity as Residual Interest Holder

By:
Name:
Title:

2

GRID ATTACHED TO NOTE

DATED [            ], 20[    ]

RED FALCON TRUST

PAYABLE TO THE ORDER OF

[                    ]

Date	Amount of Advance	Outstanding Principal Balance	Interest Rate	Interest Period	Notation Made By

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [            ], 20[    ] (“Agreement”), by and between [                    ], a [                    ] (“Assignor”), and [                    ], a [                    ] (“Assignee”).

1. Reference to Loan Agreement. Reference is made to that certain Loan and Security Agreement, dated as of July 16, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Red Falcon Trust, as Borrower, the financial institutions party thereto, as Lenders, Imperial Finance & Trading, LLC, as Guarantor, Blue Heron Designated Activity Company, as Portfolio Administrator, and CLMG Corp., as Administrative Agent. Capitalized terms used but not defined herein have the meanings ascribed to them in the Loan Agreement.

2. Assignment. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Loan Agreement as of the date hereof which represents the percentage interest specified in Item 2 of Annex I attached hereto (the “Assigned Share”) of all of its outstanding rights and obligations under the Loan Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share of the Commitment and all outstanding Advances.

3. Representations and Warranties of Assignor. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, representations or warranties made in or in connection with the Loan Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or the other Transaction Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their obligations under the Loan Agreement or the other Transaction Documents or any other instrument or document furnished pursuant thereto.

4. Representations and Warranties of Assignee. The Assignee (i) represents and warrants that it is authorized to enter into and perform the terms of this Agreement, the Loan Agreement and the other Transaction Documents to which it will become a party pursuant to this Agreement; (ii) confirms that it has received a copy of the Loan Agreement and the other Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it shall be bound by the provisions of the Loan Agreement.

5. Settlement Date. Following the execution of this Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the later of (x) the date upon which the following conditions have been satisfied: (i) the execution hereof by the Assignor and the Assignee and (ii) to the extent required the Loan Agreement, the consent hereto by the Required Lenders and/or the Borrower has been obtained or (y) such date as is otherwise specified in Item 3 of Annex I hereto (the “Settlement Date”).

6. Joinder. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and under the other Transaction Documents and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Transaction Documents with respect to the Assigned Share.

7. Payments. Upon the effectiveness of this Agreement, the Assignee shall be entitled to all interest on the Assigned Share of the Advances at the rates determined in accordance with the Loan Agreement attached hereto which accrue on and after the Settlement Date, such interest to be paid to the Assignee pursuant to the provisions of Sections 5.2(b) and 5.2(c) of the Loan Agreement. It is further agreed that all payments of principal [and the Aggregate Contingent Interest] made on the Assigned Share of the Advances which occur on and after the Settlement Date will be paid to the Assignee pursuant to the provisions of Sections 5.2(b) and 5.2(c) of the Loan Agreement, as applicable. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Advances made by the Assignor pursuant to the Loan Agreement which are outstanding on the Settlement Date, net of any closing costs. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Settlement Date directly between themselves.

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

[Acknowledged and Agreed:

[ ], as a Lender

By:
Name:
Title:

By:
Name:
Title:

[ ], as a Lender

By:
Name:
Title:

By:
Name:
Title:

3

RED FALCON TRUST,

as Borrower

Blue Heron Designated Activity Company, in its capacity as Residual Interest Holder

By:
Name:
Title:	]

4

ANNEX I TO ASSIGNMENT AND ASSUMPTION AGREEMENT

1	Date of Assignment Agreement:

                 , 20

2.	Amounts (as of date of Assignment Agreement):

(a)	Aggregate principal amount of outstanding Advances of all Lenders:

$

(b)	Assigned Share of (a) above:

    %

(c)	Amount of assigned principal of outstanding Advances:

$

3.	Settlement Date:

                 , 20

EXHIBIT D

FORM OF CALCULATION DATE REPORT

Calculation Date Report

Dated as of

For the Distribution Date occurring on

I.	Account Balances as of the dated of this Calculation Date Report are as follows:

Collection Account	$
Payment Account	$
Borrower Account	$

II.	So long as an Unmatured Event of Default or an Event of Default has not occurred and is not continuing, funds on deposit in the Collection Account shall be distributed as provided in the following stages of the Priority of Payment pursuant to Section 5.2(b) of the Loan and Security Agreement:

First:	$
Second:	$
Third:	$
Fourth:	$
Fifth:	$
Sixth:	$
Seventh:	$
Eighth:	$
Ninth:	$
Tenth:	$

III.	If an Unmatured Event of Default or Event of Default has occurred and is continuing and is not waived in writing by the Required Lenders, funds on deposit in the Collection Account shall be distributed as provided in the following stages of the Priority of Payments pursuant to Section 5.2(c) of the Loan and Security Agreement:

First:	$
Second:	$
Third:	$
Fourth:	$
Fifth:	$
Sixth:	$

1

Seventh:	$
Eighth:	$
Ninth:	$
Tenth:	$

The undersigned hereby certifies that the information set forth in this Calculation Date Report is true and correct.

RED FALCON TRUST, as Borrower

By: Blue Heron Designated Activity Company, in its capacity as Residual Interest Holder

By:
Name:
Title:

2

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT E

FORM OF ANNUAL BUDGET

Operational Plan - 12 Months

[*]	-	[*]	-	- [*]	-	- [*]	-	[*]	[*]	[*]	[*]	[*]	[*]	-	[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]		[*]		[*]		[*]		[*]	[*]	[*]	[*]	[*]	[*]		[*]

1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

2

EXHIBIT F

FORM OF BORROWING BASE CERTIFICATE

[DATE]

CLMG Corp.,

    as Administrative Agent

7195 Dallas Parkway

Plano, TX 75024

Attention:

Telephone:

Facsimile:

Email:

Ladies and Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to Section 2.2 of that certain Loan and Security Agreement, dated as of July 16, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Red Falcon Trust, as Borrower, the financial institutions party thereto, as Lenders, Imperial Finance & Trading, LLC, as Guarantor, Blue Heron Designated Activity Company, as Portfolio Administrator, and CLMG Corp., as Administrative Agent. All capitalized terms used but not defined herein shall have the meanings assigned to them in Annex I to the Loan Agreement.

[The Borrower]4[The Portfolio Administrator, on behalf of the Borrower,]5 hereby:

certifies that as of the date hereof, the Borrowing Base is $        ;

certifies that as of the date hereof, the aggregate amount of outstanding Advances, together with

accrued but unpaid interest thereon is $        ;

certifies that after giving effect to the proposed Advance, the aggregate principal amount of all the outstanding Advances, together with accrued but unpaid interest thereon, will not exceed the Borrowing Base.

[The Borrower’s]1[The Portfolio Administrator’s]2 delivery [on behalf of the Borrower]2 of this Borrowing Base Certificate and acceptance of the Advance requested hereunder constitutes a representation and warranty by the Borrower that, as of the date of such Advance (and after giving effect thereto) all conditions precedent have been satisfied.

[The Borrower]1[The Portfolio Administrator]2 further agrees that if, prior to the time of the Advance requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Advance requested hereby, the Administrative Agent

[4]	To be included if the Borrower signs the Borrowing Base Certificate.
[5]	To be included if the Portfolio Administrator signs the Borrowing Base Certificate.

1

shall receive written notice to the contrary from the [Borrower]1[Portfolio Administrator]2, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

The undersigned has caused this Borrowing Base Certificate to be executed and delivered as of the date first set forth above in his or her capacity an officer of [the Borrower]1[the Portfolio Administrator]2.

[RED FALCON TRUST, as Borrower

By: Blue Heron Designated Activity Company, in its capacity as Residual Interest Holder

By:
Name:
Title:][1]

BLUE HERON DESIGNATED ACTIVITY COMPANY, as Portfolio Administrator on behalf of the Borrower

By:
Name:
Title:][2]

2

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ANNEX I

LIST OF DEFINED TERMS

“21st Services” means 21st Holdings, LLC and its Affiliates and their respective successors.

“Account Control Agreement” means the Securities Account Control and Custodian Agreement, dated as of the Closing Date, by and among the Borrower, the Administrative Agent, the Securities Intermediary and the Custodian, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Accounts” means the Collection Account and the Payment Account, collectively.

“Acknowledgement” means, with respect to any Policy, a written acknowledgement from the related Issuing Insurance Company confirming that the records of the Issuing Insurance Company name the Securities Intermediary as the owner and beneficiary of the applicable Policy.

“Additional Policies” means Policies to be acquired by the Borrower with the proceeds of an Additional Policy Advance and/or to be pledged to the Administrative Agent for the benefit of the Lenders in connection with an Additional Policy Advance.

“Additional Policy Advance” shall mean an Advance other than the Initial Advance pursuant to which Additional Policies are pledged to the Administrative Agent under the Loan Agreement.

“Additional Policy Advance Amount” with respect to any Additional Policy Advance, shall mean the amount specified in the related Additional Policy Advance Acceptance.

“Additional Policy Advance Acceptance” has the meaning set forth in Section 2.3(c) of the Loan Agreement.

“Administrative Agent” means CLMG Corp., as Administrative Agent under the Loan Agreement.

“Administrative Agent’s Account” has the meaning set forth in Section 4.2 of the Loan Agreement.

“Administrative Services Agreement” means the Administrative Services Agreement, dated as of the Closing Date, among the Borrower, the Portfolio Administrator and Imperial Finance & Trading, LLC, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Advance” means the Initial Advance, an Additional Policy Advance, a Protective Advance or an Ongoing Maintenance Advance, as applicable, and collectively, the “Advances”.

“Advance Date” shall mean any date on which an Advance is funded by the Lenders pursuant to the terms of the Loan Agreement, which shall be the Closing Date, any Subsequent Advance Date or the date the Lenders fund any Protective Advance in their sole and absolute discretion.

“Adverse Claim” means a Lien, security interest, pledge, charge or encumbrance, or similar right or claim of any Person, other than any Permitted Liens.

“Affected Party” means each Lender, any permitted assignee of any Lender, and any holder of a participation interest in the rights and obligations of any Lender, the Administrative Agent and any Affiliate of any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person or (ii) is an officer or director of such Person. A Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power (a) to vote twenty percent (20%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such Person, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. The word “Affiliated” has a correlative meaning.

“Aggregate Contingent Interest” shall mean the aggregate of all of the Contingent Interest for all of the Pledged Policies.

“Alternative Information Notice” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“A.M. Best” means A.M. Best Company, Inc. and any successor or successors thereto.

“Annual Budget” has the meaning specified in Section 9.1(d)(vi) of the Loan Agreement.

“Anti-Money Laundering Laws” has the meaning set forth in Section 8.1(v) of the Loan Agreement.

“Applicable Law” means, as to any Person or any matter, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, in each case applicable to or binding upon such Person (or any of its property) or such matter, or to which such Person (or any of its property) or such matter is subject, including, without limitation, any laws relating to assignments of contracts, life settlements, viatical settlements, insurance, consumers and consumer protection, usury, truth-in-lending, fair credit reporting, equal credit opportunity, federal and state securities or “blue sky” laws, the Federal Trade Commission Act and ERISA, and in the case of Section 6.3 of the Loan Agreement, FATCA.

“Applicable Margin” means four and one half percent (4.50%).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“[*]” means [*], an [*].

“Assignment and Assumption Agreement” has the meaning set forth in Section 13.4 of the Loan Agreement.

“Available Amount” means, with respect to any Distribution Date, the amount on deposit in the Collection Account.

“AVS” means AVS Underwriting, LLC and its successors.

“Base Rate” means, for any date of determination, the sum of (i) the Federal Funds Rate on such date plus (ii) one half of one percent (0.5%).

“Blocked Person” has the meaning set forth in Section 8.1(v) of the Loan Agreement.

“Borrower” has the meaning set forth in the recitals to the Loan Agreement.

“Borrower Account” has the meaning set forth in Section 5.1(c) of the Loan Agreement.

“Borrower Failure Procedures” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“Borrower Interest Pledge Agreement” means the Residual Interest Pledge Agreement, dated as of the Closing Date, made by the Parent in favor of the Administrative Agent on behalf of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Borrower Organizational Documents” means the certificate of trust filed on June 30, 2015 with the Office of the Delaware Secretary of State and the Trust Agreement.

“Borrowing Base” means, on any date of determination, the lesser of (A) the sum of all of the following amounts that have been funded or are to be funded through the succeeding Distribution Date (i) the Initial Advance and all Additional Policy Advances, plus (ii) one-hundred percent (100%) of the sum of the Ongoing Maintenance Costs, less (iii) any Required Amortization previously distributed and to be distributed pursuant to the Priority of Payments on the immediately succeeding Distribution Date; (B) sixty percent (60%) of the Lender Valuation of the Pledged Policies; (C) forty-five percent (45%) of the aggregate face amount of the Pledged Policies (other than the Excluded Policies); and (D) the Facility Limit.

“Borrowing Base Certificate” means a certificate in the form of Exhibit F to the Loan Agreement.

“Borrowing Request” has the meaning set forth in Section 2.2(a) of the Loan Agreement.

“Business Day” means any day on which commercial banks in any of New York, New York, Wilmington, Delaware, Boca Raton, Florida, Bethesda, Maryland, Dublin, Ireland, Hamilton, Bermuda or Birmingham, Michigan, are not authorized or are not required to be closed. Notwithstanding the immediately preceding sentence, with respect to any funding obligations of the Lenders under the Loan Agreement, “Business Day” shall mean any day on which the Federal Reserve Bank of New York is open for business.

“Calculation Date” means the tenth (10th) day of each calendar month, beginning in August, 2015, or if such day is not a Business Day, then the succeeding Business Day.

“Calculation Date Report” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“Change in Control” means a change or series of changes, resulting when (i) the Borrower, the Parent or a Seller, as applicable, merges or consolidates with any other Person or permits any other Person to become the successor to its business, and the Borrower, the Parent or such Seller, as applicable, is not the surviving entity after such merger, consolidation or succession, other than as expressly permitted by the Transaction Documents, (ii) the Borrower, the Parent or a Seller, as applicable, conveys, transfers or leases substantially all of its assets as an entirety to another Person, other than as expressly permitted by the Transaction Documents or (iii) any Person other than Imperial shall become the owner, directly or indirectly, beneficially or of record, of equity representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding equity of the Borrower, the Parent or a Seller.

“Change Forms” means, with respect to any Policy, all documents required by the applicable Issuing Insurance Company to be executed by the Borrower (or the Securities Intermediary, as owner thereof for the benefit of the Borrower or the Administrative Agent as secured party pursuant to the Account Control Agreement) to effect change of ownership of and designation of a new owner and beneficiary under such Policy.

“Christiana Trust” means Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, a federal savings bank, together with its successors and permitted assigns.

“Claims” has the meaning set forth in the Account Control Agreement.

“Closing Date” shall mean July 16, 2015.

“Closing Fee” means, with respect to the Initial Advance, a fee in an amount equal to the product of (i) the amount of the Facility Limit and (ii) two percent (2.00%).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Collateral” has the meaning set forth in Section 2.6(a) of the Loan Agreement.

“Collateral Audit” has the meaning set forth in Section 9.1(i) in the Loan Agreement.

“Collateral Package” means all documents and information in the possession or under the control of the Borrower, a Seller, the Parent, Imperial or any Affiliate of any of them, related to the Pledged Policies, including but not limited to, all Policy files related to the purchase or acquisition thereof by any Affiliate of Imperial and the transfer thereof to the Borrower (which shall include the most recent Policy Illustrations, Life Expectancy estimates, the Physician Competency Statement and medical records available to the Borrower) and all documents set forth on Exhibit M to the Account Control Agreement.

“Collection Account” has the meaning set forth in Section 5.1(a) of the Loan Agreement.

“Collections” means, collectively, all payments made from and after the Closing Date to or for the account of or the benefit of the Borrower, Imperial, the Servicer, the Parent, a Seller or any Affiliate of any of them or their agents (including the Securities Intermediary) by or on behalf of the Issuing Insurance Companies or any other Person in respect of the Pledged Policies, including without limitation, all death benefits and other proceeds realized upon the death of the related Insureds, all proceeds of Policy Loans or withdrawals of cash surrender value made or taken from and after the Closing Date and any proceeds of any other Collateral and sale of Pledged Policies (including Net Proceeds), whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment; provided, that for avoidance of doubt, Collections shall not include the portion of the death benefit under a Pledged Policy payable to a Person other than the Securities Intermediary who is designated as the “beneficiary” under a Retained Death Benefit Policy and previously disclosed in writing to, and approved by, the Administrative Agent prior to the Lenders making the Initial Advance or the related Additional Policy Advance, as applicable.

“Commitment” means, with respect to any Lender, the maximum amount that may be advanced by such Lender under the Loan Agreement as specified in Schedule 2.1(a) to the Loan Agreement as the same is amended pursuant to any Assignment and Assumption Agreement.

“Commitment Termination Date” means the earliest to occur of: (i) the Scheduled Commitment Termination Date, and (ii) the effective date on which the Lenders’ Commitment is terminated following the occurrence of an Event of Default not cured within any applicable cure period, as described in Section 10.2 of the Loan Agreement.

“Confidential Information” means (i) the terms and conditions of the Loan Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including (a) any term sheets, loan applications or other documents related to the Loan Agreement or the Transaction Documents and (b) any copies of such documents or any portions thereof and (ii) any Non-Public Information.

“Consultancy Agreement” means the Consultancy Agreement, dated as of the Closing Date, by and between the Parent and David Thompson, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Contingent Interest” shall mean with respect to each Pledged Policy, prior to the date on which all Obligations have been repaid in full and the Commitments and the Loan Agreement have been terminated, the right of the Lenders to receive the Contingent Interest Percentage of all Collections and other proceeds in respect of such Pledged Policy (including Available Amounts).

“Contingent Interest Percentage” shall equal five percent (5%).

“Contingent Interest Yield Maintenance Fee” means, with respect to the prepayment or repayment of an Advance or the occurrence of a Reduction Action in respect of an Advance, an amount equal to:

(a) (i) if after application of such repayment or prepayment or after the occurrence of such Reduction Action, as applicable, the Loan Agreement and the Commitments will be terminated or (ii) if such prepayment or repayment or Reduction Action, as applicable, occurs on or after the date on which an Event of Default has occurred and is continuing, the net present value of the product of (A) five percent (5%) and (B) the aggregate face amount of all of the Pledged Policies that are projected to mature from the date of the termination of the Loan Agreement or such Event of Default, as applicable, until July 16, 2020, as reflected in the most recent Lender Valuation provided by the Administrative Agent to the Borrower pursuant to Section 5.4 of the Loan Agreement, and utilizing a discount rate equivalent to the weighted-average life U.S. Treasury yield as of the date of prepayment or repayment; or

(b) if after the application of such repayment or prepayment or after the occurrence of such Reduction Action, as applicable, the Loan Agreement and the Commitments will not be terminated and such repayment or prepayment or Reduction Action, as applicable, is related to a sale of one or more Pledged Policies, the product of (i) five percent (5%) and (ii) the amount of the related Net Proceeds.

“CSC Agreement” means the Service Agreement, dated as of July 16, 2015, between the Borrower and Corporation Service Company, a Delaware corporation.

“Cure Notice” means a written notice from the Required Lenders to the Borrower indicating that the Required Lenders are granting the Borrower a cure period not exceeding ninety (90) days in order to cure an occurrence that would otherwise constitute an Event of Default.

“Custodian” means Wilmington Trust, National Association, in its capacity as custodian under the Account Control Agreement.

“Custodial Package” shall mean with respect to a Policy, each of the documents set forth on Exhibit M to the Account Control Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Rate” means, in the event that an Event of Default has occurred and is continuing, the interest rate per annum at which each Loan shall bear interest, equal to the sum of (i) the greater of (A) (1) LIBOR or, if LIBOR is unavailable, (2) the Base Rate and (B) one percent (1.0%) plus (ii) six and one-half percent (6.5%).

“Disclosing Party” has the meaning set forth in Section 13.12 of the Loan Agreement.

“Distribution Date” means the fifth day after each Calculation Date (or if such day is not a Business Day, the next succeeding Business Day), beginning in August, 2015.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Eligibility Criteria” with respect to any Policy, means the following criteria, which are to be satisfied or have been waived in writing by the Required Lenders in their sole and absolute discretion as of the Advance Date as of which such Policy becomes a Pledged Policy:

(a) The Securities Intermediary is designated as the “owner” and “beneficiary” under the Policy by the Issuing Insurance Company;

(b) The Policy is (i) a single life or survivorship policy, (ii) a fixed or variable universal life, whole life, or convertible term (provided such Policy is converted to a “permanent” life insurance policy prior to becoming a Pledged Policy), (iii) denominated and payable in U.S. Dollars and (iv) issued by a U.S. domiciled insurance company;

(c) Except if such Policy is set forth on Eligibility Criteria Clause (c) Schedule to the Loan Agreement, the Insured is a United States citizen or permanent resident alien currently residing in the United States as of the date the Policy was acquired by the Borrower, and has documented social security information and photographic identification;

(d) Except if such Policy is set forth on Eligibility Criteria Clause (d) Schedule to the Loan Agreement, the Insured shall be an individual sixty (60) years old or older;

(e) The Policy shall be in full force;

(f) Except if such Policy is set forth on Eligibility Criteria Clause (f) Schedule to the Loan Agreement, the Issuing Insurance Company shall (x) have at least one of, but no lower than any one of (i) a financial strength rating of “A-” from A.M. Best or (ii) a financial strength rating of less than “A-” from A.M. Best that is approved by the Required Lenders in their sole and absolute discretion or (y) be the Phoenix Life Insurance Company or the Conseco Life Insurance Company, or one of their respective affiliates;

(g) Except if such Policy is set forth on Eligibility Criteria Clause (g) Schedule to the Loan Agreement, medical underwriting as to Life Expectancy shall be conducted with respect to the Policy by at least two Pre-Approved Medical Underwriters whose LE Reports must not be dated more than twelve (12) months prior to the related Advance Date with respect to Policies to be pledged on such Advance Date, and in each case, must be based on medical records obtained from the Insured that are not older than twenty-four (24) months as of such Advance Date;

(h) Except if such Policy is set forth on Eligibility Criteria Clause (h) Schedule to the Loan Agreement, the Insured must have an average Life Expectancy of no more than two-hundred fifty-two (252) months;

(i) Except if such Policy is set forth on Eligibility Criteria Clause (i) Schedule to the Loan Agreement, the Policy covering the life of an individual Insured shall not have a face amount of less than $70,000 or greater than $10.0 million, except as otherwise approved in writing by the Required Lenders;

(j) The Policy is beyond all relevant policy or statutory contestability and suicide periods;

(k) There must not be any outstanding Policy Loans or Liens outstanding in respect of the Policy, except for Permitted Liens that will be fully reflected in the pricing analysis and calculation, nor any other pledge or assignment outstanding on the Policy;

(l) Except if such Policy is set forth on Eligibility Criteria Clause (l) Schedule to the Loan Agreement, the life expectancy reflected in the LE Report used to determine the Lender Valuation with respect to the related Advance is not less than twenty-four (24) months from the date of such Advance;

(m) The Policy and the legal and beneficial interests in the death benefit (excluding the portion of the death benefit payable to a Person other than the Securities Intermediary who is designated as the “beneficiary” under a Retained Death Benefit Policy and previously disclosed in writing to, and approved by, the Administrative Agent) shall be capable of being sold, transferred and conveyed to the Borrower and its successors, assigns and designees, and the seller thereof to the Borrower shall have the right to do so. Any tracking/servicing (subject to any statutory prohibition applicable to life settlement providers) and custodial rights shall be fully assignable and transferable to the Borrower and its successors, assigns and designees or as otherwise directed by the Borrower. Except with respect to HIPAA Authorizations, powers of attorney and death certificate authorizations relating to the Policies set forth on Eligibility Criteria Clause (m) Schedule to the Loan Agreement, the documents and agreements contained in the related Collateral Package and listed on Exhibit M to the Account Control Agreement do not contain language purporting to limit their assignability, and none of the Borrower, the Parent, any Seller, any Affiliate of any of them, or any Affiliate of Imperial is a party to any agreement that limits their assignability, and all such documents are fully assignable and transferable to the Borrower and its successors, assigns and designees or as otherwise directed by the Borrower; provided that Borrower makes no representation or warrant concerning whether applicable state law or public policy limit the assignability of any HIPAA Authorization or power of attorney or the enforceability thereof upon assignment;

(n) The Insured’s primary diagnosis leading to the Life Expectancy evaluation(s) must not be HIV or AIDS;

(o) The Policy shall not be purchased from a seller to which applicable state laws prohibiting the purchase or the transfer of ownership from such seller apply at the time of such purchase or transfer of ownership;

(p) The Borrower shall reasonably believe based on its review of the related Collateral Package and the other information available to or known by the Borrower or any Affiliate thereof, that the original owner/beneficiary under the Policy shall have had an insurable interest at the time of the initial issuance of the Policy;

(q) The Policy shall not have a death benefit that, by the terms of the Policy, will decrease over time or from time to time, unless such decrease is scheduled and can be incorporated and fully reflected in the pricing of the Policy, and where the Policy shall contain no provisions limiting the future realization of the net death benefit, other than non-payment of premiums or the Insured reaching a certain age;

(r) The sale of the Policy from the Original Owner thereof and all subsequent transfers of the Policy complied with all Applicable Law;

(s) The transfer of the Policy is not subject to the payment of United States state sales taxes or any other taxes payable by the Borrower;

(t) The face amount of the Policy does not exceed five percent (5%) of the aggregate face amount of all Pledged Policies;

(u) The Rescission Period with respect to such Policy shall have expired;

(v) The Policy is not subject to any Applicable Law that makes unlawful the sale, transfer or assignment of such Policy;

(w) With respect to such Policy, the Borrower is not aware of any agreements, documents, assignments or instruments related to such Policy except for those agreements, documents, assignments and instruments that constitute and were included in the related Collateral Package that was delivered to the Administrative Agent;

(x) The related Collateral Package delivered to the Administrative Agent by or on behalf of the Borrower contain, at the very least, the documents set forth in Exhibit M to the Account Control Agreement; and

(y) Unless such Policy is a Retained Death Benefit Policy that has been previously disclosed in writing to and approved by the Administrative Agent, such Policy is not a retained death benefit policy or similar policy in which any Person other than the Borrower has any direct or indirect interest of any kind in the death benefit payable under such Policy.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each of Moody’s and S&P in one of its generic credit rating categories no lower than “A-” or “A3”, as the case may be.

“Eligible Institution” means a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than “A” by S&P and “A2” by Moody’s, and (y) a short-term unsecured senior debt rating rated in the highest rating category by S&P and Moody’s and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Policy” means a Policy that, as of the Advance Date as of which such Policy first becomes a Pledged Policy, satisfies all of the Eligibility Criteria that have not been waived in writing by the Required Lenders in their sole and absolute discretion.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001 et seq., as amended from time to time and the regulations promulgated thereunder.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, examinership or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up, examinership or composition or adjustment of debts and such case or proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Event of Default” has the meaning set forth in Section 10.1 of the Loan Agreement.

“Excluded Policy” means (i) any Policy pledged under the Loan Agreement for which no written acknowledgement of a collateral assignment was received by the Administrative Agent or the Securities Intermediary from the related Issuing Insurance Company within sixty (60) calendar days of the Advance Date as of which such Policy became a Pledged Policy, and (ii) any Policy pledged under the Loan Agreement in respect of which the Insurance Consultant is not authorized to, or is not accepted by the related Issuing Insurance Company to, communicate and receive verifications of coverage and obtain other information from such Issuing Insurance

Company. With respect to any Policy described in clause (i) of the immediately preceding sentence, if such written acknowledgement of a collateral assignment is received by the Administrative Agent or the Securities Intermediary after such date, such Policy shall cease to be an Excluded Policy on the date of such receipt. With respect to any Policy described in clause (ii) of the first sentence of this definition, if the Insurance Consultant becomes authorized to, or becomes accepted by the related Issuing Insurance Company to, communicate and receive verifications of coverage and obtain other information from such Issuing Insurance Company, such Policy shall cease to be an Excluded Policy on the date of such authorization or acceptance.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than the Initial Lender), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in Lender Notes issued pursuant to the Loan Agreement pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Lender Notes (other than pursuant to an assignment request by the Borrower under Section 6.4 of the Loan Agreement) or (ii) such Lender changes its lending office, except in each case to the extent that (A) pursuant to Section 6.4 of the Loan Agreement, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party to the Loan Agreement or to such Lender immediately before it changed its lending office or (B) such Taxes would not have been imposed if the Borrower were a publicly traded U.S. corporation, (c) Taxes attributable to such Lender’s failure to comply with Section 6.3 of the Loan Agreement, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Expense Deposit” means, with respect to each Borrowing Request related to a proposed Additional Policy Advance, an amount required to reimburse the Administrative Agent and the Lenders for third-party out-of-pocket expenses incurred in connection with the review and evaluation of the Additional Policies identified in such Borrowing Request, as determined by the Administrative Agent in its reasonable discretion.

“Expenses” means the sum of (i) Servicing Fees and costs and other amounts reimbursable to the Servicer pursuant to the Servicing Agreement, (ii) payments to the Custodian, the Securities Intermediary, the Trustees and the Insurance Consultant, as applicable, of their accrued fees and reimbursable expenses related to the Pledged Policies, the Accounts or the Borrower Account, (iii) Expense Deposits, (iv) the reasonable administrative expenses of the Borrower related to the Pledged Policies or general operations of the Borrower including Collateral Audits and maintenance of the Collateral, in an amount not to exceed $1,600 per Pledged Policy per annum or a greater amount approved by the Required Lenders in their sole and absolute discretion, (v) Portfolio Administrator Fees and (vi) Loan Administration Fees. The Expenses to be funded during 2015 were approved by the Required Lenders as of the Closing Date. The Expenses to be funded during any succeeding calendar year shall be approved by the Required Lenders in their sole and absolute discretion upon review of the Annual Budget for such succeeding calendar year as contemplated by Section 9.1(d)(vi) of the Loan Agreement, which amounts, if comprising amounts described in the preceding clauses (iii) and (v) may be less than (or greater than) such amounts approved, in any preceding calendar year, in the Required Lenders’ sole and absolute discretion.

“Facility Limit” means $110,000,000.

“Fasano” means Fasano Associates, Inc. and its successors.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Loan Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” means that certain Fee and Indemnification Agreement, dated as of the Closing Date, among the Borrower, Imperial and Wilmington Trust, N.A., setting forth, among other things, the fees of the Securities Intermediary and the Custodian.

“Fee Schedule” means that certain fee letter agreement, executed as of June 30, 2015, by or on behalf of the Borrower, setting forth, among other things, the fees of the Trustee.

“Fees” means, collectively, the fees due and payable pursuant to the Fee Letter, the Closing Fee, the Loan Administration Fee and the Yield Maintenance Fee.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it plus 0.75%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FTP Site” shall have the meaning set forth in Annex 1 to the Portfolio Administration Agreement.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means Imperial Finance & Trading, LLC, a Florida limited liability company, in its capacity as guarantor under the Guaranty.

“Guaranty” means the Guaranty, dated as of the Closing Date, made by the Guarantor in favor of the Borrower, the Administrative Agent and the Lenders as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Harbordale” means Harbordale, LLC, a Delaware limited liability company.

“Harbordale Sale Agreement” means the Sale Agreement, dated as of the Closing Date, by and between Harbordale, as the seller, and the Borrower, as the purchaser, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Imperial” means Imperial Holdings Inc., a Florida corporation, and its successors.

“Indemnified Amounts” has the meaning set forth in Section 11.1 of the Loan Agreement.

“Indemnified Bank Person” has the meaning set forth in the Account Control Agreement.

“Indemnified Party” has the meaning set forth in Section 11.1 of the Loan Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnified Trustee Person” means any of the Indemnified Parties (as defined in the Trust Agreement).

“Indenture” has the meaning set forth in Section 2.8(a)(i) of the Loan Agreement.

“Indenture Trustee” has the meaning set forth in Section 2.8(a)(i) of the Loan Agreement.

“Independent Director” has the meaning set forth in Section 9.1(f)(ii) of the Loan Agreement.

“Independent Trustee” has the meaning set forth in Section 9.1(f)(ii) of the Loan Agreement.

“Initial Advance” means the first Advance made under the Loan Agreement.

“Initial Advance Acceptance” has the meaning set forth in Section 2.3(a) of the Loan Agreement.

“Initial Face Amount” shall mean, with respect to each Policy that is or has ever been a Pledged Policy, the face amount of such Policy as of the date such Policy became a Pledged Policy.

“Initial Lender” has the meaning set forth in the recitals to the Loan Agreement.

“Initial Policy Purchaser” means, with respect to any Policy, any Person who purchased the Policy from the Original Owner.

“Insurance Consultant” means D3G Capital Management, LLC, a Texas limited liability company.

“Insured” means a natural person who is named as the insured on a Policy.

“Interest Payment Date” with respect to any Advance, means the first Distribution Date occurring after the initial funding of such Advance, and each subsequent Distribution Date thereafter.

“Interest Period” means with respect to each Advance and each Interest Payment Date, (i) the period from and including the date such Advance is funded, to but excluding the immediately succeeding Distribution Date, and, thereafter, (ii) the period from and including the most recent preceding Distribution Date to but excluding the succeeding Distribution Date; provided, however, that for the last Interest Period that commences before the Maturity Date and so would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on and include the Maturity Date.

“Interest Yield Maintenance Fee” means, with respect to the prepayment or repayment of an Advance or the occurrence of a Reduction Action in respect of an Advance, the Applicable Margin on the amount of such prepayment or repayment or the amount of the reduction of such Advance as a result of such Reduction Action, as applicable, that would have accrued from the date of such prepayment or repayment or the date of the occurrence of such Reduction Action, as applicable, through the thirty-sixth (36th) month anniversary of the related Advance Date, discounted at the equivalent weighted-average life U.S. Treasury yield as of the date of prepayment or repayment or the date of the occurrence of such Reduction Action, as applicable, and assuming the earliest Advance made is repaid first.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

“Issuing Insurance Company” means with respect to any Policy, the insurance company that is obligated to pay the related benefit upon the death of the related Insured (or if such Policy is a Joint Policy, upon the death of the last Insured to die under such Policy) by the terms of such Policy (or the successor to such obligation).

“Joint Policy” means a Policy with more than one Insured that pays upon the death of the last Insured to die. Unless the context otherwise requires, joint Insureds of a Joint Policy shall collectively count, as applicable, as a “separate individual,” as a “single insured” or as an “insured person”.

“Lender” means each of the financial institutions party to the Loan Agreement as lender thereunder.

“Lender’s Commitment” means, with respect to a Lender, the Commitment for such Lender as set forth on Schedule 2.1(a) of the Loan Agreement or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party to the Loan Agreement.

“Lender Default” means with respect to a Lender, the failure of such Lender to make any Advance it is obligated to make under the Loan Agreement, which failure continues for thirty (30) Business Days after the date on which such Lender receives written notice of such failure from the Borrower.

“Lender Note” and “Lender Notes” each has the meaning set forth in Section 2.5 of the Loan Agreement.

“Lender Valuation” means, on any date of determination, the value of the Pledged Policies (other than the Excluded Policies) as determined by the Required Lenders in their reasonable discretion. For purposes of this definition, but without limitation as to what other methodology and assumptions might be reasonable, similar methodology and assumptions utilized by the Required Lenders in valuing the Pledged Policies related to the Initial Advance shall be deemed to be reasonable. In valuing each such Pledged Policy, the Required Lenders: (i) utilized reasonable actuarial practices on a probabilistic basis and took into consideration other means of valuing life insurance policies including available market comparisons, (ii) determined which Select Composite Valuation Basic Table to use for the related Insured, (iii) used their reasonable judgment to optimize premiums, (iv) generally utilized at least two (2) LE Reports to determine the life expectancy of the related Insured, however, depending on such Pledged Policy, the Required Lenders could have utilized only one of the two LE Reports supplied by the Borrower, the Required Lenders could have combined the two supplied LE Reports in a manner determined in the Required Lenders’ sole and absolute discretion or the Required Lenders could have adjusted an individual LE Report based upon the Required Lenders’ review of such LE Reports or a review conducted by a third-party approved by the Required Lenders of such LE Reports and (v) based the discount rate of such Pledged Policy on market based conditions, with upward and downward adjustments in such discount rate to account for such Pledged Policy’s individual characteristics, including, without limitation, whether such Pledged Policy had a return of premium rider, the applicable maturity date, the face value of such Pledged Policy, the life expectancy of the related Insured, any information related to the origination of such Pledged Policy (such as whether such Pledged Policy was premium financed or originated pursuant to a “beneficial interest” program), the completeness of the related Collateral Package, the shape of the COI curve, the identity of the related Issuing Insurance Company and other factors identified and weighed by the Required Lenders in their reasonable judgment. The Borrower hereby acknowledges that the foregoing methodology is likely to change over time to account for market conditions and the Required Lenders’ experience in the life settlement marketplace and that any such changes to the methodology shall be in the Required Lenders’ reasonable judgment.

“LIBOR” means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the British Bankers Association LIBOR Rate or any rate established by a successor organization (“BBA LIBOR”) by Bloomberg, Reuters or other commercially available source providing quotations of BBA LIBOR, as designated by the Administrative Agent from time to time, at approximately 11:00 A.M. (London time) on the Rate Calculation Date for such Interest Period, as the London interbank offered rate for deposits in Dollars for a 12-month period.

“Lien” shall mean any mortgage, pledge, assignment, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor.

“Life Expectancy” means (A) with respect to any Policy, the average of two separate life expectancies of the related Insured, stated in months, provided by two separate Pre-Approved Medical Underwriters to achieve fifty (50%) percentile cumulative mortalities for such Insured and, if not provided, by applying the provided life expectancy in months to the mortality table selected by the Required Lenders to calculate a 50th percentile cumulative mortality schedule for such Insured; and (B) with respect to any Policy that is a Joint Policy means the joint life expectancy of the related Insureds in months provided by two (2) Pre-Approved Medical Underwriters to achieve a 50th percentile cumulative mortality for such Insureds and calculated in the Pricing Model by applying the weighted average of the cumulative mortality schedules provided for the two (2) joint life expectancies by the Pre-Approved Medical Underwriters and, if not provided, by applying the provided life expectancy in months to the mortality table selected by the Required Lenders to calculate a 50th percentile cumulative mortality for such Insureds.

“Life Expectancy Date” means, with respect to any Policy, the last day of the last month of the Life Expectancy for such Policy.

“Life Expectancy Report” or “LE Report” means, with respect to a Policy, an assessment by a Pre-Approved Medical Underwriter in a written statement dated within one-hundred eighty (180) days prior to the Advance Date on which such Policy became or is proposed to become a Pledged Policy, with respect to the Life Expectancy of the related Insured.

“Loan Administration Fee” means, with respect to each Distribution Date, so long as any Advance is outstanding or the Borrower has the right to request an Additional Policy Advance or an Ongoing Maintenance Advance, (i) if no Event of Default has occurred and is continuing, $2,083.33 or (ii) if an Event of Default has occurred and is continuing, $4,166.66 which amount shall be pro-rated for the period the Event of Default continues.

“Loan Agreement” means the Loan and Security Agreement, dated as of the Closing Date among the Borrower, the Guarantor, the Portfolio Administrator, the Lenders party thereto and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“LTV” means, on any date of determination, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all outstanding Advances, and the denominator of which is the Lender Valuation of the Pledged Policies (other than any Excluded Policies), as determined by the Required Lenders in their sole and absolute discretion.

“Manager” has the meaning set forth in the guidelines attached as Exhibit B to that certain opinion of tax counsel to the Parent dated the Closing Date.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a) the business, assets, financial condition or operations of the Borrower, the Parent, the Guarantor or a Seller or any of the Collateral;

(b) the ability of the Borrower, the Parent, the Guarantor or a Seller to perform its respective obligations under any Transaction Document to which such Person is a party;

(c) the validity or enforceability against the Borrower, the Parent, the Guarantor or a Seller of any Transaction Document to which such Person is a party;

(d) the status, existence, perfection or priority of the Administrative Agent’s (for the benefit of the Secured Parties) security interest in any of the Collateral or in any of the Pledged Interests; or

(e) the Lender Valuation or the aggregate amount of Net Death Benefits of the Pledged Policies or the validity, enforceability or collectability of a material number of Pledged Policies.

“Maturity Date” means July 15, 2022.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Death Benefit” means, with respect to a Policy, the amount projected to be paid by the Issuing Insurance Company to the Borrower or the Securities Intermediary on its behalf as a result of the death of the related Insured.

“Net Proceeds” shall mean, with respect to a sale of the Collateral pursuant to Section 2.7 of the Loan Agreement, all proceeds of such sale net of the lesser of (x) reasonable third-party out-of-pocket expenses incurred by the Borrower in relation to such sale which have been approved by the Administrative Agent in its sole and absolute discretion and (y) the greater of (i) $20,000 and (ii) one percent (1.00%) of the face amount of the Pledged Policies sold in such sale.

“Non-Public Information” means any and all medical, health, financial and personally identifiable information about an Insured, a Policy seller, a Policy Beneficiary or any spouse or other individual closely related by blood or law to any such Person, including name, street or mailing address, e-mail address, telephone or other contact information, employer, social security or tax identification number, date of birth, driver’s license number, photograph or documentation of identity or residency (whether independently disclosed or contained in any disclosed document such as a Policy, life expectancy evaluation, life insurance application or viatical or life settlement application or agreement).

“[*]” means [*].

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders or the Administrative Agent and their respective successors, permitted transferees and assigns arising under or in connection with the Loan Agreement, the Lender Notes and each other Transaction Document, in each case however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including, without limitation, the obligation of the Borrower to pay the Aggregate Contingent Interest.

“OFAC” has the meaning set forth in Section 8.1(v) of the Loan Agreement.

“OFAC Listed Person” has the meaning set forth in Section 8.1(v) of the Loan Agreement.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Ongoing Maintenance Advance” shall mean an Advance made after the date of the making of the Initial Advance, the proceeds of which are used solely to pay amounts permitted pursuant to Section 2.8(a)(ii) of the Loan Agreement.

“Ongoing Maintenance Costs” means (i) the scheduled Premiums on the Pledged Policies (other than Excluded Policies) as set forth on the related Premium Payment Schedule and set forth in the related Annual Budget which has been approved by the Required Lenders pursuant to Section 9.1(d)(vi) of the Loan Agreement, as adjusted by the Administrative Agent to reflect any maturities or sales of Pledged Policies and any Advances and (ii) the Expenses of the Borrower.

“Ongoing Maintenance Costs Reimbursable Amount” shall mean as of any date of determination after the occurrence of a Lender Default, the aggregate amount of Ongoing Maintenance Costs the Borrower has actually paid after the occurrence of such Lender Default and would not have otherwise had to pay had such Lender Default not occurred, plus interest thereon at a rate equal to the Default Rate.

“Original Owner” means, with respect to a Policy, the Person to which the Policy was initially issued and who was listed as owner on the initial declarations page of such Policy or the policy application, as applicable.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned or received by way of sale or assignment an interest in any Advance or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Loan Agreement.

“Parent” means Blue Heron Designated Activity Company, an Irish designated activity company.

“Payment Account” has the meaning set forth in Section 5.1(b) of the Loan Agreement.

“Payment Instructions” has the meaning set forth in Section 5.2(a) of the Loan Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permissible Sale” has the meaning set forth in Section 2.7 of the Loan Agreement.

“Permitted Investment” means, at any time:

(a) marketable obligations issued by or the full and timely payment of which is directly and fully guaranteed or insured by the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations; and

(b) time deposits, bankers’ acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (i) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating in the highest rating category by Moody’s and in one of the two highest rating categories by S&P or (ii) is set forth in a list (which may be updated from time to time) approved in writing by the Required Lenders.

“Permitted Lien” with respect to any Pledged Policy or Subject Policy means a Lien, security interest, pledge, charge or encumbrance, or similar right or claim (i) in favor of the Administrative Agent pursuant to the Transaction Documents, or (ii) in the case of a Retained Death Benefit Policy, in favor of an original owner, insured or seller or any family member of any of the foregoing of a Pledged Policy or Subject Policy but only to the extent of the portion of the death benefit thereof retained by or in favor of such Person.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Physician’s Competency Statement” means, with respect to an Insured, a letter issued by such Insured’s attending physician confirming that such Insured is mentally competent as of the date of such letter.

“Pledged Interests” means, collectively, the beneficial interests in the Borrower pledged to the Administrative Agent by the Parent pursuant to the Borrower Interest Pledge Agreement.

“Pledged Policy” means each Policy pledged to secure Advances under the Loan Agreement that is not a Policy that has been sold as contemplated by Section 2.7 of the Loan Agreement or been released from the Lien of the Administrative Agent pursuant to Section 2.6 of the Loan Agreement.

“Policy” means any life insurance policy.

“Policy Account” shall have the meaning set forth in the Account Control Agreement.

“Policy Illustration” means, with respect to any Policy, a level premium, policy values and Net Death Benefit projection produced by the Issuing Insurance Company or an agent of the Issuing Insurance Company, using the Issuing Insurance Company’s current/non-guaranteed values (with a non-guaranteed interest crediting rate not to exceed two-hundred (200) basis points over the guaranteed rate) sufficient to carry such Policy to its Policy Maturity Date, which Policy Illustration is not dated more than three hundred sixty-five (365) days prior to the applicable Advance Date.

“Policy Loan” means with respect to a Policy, an outstanding loan secured thereby or that has setoff rights with respect thereto.

“Policy Maturity Date” means, with respect to a Policy, the date specified in the Policy, including any extensions thereto available and exercised under the terms of the Policy, on which coverage offered under the Policy terminates.

“Portfolio Administration Agreement” means the Portfolio Administration Agreement, dated as of the Closing Date, by and between the Portfolio Administrator and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Portfolio Administrator” means Blue Heron Designated Activity Company, acting as Portfolio Administrator, or any successor Portfolio Administrator.

“Portfolio Administrator Fee” shall mean, with respect to each Distribution Date, a fee in an amount equal to $50 for each Policy that was a Pledged Policy during the immediately preceding calendar month.

“Portfolio Administrator Indemnified Amounts” has the meaning set forth in Section 11.2 of the Loan Agreement.

“Portfolio Administrator Termination Event” has the meaning set forth in the Portfolio Administration Agreement.

“Pre-Approved Medical Underwriters” means any two (2) of Fasano, AVS or 21st Services.

“Premium” means, with respect to any Pledged Policy, as indicated by the context, any past due premium with respect thereto, or any scheduled premium.

“Premium Payment Schedule” has the meaning set forth in the Servicing Agreement.

“Priority of Payments” means the priority of payments set forth in Section 5.2 of the Loan Agreement.

“Proposed Additional Policy Advance” has the meaning set forth in Section 2.3(c) of the Loan Agreement.

“Proposed Additional Policy Advance Notice” has the meaning set forth in Section 2.3(c) of the Loan Agreement.

“Proposed Initial Advance” has the meaning set forth in Section 2.3(a) of the Loan Agreement.

“Proposed Initial Advance Notice” has the meaning set forth in Section 2.3(a) of the Loan Agreement.

“Protective Advances” has the meaning set forth in Section 2.1(e) of the Loan Agreement.

“Publicly Traded Company” means a Person whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States of America and any wholly-owned subsidiary of such a Person.

“Qualified Person” means either (i) an individual resident or citizen of the United States of America or any other resident of the United States of America or Ireland which is a “qualified person” under the Treaty or (ii) a bank (within the meaning of the Treaty) which funds its Advances through a branch located in either the United States or Ireland.

“Rate Calculation Date” for any Interest Period, means the last Business Day of the immediately preceding calendar month.

“Rate Floor” has the meaning set forth in Section 3.1 of the Loan Agreement.

“Receiving Party” has the meaning set forth in Section 13.12 of the Loan Agreement.

“Recipient” means the Administrative Agent or a Lender, as applicable.

“Red Reef” means Red Reef Alternative Investments, LLC, a Delaware limited liability company.

“Red Reef Sale Agreement” means the Sale Agreement, dated as of the Closing Date, by and between Red Reef, as the seller, and the Borrower, as the purchaser, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Reduction Action” shall mean any action, inaction, transaction, event and/or circumstance, in each case, the result of which reduces the amount of interest payable by the

Borrower under the Loan Agreement (including, without limitation, the replacement or exchange of one or more Lender Notes), that would otherwise have been payable if no such action, inaction, transaction, event and/or circumstance had occurred.

“Regulatory Change” means, relative to any Affected Party:

(a) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

(b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above; or

(c) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Lender hereunder are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Lender or any related Affected Party.

For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (including, without limitation, Interpretation No. 46: Consolidation of Variable Interest Entities) shall constitute a Regulatory Change, regardless of whether it occurred before or after the date hereof.

“Representatives” has the meaning set forth in Section 13.12 of the Loan Agreement.

“Required Amortization” means, with respect to any Distribution Date, the greater of (A) the product of (i) the principal amount of the Initial Advance made under the Loan Agreement and (ii) two-thirds of one percent (2/3%) and (B) the product of (i) the aggregate principal amount of all Advances outstanding under the Loan Agreement, calculated on the last Business Day of the calendar month immediately preceding such Distribution Date and (ii) two-thirds of one percent (2/3%), in either case, in an amount not to exceed the aggregate principal amount of all Advances outstanding under the Loan Agreement as of such Distribution Date.

“Required Lenders” means Lenders holding more than fifty percent (50%) of the aggregate Commitments.

“Rescission Period” means, with respect to any Policy, the contractual or statutory period during which the related Original Owner or any other Person can rescind the sale of such Policy to the Initial Purchaser.

“Retained Death Benefit Policy” means a Policy in which a Person in addition to the Securities Intermediary is designated as the “beneficiary” under the Policy by the related Issuing Insurance Company.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Sale Agreement” means each of the Harbordale Sale Agreement and the Red Reef Sale Agreement, and collectively, the “Sale Agreements.”

“Scheduled Commitment Termination Date” means July 16, 2020, as such date may be extended pursuant to the written consent of the Borrower and the Lenders.

“Secured Parties” means each Lender, the Administrative Agent and the Affected Parties.

“Securities Intermediary” means Wilmington Trust, National Association, in its capacity as securities intermediary under the Account Control Agreement.

“Seller” means each of Harbordale and Red Reef, and collectively, the “Sellers.”

“Servicer” means MLF LexServ LP, acting as Servicer, or any Successor Servicer.

“Servicer Report” means, collectively, the reports required to be delivered by the Servicer under the Servicing Agreement.

“Servicer Report Date” means the date the Servicer Report is to be delivered pursuant to the terms of the Servicing Agreement.

“Servicer Termination Event” means an event or circumstance with respect to the Servicer, which would cause the termination of the Servicing Agreement, in accordance with the terms thereof.

“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Servicer, the Portfolio Administrator, and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Servicing Fee” has the meaning set forth in the Servicing Agreement.

“Solvent” means with respect to any Person, that as of the date of determination (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability) of such Person and (z) not less than the amount that will be required to pay the reasonably projected liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances.

“Standstill Agreement” means the Standstill Agreement, dated as of the Closing Date, among Harbordale, [*],[*], the Borrower and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Subject Policy” means, with respect to an Advance, a Policy proposed to be pledged by the Borrower in connection with such Advance.

“Subsequent Advance Acceptance” shall have the meaning specified in Section 2.3(b) of the Loan Agreement.

“Subsequent Advance Date” with respect to any Advance other than the Initial Advance, shall mean the date that such Advance is made pursuant to and in accordance with the Loan Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power (other than securities or other ownership interests having such power only by reason of the happening of a contingency which has not occurred) to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

“Successor Portfolio Administrator” has the meaning set forth in the Portfolio Administration Agreement.

“Successor Servicer” means a successor servicer appointed pursuant to and in accordance with the terms of the Servicing Agreement.

“Tax” or “Taxes” means any and all fees (including documentation, recording, license and registration fees), taxes (including net income, gross income, franchise, value added, ad valorem, sales, use, property (personal and real, tangible and intangible) and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon, imposed by any Governmental Authority.

“Transaction Documents” means the Loan Agreement, the Servicing Agreement, the Sale Agreements, the Consultancy Agreement, the Administrative Services Agreement, the Portfolio Administration Agreement, the Guaranty, the Borrower Interest Pledge Agreement, the Account Control Agreement, the Standstill Agreement, the Fee Letter, the Fee Schedule, the CSC Agreement, the Lender Notes, the UCC financing statements filed in connection with any of the foregoing, and in each case any other agreements, instruments, certificates or documents delivered or contemplated to be delivered thereunder or in connection therewith, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Loan Agreement.

“Treaty” means the Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect To Taxes on Income and Capital Gains.

“Trust Agreement” means the Amended and Restated Trust Agreement of Red Falcon Trust, dated as of the Closing Date, by and among the Parent, as beneficiary, Michelle A. Dreyer, as independent trustee, and the Trustee, as amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Trust Agreement and the Loan Agreement.

“Trustee” means Christiana Trust, not in its individual capacity, but solely as Trustee and Registrar of the Borrower, together with its successors and assigns.

“Trustees” mean collectively, the Trustee and the Independent Trustee.

“Trustee Claims” means Expenses (as defined in the Trust Agreement).

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unmatured Event of Default” shall mean any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 6.3(e)(ii)(B)(iii) of the Loan Agreement.

“Withholding Agent” means the Securities Intermediary.

“Withholding Tax Change of Circumstance” means a situation where United States withholding taxes (a) would not have been due with respect to any payment by or on account of any obligation of the Borrower under the Borrower’s ownership and entity structure existing prior to the Closing Date by reason of an income tax treaty between the United States and the country of the Lender’s residence or other applicable lending office and (b) will be due with respect to any payment by or on account of any obligation of the Borrower under the Borrower’s ownership and entity structure existing after the Closing Date by reason of the inability due to such structure changes to qualify under that income tax treaty after the Closing Date and the inability to qualify, or benefit under a substantially equivalent exemption, under any other applicable income tax treaty.

“Yield Maintenance Fee” means, with respect to the prepayment or repayment of an Advance or the occurrence of a Reduction Action in respect of an Advance, an amount equal to the sum of (i) if such prepayment or repayment is made within thirty-six (36) months after the related Advance Date or such Reduction Action occurs within thirty-six (36) months after the related Advance Date, as applicable, the related Interest Yield Maintenance Fee and (ii) regardless of whether more than thirty-six (36) months have elapsed since such Advance Date, the related Contingent Interest Yield Maintenance Fee.